Exhibit 99.1

April 10, 2020
Dear Shareholder:
Clarivate Analytics Plc is pleased to invite you to attend our 2020 Annual General Meeting of Shareholders. The Annual General Meeting will be held at 2:00 p.m. BST on Thursday, May 7, 2020, at Hotel Sofitel London St. James, 6 Waterloo Place, St. James’s, London SW1Y 4AN, United Kingdom.
Whether or not you attend the Annual General Meeting, it is important that you participate. We value the vote of every shareholder. Please review the enclosed Proxy Card carefully to understand how you may vote by proxy. If you choose to appoint a proxy, please sign and return your Proxy Card promptly or follow the instructions for internet voting provided on the Proxy Card. For Proxy Cards delivered in hard copy, a postage-paid return envelope is enclosed. Alternatively, a Proxy Card may be delivered by sending a scanned PDF version of the original by email to AGM2020@clarivate.com. If your shares are held in the name of a bank or broker, appointing a proxy will depend on the processes of the bank or broker, and you should follow the instructions you receive from your bank or broker.
If you intend to attend the Annual General Meeting in person, please let us know in advance. Each shareholder of record has the opportunity to vote in person at the Annual General Meeting. If your shares are not registered in your name (for instance, if you hold shares through a broker, bank, or other institution), please advise the shareholder of record that you wish to attend; that firm will then provide you with evidence of ownership that will be required for admission to the Annual General Meeting. Let us know if we can explain any of these matters or otherwise help you with appointing a proxy or attending our Annual General Meeting.
Remember that your shares cannot be voted unless you submit your proxy or attend the Annual General Meeting in person. Your participation is important to all of us at Clarivate, so please review these materials carefully and cast your vote.
We look forward to hearing from you or seeing you at the Annual General Meeting.
Lastly, we are sensitive to public health and travel concerns and recommendations that public health officials may issue in light of the evolving COVID-19 coronavirus situation. In order to do our part to assist in protecting the health and well-being of our shareholders and employees, we are actively monitoring all available information. If we determine to change any of the logistics for the Annual General Meeting due to developments relating to the COVID-19 coronavirus or otherwise, we will provide notice to shareholders through a press release and the filing of a Current Report on Form 8-K.
Very truly yours,

Stephen Hartman
General Counsel, Global Head of Corporate Development and Secretary
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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held
Thursday, May 7, 2020
To Our Shareholders:
Clarivate Analytics Plc will hold its Annual General Meeting of Shareholders (the “Annual General Meeting”) at 2:00 p.m. BST on Thursday, May 7, 2020, at Hotel Sofitel London St. James, 6 Waterloo Place, St. James’s, London SW1Y 4AN, United Kingdom.
We are holding this Annual General Meeting to allow our shareholders to vote on several key topics:
✔	to elect four Class I directors to serve until the 2023 Annual General Meeting or until their successors are duly elected and qualified (Proposal 1);
✔	to change the name of the company to “Clarivate Plc” (Proposal 2);
✔
to amend our Memorandum and Articles of Association in order to eliminate certain provisions that will no longer be appropriate upon anticipated further reductions in ownership of our ordinary shares by our former controlling shareholders, affiliates of Onex Partners Advisor LP (“Onex”) and Baring Private Equity Asia Pte Ltd (“Baring,” and collectively, the “Private Equity Sponsors”) and for other purposes, as described in further detail herein (Proposal 3);

✔	to authorize the Company to repurchase its ordinary shares in open-market transactions on the terms described in further detail herein (Proposal 4);
✔	to authorize the Company to repurchase its ordinary shares from the Private Equity Sponsors on the terms described in further detail herein (Proposal 5);
✔	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants (Proposal 6); and
✔	to transact such other business as may properly come before the Annual General Meeting and any adjournments or postponements of the Annual General Meeting.
The text of the resolutions for each proposal is set forth below.
Only shareholders of record at the close of business on March 9, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Annual General Meeting and any adjournments or postponements of the Annual General Meeting. For ten days prior to the Annual General Meeting, a complete list of shareholders entitled to vote at the Annual General Meeting will be available for shareholders to review for purposes relevant to the meeting. To arrange to review that list contact Clarivate Analytics Plc, Attention: Secretary, Friars House, 160 Blackfriars Road, London SE1 8EZ United Kingdom.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 7, 2020: The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 (our “Annual Report”) are available at http://ir.clarivate.com.
We will deliver a copy of the Proxy Statement and our Annual Report free of charge if a shareholder sends a request to the Secretary, Clarivate Analytics Plc, Friars House, 160 Blackfriars Road, London SE1 8EZ United Kingdom or calls +44 207 4334000.
Even if you plan to attend the Annual General Meeting in person, we hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed Proxy Card by mail or by email, or by following the instructions for internet voting provided on the Proxy Card, or, if you hold your shares in the name of a bank or broker, by following the instructions you receive from your bank or broker. Casting a vote by proxy will not limit your rights to attend or vote at the Annual General Meeting.
Any shareholder who is entitled to attend and vote at the Annual General Meeting is entitled to appoint one or more proxies to attend and vote instead of that shareholder. A proxy need not be a shareholder.

TEXT OF PROPOSED RESOLUTIONS
Text of Resolutions for Proposal 1
RESOLVED, that each of Sheryl von Blucher, Jane Okun Bomba, Balakrishnan S. Iyer and Richard W. Roedel be elected to serve as a director of the Company until the 2023 Annual General Meeting or until her or his successor is duly elected and qualified; and further
RESOLVED, that in the event that any of the above nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion.
Text of Resolutions for Proposal 2
RESOLVED AS A SPECIAL RESOLUTION, that the name of the Company be changed to “Clarivate Plc” from “Clarivate Analytics PLC;” and further
RESOLVED, that the directors of the Company are hereby authorized to take such steps as are necessary or useful to cause the name of the Company to be so changed as soon as practicable.
Text of Resolutions for Proposal 3
RESOLVED AS A SPECIAL RESOLUTION, that the Memorandum and Articles of Association of the Company be amended and restated in their entirety in the form set forth in Appendix A hereto, effective as of the date this resolution shall have been duly passed by the shareholders.
Text of Resolutions for Proposal 4
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to conduct open-market purchases of its ordinary shares from time to time as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 7, 2020 to May 6, 2025, inclusive; (ii) the price per ordinary share (exclusive of brokerage fees and commissions) paid by the Company pursuant to this resolution shall not be less than $10 per share nor in excess of $150 per share; and (iii) the Company shall not purchase more than 50,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
Text of Resolutions for Proposal 5
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to purchase its ordinary shares from time to time from any Private Equity Sponsor as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 7, 2020 to May 6, 2025, inclusive; (ii) each purchase from a Private Equity Sponsor shall be executed pursuant to a Share Repurchase Agreement between the Company and the applicable Private Equity Sponsor substantially in the form set forth in Appendix C hereto; (iii) the price per share payable by the Company for ordinary shares purchased pursuant to this resolution shall be equal to the volume weighted average price of the ordinary shares for the consecutive trading-day period established by the Board that ends on the trading day immediately prior to the date on which such Share Repurchase Agreement is entered into, as displayed under the heading “VWAP” on the applicable Bloomberg page or on or by another third-party market data provider approved by the Board; (iv) the consecutive trading-day period established by the Board pursuant to this resolution shall not be fewer than five consecutive trading days nor greater than ninety consecutive trading days; and (v) the Company shall not purchase more than 50,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.

Text of Resolutions for Proposal 6
RESOLVED, that the shareholders of the Company hereby ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year 2020 on a non-binding and advisory basis.
BY ORDER OF THE BOARD OF DIRECTORS

Stephen Hartman
General Counsel, Global Head of Corporate Development
and Secretary
April 10, 2020

Appendix A	Proposed Amended and Restated Memorandum and Articles of Association
Appendix B	Proposed Amended and Restated Memorandum and Articles of Association Marked Against Memorandum and Articles of Association as Currently in Effect
Appendix C	Form of Share Repurchase Agreement Between Clarivate and Private Equity Sponsor
Appendix D	Non-GAAP Financial Metrics
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PROXY STATEMENT
Information Concerning Voting and Proxy Solicitation
This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Clarivate Analytics Plc, a company limited by shares organized under the laws of Jersey, Channel Islands, of proxies for the 2020 Annual General Meeting of Shareholders and any adjournments or postponements thereof. The Annual General Meeting will be held at 2:00 p.m. BST on Thursday, May 7, 2020, at Hotel Sofitel London St. James, 6 Waterloo Place, St. James’s, London SW1Y 4AN, United Kingdom.
This Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2019 (our “Annual Report”), and the accompanying form of Proxy Card are being first sent to shareholders on or about April 10, 2020.
References in this Proxy Statement to “we,” “us,” “our,” the “Company,” and “Clarivate” refer to Clarivate Analytics Plc.
Appointment of Proxy Holders
The Board of Directors of Clarivate (the “Board of Directors” or “Board”) asks you to appoint the following individuals as your proxy holders to vote your shares at the 2020 Annual General Meeting of Shareholders:
Jerre Stead
Executive Chairman and Chief Executive Officer
Richard Hanks
Chief Financial Officer
Stephen Hartman
General Counsel, Global Head of Corporate Development and Secretary
You may make this appointment by using one of the methods described below. If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board.
Unless you otherwise indicate on the Proxy Card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was printed and that, under our Articles of Association, may be properly presented for action at the Annual General Meeting.
If you do not wish to appoint Messrs. Stead, Hanks and Hartman as your proxies, you need not do so. Any shareholder who is entitled to attend and vote at the Annual General Meeting is entitled to appoint one or more proxies to attend and vote instead of that shareholder. A proxy need not be a shareholder. Any such appointment must be submitted to the Company in accordance with its Articles of Association.
Who Can Vote
Only shareholders who owned our ordinary shares at the close of business on March 9, 2020—the “Record Date” for the Annual General Meeting—can vote at the Annual General Meeting.
Each holder of our ordinary shares is entitled to one vote for each share held as of the Record Date. As of the close of business on the Record Date, we had 363,211,397 ordinary shares outstanding and entitled to vote.
There is no cumulative voting in the election of directors.
How You Can Vote
You may vote your shares at the Annual General Meeting either in person or by proxy, as described below. If your shares are held in the name of a bank or broker, voting by proxy will depend on the processes of the bank or broker, and you should follow the voting instructions on the form you receive from your bank or broker.

Voting by Proxy. Shareholders of record may appoint a proxy by signing, dating, and returning the Proxy Card in the enclosed postage-paid return envelope or by email, or by following the instructions for internet voting provided on the Proxy Card. Carefully review and follow the instructions on the enclosed Proxy Card. The shares represented will be voted in accordance with the directions in the Proxy Card.
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By Mail. The Proxy Card must be received by us at the address specified in the Proxy Card (Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717) no later than the close of business on May 5, 2020. Please mail your Proxy Card in the enclosed postage-paid return envelope no later than April 17, 2020 in order to allow sufficient time for us to receive your Proxy Card by mail.

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By Email. A Proxy Card may be delivered to us by sending a scanned PDF version of the original by email to: AGM2020@clarivate.com. A Proxy Card sent to us by email must be received by us no later than the close of business on May 5, 2020.

•	By Internet. Please follow the instructions set forth on the Proxy Card to vote using the internet. You must register your vote over the internet no later than the close of business on May 5, 2020.
A form of proxy different from the Proxy Card may be submitted to the Company in the manner contemplated by the Articles of Association.
Voting at the Annual General Meeting. Voting by proxy will not limit your right to vote at the Annual General Meeting if you decide to attend in person. The Board recommends that you vote by proxy, as it is not practical for most shareholders to attend the Annual General Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to attend and vote in person at the Annual General Meeting.
Revocation of Proxies
Shareholders can revoke their proxies at any time before they are exercised in any of three ways:
•	by voting in person at the Annual General Meeting;
•	by submitting written notice of revocation to the Secretary prior to the Annual General Meeting; or
•	by submitting another proxy—properly executed and delivered—on a later date, but prior to the Annual General Meeting.
Quorum
A quorum, which is shareholders holding in aggregate not less than a simple majority of all ordinary shares outstanding present in person or by proxy and entitled to vote (provided there are at least two shareholders entitled to vote), must be present to hold the Annual General Meeting. A quorum is calculated based on the number of shares represented by the shareholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on any given proposal. “Broker non-votes” (see “Required Vote” below) will be counted as ordinary shares that are present for the purpose of determining the presence of a quorum but will have no effect with respect to any matter for which a broker does not have authority to vote.
Required Vote
With respect to each of Proposal 1 (election of directors) and Proposal 6 (ratification of appointment of independent registered public accountants), the proposal will be passed if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
With respect to each of Proposal 2 (change of name), Proposal 3 (amendment of Memorandum and Articles of Association) and Proposal 4 (open-market share repurchases), the proposal will be passed if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

With respect to Proposal 5 (share repurchases from the Private Equity Sponsors), the proposal will be passed if approved by both (i) two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and (ii) a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy, excluding for purposes of this clause (ii) votes cast by the applicable Private Equity Sponsor.
Please note that under New York Stock Exchange (“NYSE”) rules, brokers may not vote your shares on certain “non-routine” matters without your voting instructions. Accordingly, if you do not provide your broker or other nominee with instructions on how to vote your shares, this will be considered a “broker non-vote” and your broker or nominee will not be permitted to vote those shares on Proposal 1 (election of directors), Proposal 2 (change of name), Proposal 3 (amendment of Memorandum and Articles of Association), Proposal 4 (open-market share repurchases) or Proposal 5 (share repurchases from the Private Equity Sponsors). Your broker or nominee will be entitled to cast votes on Proposal 6 (ratification of appointment of independent registered public accountants).
We encourage you to provide instructions to your broker regarding the voting of your shares.
Please note that “vote cast” means a vote “FOR” or “AGAINST” a proposal. An abstention, or “ABSTAIN” vote, is not a “vote cast” and will not factor into whether a Proposal is passed.
Solicitation of Proxies
We pay the cost of printing and mailing the Notice of Annual General Meeting, the Annual Report, and all proxy and voting materials. Our directors, officers, and other employees may participate in the solicitation of proxies by personal interview, telephone, or email. No additional compensation will be paid to our directors, officers, or other employees for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.
Shareholders Who Share an Address
Multiple Clarivate shareholders who share an address may receive only one copy of this Proxy Statement and the Annual Report, unless the shareholder gives instructions to the contrary. We will deliver promptly a separate copy of this Proxy Statement and the Annual Report to any Clarivate shareholder who resides at a shared address and to which a single copy of the documents was delivered if the shareholder makes a request by contacting the Secretary at:
Clarivate Analytics Plc
Friars House
160 Blackfriars Road
London SE1 8EZ United Kingdom
(or by telephone: +44 207 4334000)
Multiple shareholders who share a single address and who receive multiple copies of the Proxy Statement and the Annual Report and who wish to receive a single copy of each at that address in the future will need to contact their bank, broker, or other nominee.
Potential Impact of Developments Relating to COVID-19 Coronavirus
We are sensitive to public health and travel concerns and recommendations that public health officials may issue in light of the evolving COVID-19 coronavirus situation. In order to do our part to assist in protecting the health and well-being of our shareholders and employees, we are actively monitoring all available information. If we determine to change any of the logistics for the Annual General Meeting described herein due to developments relating to the COVID-19 coronavirus or otherwise, we will provide notice to shareholders through a press release and the filing of a Current Report on Form 8-K.

Important Reminder

Please promptly vote and submit your proxy by mail or email, or by following the instructions for internet voting provided on the Proxy Card, or if you hold your shares through a bank or broker, as instructed by your bank or broker.

To appoint a proxy, you may sign, date, and return the enclosed Proxy Card in the postage-paid return envelope, or email it to AGM2020@clarivate.com, or follow the instructions for internet voting provided on the Proxy Card. We must receive your Proxy Card or internet voting instructions by May 5, 2020. If mailing, please mail your Proxy Card no later than April 17, 2020.

Voting by proxy will not limit your rights to attend or vote at the Annual General Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
Directors and Nominees
Pursuant to the authority granted to the Board by the Company’s Articles of Association, the Board has determined that it be composed of thirteen directors, divided into three classes. Directors are elected for three-year terms and one class is elected at each Annual General Meeting.
Four Class I directors are to be elected at the 2020 Annual General Meeting. These directors will hold office until the Annual General Meeting in 2023, or until their respective successors have been elected and qualified. Each director nominee set forth below has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. In the event that either of the nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion. The Private Equity Sponsors have agreed to vote their ordinary shares in favor of the four director nominees.
Sir Martin Broughton, Charles E. Moran and Amir Motamedi have served as Class I directors since May 2019 and are not standing for election at the Annual General Meeting. In addition, Matthew Scattarella, who has served as a Class II director since May 2019, will step down from the board effective as of the date of the Annual General Meeting.
2020 NOMINEES FOR DIRECTOR
For more information about each director nominee, our continuing directors, and the operation of our Board, see “Corporate Governance and Board of Directors—Business Experience and Qualification of Board Members” below.
Name	Age	Director Since	Position with Company
Sheryl von Blucher	58	2019	Director
Jane Okun Bomba	57	—	—
Balakrishnan S. Iyer	63	2019	Director
Richard W. Roedel	70	—	—
Vote Required and Recommendation
A director will be elected if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Text of Proposed Resolutions
RESOLVED, that each of Sheryl von Blucher, Jane Okun Bomba, Balakrishnan S. Iyer and Richard W. Roedel be elected to serve as a director of the Company until the 2023 Annual General Meeting or until her or his successor is duly elected and qualified; and further
RESOLVED, that in the event that any of the above nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES
PROPOSAL 2: CHANGE OF NAME
The Company is seeking shareholder approval to change its name to “Clarivate Plc” from “Clarivate Analytics PLC” in order to more clearly signal to its customers and the market the breadth and uniqueness of the Company’s global information services and analytics product offerings. If approved, the name change would be effective as soon as practicable.

Vote Required and Recommendation
The Company’s name will be changed to “Clarivate Plc” if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the name of the Company be changed to “Clarivate Plc” from “Clarivate Analytics PLC;” and further
RESOLVED, that the directors of the Company are hereby authorized to take such steps as are necessary or useful to cause the name of the Company to be so changed as soon as practicable.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” CHANGING THE COMPANY’S NAME TO “CLARIVATE Plc”
PROPOSAL 3: AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION
The Company is seeking shareholder approval to amend our Memorandum and Articles of Association in order to eliminate certain provisions that will no longer be appropriate upon anticipated further reductions in ownership of our ordinary shares by our former controlling shareholders, affiliates of Onex Partners Advisor LP (“Onex”) and Baring Private Equity Asia Pte Ltd (“Baring,” and collectively, the “Private Equity Sponsors”), and for other purposes, as described below.
The amendments to our Memorandum and Articles of Association, if approved by shareholders, will be effective as of the date this resolution shall have been duly passed by the shareholders. We currently expect that on or after that date, and also upon anticipated further reductions in ownership of our ordinary shares by the Private Equity Sponsors, our Board and the Private Equity Sponsors will agree to terminate and/or modify our Shareholders Agreement, Director Nomination Agreement and Sponsor Agreement. Each of these agreements is filed as an exhibit to our Annual Report.
We have attached to this Proxy Statement as Appendix A the form of our amended Memorandum and Articles of Association giving effect to the amendments herein proposed, and attached to this Proxy Statement as Appendix B is a copy of the proposed amended Memorandum and Articles of Association marked to show changes from the Memorandum and Articles of Association as currently in effect. The proposed changes to our Memorandum and Articles of Association are reflected in Appendix B hereto. Text that is proposed to be deleted is shown in Appendix B in red strikethrough (e.g., “~~Shareholders Agreement and Director Nomination Agreement~~”), text that is proposed to be added is shown in Appendix B in blue double underscore (e.g., “Plc”), and text that is proposed to be moved is shown in green, with green strikethough (e.g., “~~Company~~”) indicating where the text previously appeared and green double underscore with no strikethrough (e.g., “Company”) indicating where the text is proposed to be moved.
The significant proposed changes to our Memorandum and Articles of Association include the following:
•	Throughout—the name of the Company is proposed to be changed to give effect to Proposal 2 (change of name).
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Throughout—various text and/or articles are proposed to be moved to a new Article 44 that will apply only for so long as appointees of the Private Equity Sponsors remain on the Board, including: Article 1.1 (various defined terms); former Article 1.4; Article 14.16(c); former Article 15.20(i); former Articles 15.21; 21.4 and 21.5; certain text in Articles 20.4 and 20.5; and former Articles 28.2(a)-(d) and 28.3.

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Throughout—various text and/or articles are proposed to be revised or deleted in view of the fact that the Private Equity Sponsors no longer own a majority of our ordinary shares and the Company now has a standing Board, including: Article 19; and former Articles 21.1 and 25.3 (explicitly authorizing directors appointed by the Private Equity Sponsors to serve on committees).

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Articles 22, 26.5, 33.3 and 33.4—directors are proposed to be given the ability to appoint alternate directors to perform the functions of the appointing director in their absence, including being able to attend and vote at meetings of the Board at which the appointing director is not personally present. This flexibility is being proposed because the Company’s directors generally must meet physically in the United Kingdom in order to transact business, which can cause logistical difficulties in the event a Board meeting is scheduled on short notice.
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Articles 7.5 and 8.3—the Board is proposed to be given the ability to convert the Company's ordinary shares into shares that are “redeemable” on a voluntary and as-agreed basis with the holders of such shares. This is being proposed to permit the Company to engage in transactions that are economically the same as open-market share repurchases without a need for advance shareholder approval (which would require a special resolution similar to that set out in Proposal 4 to be passed by the shareholders, which may be difficult to obtain on short notice). With this flexibility, the Company would have powers which can be exercised in a manner equivalent to the ability of Delaware-incorporated companies to buy back shares subject only to board, and not shareholder, approval.

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Article 15.13, replacing former Articles 16.12, 16.13 and 16.14—the former provisions providing for the ability of shareholders to act by written consent while the Private Equity Sponsors hold a majority of our ordinary shares are no longer applicable and accordingly are proposed to be replaced by Article 15.13, providing for no shareholder action by written consent, with corresponding modifications to the definitions of “Ordinary Resolution” and “Special Resolution” in Article 1.1.

•	Articles 16.12 and 16.15(c)—the Board is proposed to be given the ability to prescribe non-written (e.g., telephonic, internet-based or via other electronic systems) shareholder proxies.
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Article 19.2—the Board is proposed to be given the ability to reallocate directors amongst classes in connection with any change in the total number of directors from time to time in order to equalize, as nearly as possible, the number of directors in each class.

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Article 26.4—the quorum for Board meetings is proposed to be reduced to two directors for the same reason provision for alternate directors is proposed. Pursuant to new Article 44.11, for so long as appointees of the Private Equity Sponsors remain on the Board, unless a majority of the authorized number of Directors is present, the meeting shall immediately be adjourned without further action unless the Private Equity Sponsors agree otherwise.

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Article 41—the courts of the Island of Jersey are proposed to be the sole and exclusive forum for certain types of litigation unless the Company consents in writing to the selection of an alternative forum. This change is being proposed because the Company is incorporated in Jersey, and Jersey law would govern any such disputes; this will also help the Company avoid multiple lawsuits in multiple jurisdictions relating to such disputes, thus saving significant costs and effort in addressing cases brought in multiple jurisdictions.

Please review Appendix B for a full depiction of the proposed changes to the Memorandum and Articles of Association.
Vote Required and Recommendation
The proposed amendments to the Memorandum and Articles of Association will be passed if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy, and will be effective upon approval by the shareholders.
Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the Memorandum and Articles of Association of the Company be amended and restated in their entirety in the form set forth in Appendix A hereto, effective as of the date this resolution shall have been duly passed by the shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENTS TO THE COMPANY’S MEMORANDUM AND ARTICLES OF ASSOCIATION

PROPOSAL 4: OPEN-MARKET SHARE REPURCHASES
As a company incorporated in Jersey, Channel Islands and subject to the Companies (Jersey) Law 1991, Clarivate may only effect open-market purchases of its ordinary shares pursuant to a special resolution of its shareholders. If authorized by a resolution of its shareholders, any shares that Clarivate purchases may be held by it as treasury shares, and may, at Clarivate’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
The Company is seeking shareholder approval to permit it to conduct open-market purchases of its ordinary shares from time to time as approved by the Board of Directors, subject to the following terms and conditions:
•	This purchase authority shall extend from May 7, 2020 to May 6, 2025, inclusive.
•	The price per ordinary share (exclusive of brokerage fees and commissions) paid by Clarivate shall not be less than $10 per share nor in excess of $150 per share.
•	Clarivate shall not purchase more than 50,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution).
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Any ordinary shares that Clarivate purchases may be held by it as treasury shares, and may, at Clarivate’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.

Vote Required and Recommendation
The Company will be authorized to conduct open-market share repurchases if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to conduct open-market purchases of its ordinary shares from time to time as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 7, 2020 to May 6, 2025, inclusive; (ii) the price per ordinary share (exclusive of brokerage fees and commissions) paid by the Company pursuant to this resolution shall not be less than $10 per share nor in excess of $150 per share; and (iii) the Company shall not purchase more than 50,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE COMPANY TO CONDUCT OPEN-MARKET SHARE REPURCHASES
PROPOSAL 5: SHARE REPURCHASES FROM THE PRIVATE EQUITY SPONSORS
As a company incorporated in Jersey, Channel Islands and subject to the Companies (Jersey) Law 1991, Clarivate may only effect purchases of its own ordinary shares other than on a stock exchange pursuant to a special resolution of its shareholders, and only if the purchase is made on the terms of a written purchase contract which has been approved in advance by an ordinary resolution of its shareholders, excluding votes cast by the applicable Private Equity Sponsor. The shareholder from whom Clarivate proposes to purchase or redeem ordinary shares is not entitled to vote in respect of the ordinary shares to be purchased from such shareholder (but such shareholders’ vote will count in respect of the ordinary shares to be purchased from other shareholders).

The Company is seeking shareholder approval to permit it to repurchase its ordinary shares from time to time from any Private Equity Sponsor as approved by the Board of Directors, subject to the following terms and conditions:
•	This purchase authority shall extend from May 7, 2020 to May 6, 2025, inclusive.
•
Each purchase from a Private Equity Sponsor shall be executed pursuant to a Share Repurchase Agreement between Clarivate and the applicable Private Equity Sponsor substantially in the form set forth in Appendix C hereto.

•
The price per share payable by Clarivate shall be equal to the volume weighted average price of the ordinary shares for the consecutive trading-day period established by the Board that ends on the trading day immediately prior to the date on which such Share Repurchase Agreement is entered into, as displayed under the heading “VWAP” on the applicable Bloomberg page or on or by another third-party market data provider approved by the Board.

•	The consecutive trading-day period established by the Board pursuant to this resolution shall not be fewer than five consecutive trading days nor greater than ninety consecutive trading days.
•	Clarivate shall not purchase more than 50,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution).
•
Any ordinary shares that Clarivate purchases may be held by it as treasury shares, and may, at Clarivate’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.

Vote Required and Recommendation
The Company will be authorized to repurchase shares from any Private Equity Sponsor if approved by both (i) two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and (ii) a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy, excluding for purposes of this clause (ii) votes cast by a Private Equity Sponsor with respect to share repurchases from such Private Equity Sponsor.
Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to purchase its ordinary shares from time to time from any Private Equity Sponsor as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 7, 2020 to May 6, 2025, inclusive; (ii) each purchase from a Private Equity Sponsor shall be executed pursuant to a Share Repurchase Agreement between the Company and the applicable Private Equity Sponsor substantially in the form set forth in Appendix C hereto; (iii) the price per share payable by the Company for ordinary shares purchased pursuant to this resolution shall be equal to the volume weighted average price of the ordinary shares for the consecutive trading-day period established by the Board that ends on the trading day immediately prior to the date on which such Share Repurchase Agreement is entered into, as displayed under the heading “VWAP” on the applicable Bloomberg page or on or by another third-party market data provider approved by the Board; (iv) the consecutive trading-day period established by the Board pursuant to this resolution shall not be fewer than five consecutive trading days nor greater than ninety consecutive trading days; and (v) the Company shall not purchase more than 50,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE COMPANY TO REPURCHASE SHARES FROM ANY PRIVATE EQUITY SPONSOR

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS
The Audit Committee of the Board, which is composed entirely of independent directors, has selected PricewaterhouseCoopers LLP as the independent registered public accountants to audit our books, records, and accounts and those of our subsidiaries for the fiscal year 2020. The Board has endorsed this appointment. Ratification of the selection of PricewaterhouseCoopers LLP by shareholders is not required by law and is being sought on a non-binding and advisory basis. However, as a matter of good corporate practice, such selection is being submitted to the shareholders for ratification at the Annual General Meeting. If the shareholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may, in their discretion, retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of Clarivate and its shareholders.
PricewaterhouseCoopers LLP previously audited our consolidated financial statements or those of our predecessor since 2016. Representatives of PricewaterhouseCoopers LLP will be present at the Annual General Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate shareholder questions.
Audit, Audit-Related and Tax Fees
In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2019, we entered into an engagement letter with PricewaterhouseCoopers LLP that sets forth the terms by which PricewaterhouseCoopers LLP performed audit services for us. Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2019 and 2018, respectively, were as follows:
	2019	2018
	(in thousands)
Audit Fees	$4,965	$7,621
Audit-Related Fees	250	325
Tax Fees	895	1,310
All Other Fees	8	8
Total	$6,118	$9,264
Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, the statutory audit of our subsidiaries, the review of our interim consolidated financial statements, and other services provided in connection with statutory and regulatory filings.
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services may include employee benefit plan audits, due diligence services related to acquisitions and divestitures, auditing work in proposed transactions, attestation services that are not required by regulation or statute and consultations regarding financial accounting or reporting standards. For 2019, audit-related fees included approximately $250,000 for consultations regarding reporting standards. For 2018, audit-related fees included approximately $325,000 for due diligence services rendered related to divestitures.
Tax Fees. Tax fees consist of tax compliance consultants, preparation of tax reports, and other tax services.
All Other Fees. All other fees for 2019 and 2018 consisted of license fees for utilization of technical databases.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services by PricewaterhouseCoopers LLP. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services.

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountants. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with rules and regulations of the Securities and Exchange Commission (the “SEC” or the “Commission”) and the NYSE. The Audit Committee does not delegate its responsibilities to pre-approve services performed by PricewaterhouseCoopers LLP to management or to any individual member of the Audit Committee. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.
Vote Required and Recommendation
Ratification of the appointment of PricewaterhouseCoopers LLP if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy. Unless marked to the contrary, proxies received will be voted “FOR” this Proposal 6 regarding the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accountants.
Text of Proposed Resolutions
RESOLVED, that the shareholders of the Company hereby ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year 2020 on a non-binding and advisory basis.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Board Leadership Structure
The Board of Directors of Clarivate believes strongly in the value of an independent board of directors to provide effective oversight of management. Of the thirteen members of our Board of Directors, twelve are independent. This includes all members of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. The independent members of the Board of Directors meet regularly without management.
The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer (“CEO”) in any way that it deems to be in the best interests of the Company. Jerre Stead, who has served as our Executive Chairman since our merger with Churchill Capital Corp in May 2019, was appointed Executive Chairman and CEO shortly after the closing of the merger. Mr. Stead possesses detailed and in-depth knowledge of the business of Clarivate and the opportunities we have in the global marketplace and is thus well positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.
Business Experience and Qualifications of Board Members and Director Nominees
2020 Nominees for Class I Director
Sheryl von Blucher, 58, has been a member of our board since May 2019. Ms. von Blucher has over 30 years of experience in a variety of roles in the global integrated energy, information services, technology services and software, and public and non-profit sectors. She has led strategic and portfolio planning, operations, and corporate finance and development for both domestic and international organizations. Ms. von Blucher served as Co-Chief Executive Officer of DTN LLC from 2017 to 2018. Prior to this, she joined IHS in 2000 as Senior Vice President of Planning and Corporate Development, and then served as an Advisor to the Chairman & CEO of the company from 2007 through 2017. Ms. von Blucher has also worked in private-equity portfolio management as a partner and managing director for the JMJS Group, a private equity partnership. Ms. von Blucher currently serves on the Board of Directors of Washington Prime Group, Inc.; Capital Canyon Club and Golf Development LLC; and on the Board of Trustees for the not-for-profit Guideposts. Ms. von Blucher holds a bachelor’s degree from Rice University and a master’s degree from Harvard University. Ms. von Blucher was selected to serve on the board of directors due to her significant experience as a senior executive in information services.
Jane Okun Bomba, 57, was nominated by the Board to stand for election at the Annual General Meeting. Ms. Okun Bomba also serves on the Board of Directors of Service Source International since March 2020 and Brightview Holdings, Inc. since April 2019. Ms. Okun Bomba has served as President of Saddle Ridge Consulting since January 2018 and advises on a range of strategic issues, including investor relations, corporate perception and governance, transaction integration, human resources and ESG. Previously, from 2004 to 2017, Ms. Okun Bomba was an executive at IHS Markit, most recently as Executive Vice President, Chief Administrative Officer, where she led 450 people in corporate functions including HR, Marketing, Communications, Sustainability and Investor Relations. Prior to IHS, she was a partner at Genesis, Inc. and headed investor relations at Velocom, MediaOne Group, and Northwest Airlines. She held various management positions in corporate finance at Northwest Airlines and American Airlines, and was a CPA at PriceWaterhouse. Ms. Okun Bomba serves on the board of Kickstart International and is a member of the International Women’s Forum. She is a member of the University of Michigan, Ross School of Business Advisory Board and the School of Literature, Science and Arts Dean’s Advisory Committee. Ms. Okun Bomba holds both a BGS and an MBA from the University of Michigan at Ann Arbor. She completed graduate studies at the Stockholm School of Economics, and board director education in the Women’s Director Development Program at the Kellogg School of Management, Northwestern University and the Directors’ Consortium. Ms. Okun Bomba was selected to serve on the board of directors due to her significant experience in human resources, finance and investor relations.
Balakrishnan S. Iyer, 63, has been a member of our board since May 2019. Mr. Iyer served as a Board member of IHS Markit Ltd. (previously IHS Inc.) from 2003 to 2019. Mr. Iyer also has served on the Board of Directors of Skyworks Solutions Inc. since 2002 and Power Integrations, Inc. since 2004. Previously, Mr. Iyer was Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. from 1998 to 2003. He held various leadership positions at VLSI Technology Inc., including Senior Vice President and Chief Financial Officer from 1997 to 1998 and Vice President, Corporate Controller from 1993 to 1997. Mr. Iyer served on the Board of Directors of Conexant Systems from 2002 to 2011, Life Technologies (and its predecessor Invitrogen) from 2001 to 2014 and QLogic Corporation from 2003 to 2016. Mr. Iyer holds a B.Tech in Mechanical Engineering from the Indian Institute of Technology, Madras, an MS in Industrial Engineering from the University of California, Berkeley and an MBA in Finance from the Wharton School of the University of Pennsylvania. Mr. Iyer was selected to serve on the board of directors due to his significant financial and corporate governance experience in information services.
Richard W. Roedel, 70, was nominated by the Board to stand for election at the Annual General Meeting. Mr. Roedel also serves on the Board of Directors of Brightview Holdings, Inc., Six Flags Entertainment Corporation, LSB Industries, Inc. and Luna Innovations Incorporated. Mr. Roedel also currently serves on the Board of Directors of IHS Markit Inc. but will not be seeking reelection thereto when his current term expires at its annual general meeting of stockholders in April 2020. Mr. Roedel serves as Non-Executive Chairman of Six Flags, LSB and Luna Innovations. Mr. Roedel has previously served on the boards of Lorillard, Inc., Sealy Corporation, BrightPoint, Inc, Broadview Holdings, Inc., Dade Behring Holdings, Inc. and TakeTwo Interactive Software, Inc. Mr. Roedel is a member of the National Association of Corporate Directors (NACD) Risk Oversight Advisory Council. Mr. Roedel was appointed to a three year term, ending in 2017, on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB). Until 2000, Mr. Roedel was employed by BDO Seidman LLP, having been managing partner of its Chicago and New York Metropolitan area offices and later Chairman and CEO. Mr. Roedel is a graduate of The Ohio State University and a CPA. Mr. Roedel was selected to serve on the board of directors due to his significant finance, accounting and risk management experience.
Class II Directors with Terms Expiring at the 2021 Annual General Meeting
Michael Klein, 56, has been a member of our board since May 2019. Mr. Klein currently serves as a Director for Credit Suisse Group AG and Credit Suisse AG. Mr. Klein is the founder and managing partner of M. Klein and Company, LLC, which he founded in 2012. M. Klein and Company, LLC is a global strategic advisory firm that provides its clients a variety of advice tailored to their objectives. Mr. Klein is a strategic advisor to global companies, boards of directors, senior executives, governments and institutional investors. Mr. Klein’s background in strategic advisory work was built during his 30-year career, including more than two decades at Citi and its predecessors, during which he initiated and executed strategic advisory transactions. He began his career as an investment banker in the M&A Advisory Group at Salomon Smith Barney and subsequently became Chairman and Co-Chief Executive Officer of Citi Markets and Banking, with responsibilities for global corporate and investment banking and Global Transaction Services across Citi. Mr. Klein is a graduate of The Wharton School of the University of Pennsylvania, where he earned his Bachelors of Science in Economics with concentrations in finance and accounting. Mr. Klein was selected to serve on the board of directors due to his significant investment banking and advisory experience, including for companies in information services.
Charles J. Neral, 61, has been a member of our board since July 2017 and also serves on the Board of Directors of SAI Global. In 2016, he founded Neral Associates, LLC which provides advisory services to public and private clients. Prior to that, from July 2012 to January 2016, Mr. Neral served as the Senior Vice President and Chief Financial Officer of SunGard. He also served as the Senior Vice President and Chief Financial Officer of SafeNet from October 2009 to June 2012. From 1981 to 2009, Mr. Neral served in a variety of positions across IBM’s Sales, Server, Global Services and Software Business lines including executive roles in Asia Pacific, IBM Corporate Headquarters and ultimately serving as the Chief Financial Executive of IBM’s Software Segment (2004 to 2009). Mr. Neral holds a B.S. in Computer Science from Indiana University of Pennsylvania and an MBA in Finance from New York University. Mr. Neral was selected to serve on the board of directors due to his significant business and advisory experience.
Class III Directors with Terms Expiring at the 2022 Annual General Meeting
Jerre Stead, 77, has been Chief Executive Officer of the Company since June 2019 and Executive Chairman of our board since May 2019. Mr. Stead served as Chairman and Chief Executive Officer of IHS Markit Ltd., a world leader in critical information, analytics and solutions, from its formation in 2016 through 2017 and as Executive Chairman of its predecessor company, IHS Inc., from 2000 through 2016 and as both Chairman and Chief Executive Officer from 2015 through 2016 and from 2006 through 2013. Mr. Stead previously served as Co-Chief Executive Officer of DTN LLC, which provides services in relation to the delivery of weather, agricultural, energy and commodity market information from 2017 to 2018 and also previously served as its

Executive Chairman. Mr. Stead previously served as Chairman and CEO of Ingram Micro from 1996 to 2000 and as Chairman and CEO of Legent Corporation in 1995. Mr. Stead has also previously served as Chairman and CEO of Honeywell-Phillips Medical Electronics, Chairman and CEO of Square D Company and Chairman and CEO of AT&T Global Information Solutions. Mr. Stead has served on over 30 corporate boards during his career and in 2017 received the B. Kenneth West Lifetime Achievement Award from the National Association of Corporate Directors. Mr. Stead is a graduate of the University of Iowa, where he earned a bachelor’s degree in business administration, and of the Harvard University Advanced Management Program in Switzerland. Mr. Stead was selected to serve on the board of directors due to his significant experience leading and growing companies in information services.
Kosty Gilis, 46, has been a member of our board since October 2016 and Clarivate’s board since its formation in January 2019. Mr. Gilis is a Managing Director of Onex. Since joining Onex in 2004, Mr. Gilis has worked on numerous private equity transactions including the acquisitions and realizations of Allison Transmission and Tomkins plc, as well as the acquisitions of Emerald Expositions, WireCo Worldgroup and SMG. He currently also serves on the Board of Emerald Expositions Events, Inc. and ASM Global, and previously served on the boards of Allison Transmission Holdings, Inc., Gates Global Inc. and WireCo Worldgroup Inc. Prior to joining Onex, Mr. Gilis was a Vice President at Willis Stein & Partners, a Chicago-based private equity firm and was a management consultant at Bain & Company in Toronto, Canada and Johannesburg, South Africa. Mr. Gilis is a graduate of The Wharton School of the University of Pennsylvania, where he earned a B.S. in Economics, and Harvard Business School, where he earned an MBA. Mr. Gilis was selected to serve on the board of directors due to his significant experience in a variety of financing transactions and business services investments.
Nicholas Macksey, 40, has been a member of our board since October 2016. Mr. Macksey is a Managing Director of BPEA. Since joining BPEA in 2006, Mr. Macksey has worked on numerous private equity transactions. These transactions include Courts Asia Limited, Nord Anglia Education Inc., Vistra Group Limited, SAI Global Limited, Giant Interactive Group Inc. Prior to joining Baring Mr. Macksey was a Senior Associate at Westpac Institutional Bank. Mr. Macksey graduated with a Bachelor of Commerce and a Bachelor of Economics from the University of Queensland and is also a CFA charter holder. Mr. Macksey was selected to serve on the board due to his significant investment and business services experience.
Karen G. Mills, 66, has been a member of our board since May 2019. Ms. Mills is currently a Senior Fellow at Harvard Business School and Harvard Kennedy School, focusing on technology, U.S. competitiveness, and entrepreneurship. Ms. Mills was a member of President Barack Obama’s Cabinet, serving as the Administrator of the U.S. Small Business Administration from 2009 to 2013. She is President of MMP Group, which invests in financial services, consumer products and technology solutions businesses. Prior to this, Ms. Mills held leadership positions in the private sector, including as a partner in several private equity firms. Ms. Mills is Vice Chair of the immigration services company Envoy Global and a past director of Arrow Electronics and Scotts Miracle-Gro. She also serves as a director of the National Bureau of Economic Research (NBER) and as a member of the Harvard Corporation. Ms. Mills holds an AB in economics from Harvard University and an MBA from Harvard Business School. Ms. Mills was selected to serve on the board of directors due to her significant experience in government, academia and investment.
Anthony Munk, 59, has been a member of our board since October 2016. Mr. Munk is a Senior Managing Director at Onex. Since joining Onex in 1988, Mr. Munk has worked on numerous private equity transactions, including the acquisitions and realizations of Husky Injection Molding Systems Ltd., RSI Home Products, Tomkins plc, Vencap Equities Alberta Ltd., Imperial Parking Ltd., ProSource Inc., and Loews Cineplex; and the initial public offering of the Cineplex Galaxy Income Fund, which acquired the Canadian operations of Loews Cineplex, Cineplex Odeon, and the operations of Onex’ subsidiary, Galaxy Entertainment. More recently, Mr. Munk was involved in the acquisitions by Onex of Ryan LLC, Jeld-Wen Holdings Inc., Jack’s Family Restaurants and Moran Foods, LLC (“Save-A-Lot”). Mr. Munk also currently serves on the boards of directors of Ryan LLC, Save-A-Lot, Jeld-Wen and SGS. Mr. Munk previously served on the board of directors of Barrick Gold Corporation, RSI Home Products, Husky Injection Molding Systems Ltd., Cineplex Inc., SMG, and Jack’s Family Restaurants. Prior to joining Onex, Mr. Munk was a Vice President with First Boston Corporation in London, England and an Analyst with Guardian Capital in Toronto. Mr. Munk is a graduate of Queen’s University, where he earned a bachelor’s degree in Economics. Mr. Munk was selected to serve on the board of directors due to his significant experience in a variety of strategic and financing transactions and investments.

Independence of Directors
We adhere to the rules of the NYSE in determining whether a director is independent. The NYSE listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Sheryl von Blucher, Martin Broughton, Kosty Gilis, Balakrishnan S. Iyer, Nicholas Macksey, Charles E. Moran, Karen G. Mills, Amir Motamedi, Anthony Munk, Charles J. Neral and Matthew Scattarella are independent directors. The Board has also determined that director nominees Jane Okun Bomba and Richard W. Roedel would be independent if elected to the Board.
Directors’ Meeting Attendance
The Board held three meetings during 2019 since becoming a public company in May 2019. At each meeting, the Executive Chairman was the presiding director. Each director attended at least 75 percent of the total regularly scheduled and special meetings of the Board and the committees on which they served. Our Board expects each director to attend our Annual General Meeting of Shareholders (subject to travel precautions or restrictions in light of the COVID-19 coronavirus outbreak), although attendance is not required.
Simultaneous Service on Other Public Company Boards
The Board does not believe that its members should be prohibited from serving on boards of other organizations and has not adopted any guidelines limiting such activities. However, as set forth in the Audit Committee charter, no Audit Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee and this determination is disclosed in accordance with NYSE rules. In addition, other than with respect to any directors and director candidates designated pursuant to the Shareholders Agreement or the Director Nomination Agreement (for so long as such agreements are in effect), for whom the Nominating and Corporate Governance Committee does not provide a recommendation to the Board, the Nominating and Corporate Governance Committee may take into account the nature of and time involved in a director’s service on other boards and/or committees in evaluating the suitability of individual director candidates and current directors.
Family Relationships
There are no family relationships between any of Clarivate’s executive officers and directors.
Compensation Committee Interlocks and Insider Participation
Our chief executive officer and executive chairman, Mr. Stead, was a member of our Compensation Committee during 2019. Mr. Stead no longer serves on our Compensation Committee as of January 1, 2020. In addition, in 2019, Mr. Stead designated Ms. von Blucher, a member of our Compensation Committee, to receive 1,800,000 Merger Shares in recognition of her founding of Churchill and in exchange for Ms. von Blucher agreeing to subject her Clarivate shares to specified transfer restrictions, see “Certain Relationships and Related Person Transactions—Transactions Involving Related Persons—Sponsor Agreement.” Other than Mr. Stead and Ms. von Blucher, none of the members of the Compensation Committee were at any time during 2019, or at any other time, an officer or employee of Clarivate or had any relationship requiring disclosure under the SEC's rules regarding related person transactions. During 2019, none of our executive officers served on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or the Compensation Committee.
Code of Conduct
Clarivate has adopted a Code of Conduct that applies to all of its employees, officers, and directors. This includes Clarivate’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of Clarivate’s Code of Conduct is posted on its website at http://ir.clarivate.com/Governance-Documents. Clarivate intends to disclose on its website any future amendments of the Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or Clarivate’s directors from provisions in the Code of Conduct.

Statement of Significant Differences Between our Corporate Governance Practices and NYSE Corporate Governance Standards for U.S. Issuers
Pursuant to exceptions for foreign private issuers, we are not required to comply with certain of the corporate governance practices followed by U.S. companies under NYSE listing standards. However, Section 303A.11 of the NYSE Listed Company Manual requires that we state any significant differences between our corporate governance practices and the practices required by the NYSE. In this regard, if we believe that circumstances warrant, we may elect to comply with provisions of Companies (Jersey) Law 1991 in lieu of the NYSE shareholder approval requirements applicable to certain dilutive events, such as the establishment or material amendment of certain equity-based compensation plans. In addition, our compensation committee and nominating and corporate governance committee are not subject to annual performance evaluations.
Communications with the Board
If you wish to communicate with the Board as a whole, with any Committee, with any one or more individual directors, or with our non-management directors, you may send your written communication to:
Stephen Hartman
General Counsel, Global Head of Corporate Development and Secretary
Clarivate Analytics Plc
Friars House, 160 Blackfriars Road
London SE1 8EZ United Kingdom
Board Committees
In 2019, our Board had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. With the exception of Mr. Stead, who until January 1, 2020 served on the Compensation and Risk Committees, we believe that all members of each of these committees meet the independence standards of the NYSE and SEC rules and regulations. The Board has approved a charter for each of the standing committees, each of which can be found on our website at http://ir.clarivate.com.
Composition of Board Committees
The Board had four standing committees in 2019 with duties, membership as of year-end, and number of meetings for each as shown below.
	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Risk Committee
Amir Motamedi(1)			✔
Balakrishnan S. Iyer	✔			Chairperson
Charles E. Moran(1)		✔
Charles J. Neral	Chairperson			✔
Jerre Stead(2)			✔	✔
Karen G. Mills	✔			✔
Kosty Gilis		✔	Chairperson	✔
Nicholas Macksey		✔	✔
Sheryl von Blucher		Chairperson	✔	✔

Number of meetings(3)	4	2	3	2
(1)	Messrs. Moran and Motamedi are not standing for election at the Annual General Meeting.
(2)	Mr. Stead stepped down from the Compensation and Risk Committees on January 1, 2020.
(3)	Since becoming a public company in May 2019.

Audit Committee
Members—
Charles J. Neral, Chairperson
Balakrishnan S. Iyer
Karen G. Mills
The Board has established an Audit Committee comprised of independent directors. Each of the members of the Audit Committee is independent under NYSE listing standards and SEC rules. The Audit Committee has a written charter. The purpose of the Audit Committee is, among other things, to appoint, retain, set compensation of, and supervise Clarivate’s independent accountants, review the results and scope of the audit and other accounting related services and review Clarivate’s accounting practices and systems of internal accounting and disclosure controls.
Financial Experts on Audit Committee
The Audit Committee will at all times be composed exclusively of  “independent directors,” as defined for Audit Committee members under the NYSE listing standards and the rules and regulations of the SEC, who are “financially literate.” “Financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Clarivate is required to certify to the NYSE that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.
Mr. Neral serves as a financial expert on the Audit Committee.
Compensation Committee
Members—
Kosty Gilis, Chairperson
Amir Motamedi
Nicholas Macksey
Sheryl von Blucher
The Board has established a Compensation Committee. The Compensation Committee has a written charter. The purpose of the Compensation Committee is to review and approve compensation paid to Clarivate’s officers and directors and to administer Clarivate’s incentive compensation plans, including authority to make and modify awards under such plans.
Any award made pursuant to an individual subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must consist of a committee of two or more members of the board who are “nonemployee directors” as defined in Rule 16b-3(d)(1) under the Exchange Act.
Each of the members of the Compensation Committee is independent under NYSE listing standards and is a “non-employee director.”
Nominating and Corporate Governance Committee
Members—
Sheryl von Blucher, Chairperson
Charles E. Moran
Kosty Gilis
Nicholas Macksey
The Board has established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has a written charter. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. Each of the members of the Nominating and Corporate Governance Committee is independent under NYSE listing standards.

Risk Committee
Members—
Balakrishnan S. Iyer, Chairperson
Charles J. Neral
Karen G. Mills
Kosty Gilis
Sheryl von Blucher
The Risk Committee has been created by our Board to assist our Board in its oversight of the Company’s risk management. The Risk Committee has a written charter. In addition to any other responsibilities which may be assigned from time to time by the Board, the Risk Committee is responsible for (i) reviewing and discussing with management the Company’s risk management and risk assessment processes, including any policies and procedures for the identification, evaluation and mitigation of major risks of the Company; (ii) receiving periodic reports from management as to efforts to monitor, control and mitigate major risks; and (iii) reviewing periodic reports from management on selected risk topics as the Risk Committee deems appropriate from time to time, encompassing major risks other than those delegated by the Board to other Committees of the Board in their respective charters or otherwise. Each of the members of the Risk Committee is independent under NYSE listing standards.
Director Nominations
Subject to the requirements of the Shareholders Agreement and Director Nomination Agreement discussed under “Certain Relationships and Related Person Transactions,” the Nominating and Corporate Governance Committee will consider persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the nominating and corporate governance committee charter, generally provide that persons to be nominated:
•	should have demonstrated notable or significant achievements in business, education or public service;
•
should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.
The Nominating and Corporate Governance Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. Subject to the requirements of the Shareholders Agreement and Director Nomination Agreement, the Nominating and Corporate Governance Committee will not distinguish among nominees recommended by shareholders and other persons.
Director Compensation
Non-employee directors who are not employees or affiliates of Onex or Baring receive compensation comprised of an annual retainer for Board service, annual retainers for applicable committee service, and meeting fees. These payments are quantified in the table below.

Director Compensation	Amount ($)
Annual Retainers:
Board of Directors	75,000
Audit Committee Chair	50,000
Risk Committee Chair	20,000
Audit Committee	15,000
Nominating and Corporate Governance Committee	10,000
Compensation Committee	15,000
Risk Committee	10,000
Individual Meeting Fee	18,750
Directors may elect to receive 50.0% of their annual Board retainer in shares of Clarivate stock. Directors do not receive grants of stock options or stock awards.
In addition to the fees described above, reimbursement is provided for travel, lodging and other reasonable expenses. Some of this expense reimbursement is taxable in the UK, and in those cases, the Company provides a tax gross-up so that directors would not have been responsible for paying taxes on their expense reimbursements.
The Nominating and Corporate Governance Committee periodically evaluates the compensation of our non-employee directors, with the assistance of Pay Governance, the Compensation Committee’s consultant. Pay Governance reviews director pay levels and provides analyses on where the Company is positioned relative to the Company’s compensation. The Nominating and Corporate Governance Committee may bring recommendations for adjustments to non-employee director compensation to the Board for review and approval.
The following table provides information concerning the compensation of each of our non-employee directors who received compensation during fiscal year 2019. Other than directors who elected to receive 50.0% of the annual Board retainer in shares of Clarivate stock, none of the non-employee directors received stock options, stock awards, or non-equity incentive compensation.
Non-Employee Director Compensation
Name(1)	Fees earned or paid in cash(1) ($)	All other compensation(2) ($)	Total compensation ($)
Martin Broughton	112,500	—	112,500
Michael Klein	112,500	—	112,500
Balakrishnan S. Iyer(3)	138,750	1,630	140,380
Charles E. Moran(4)	176,250	34	176,284
Charles J. Neral(4)	240,000	72	240,072
Sheryl von Blucher	132,346	5,426	137,772
Karen G. Mills(3)	131,250	1,209	132,459
Vin Caraher(4)(5)	112,500	297	112,797
(1)
Messrs. Gilis, Munk and Motamedi do not receive compensation as they are affiliates of Onex. Messrs. Scattarella and Macksey do not receive compensation as they are affiliates of Baring. Mr. Stead, who serves as our CEO, has not received any compensation for director services other than what is disclosed in the Summary Compensation Table.

(2)	All other compensation was for reimbursement of UK taxes due on certain aspects of ordinary business travel considered as taxable compensation by the UK tax authorities.
(3)
Mr. Iyer and Ms. Mills elected to receive half of their Board retainer fees, excluding meeting fees and committee retainers and equal to $28,125 for each, in shares of Clarivate stock. The number of shares they received was calculated by dividing $28,125 by $13.34, the closing price of our stock on May 13, 2019, the day of the first scheduled Board meeting following the merger of Churchill Capital Corp and Clarivate Analytics Plc (the “Merger”). Mr. Iyer and Ms. Mills each received 2,108 shares of Clarivate stock in lieu of half of their cash retainer.

(4)	Messrs. Moran, Neral and Caraher were directors of Clarivate prior to the Merger and their reported fees include payments for their services prior to the Merger.
(5)	Mr. Caraher’s service as a director ended on May 13, 2019 in connection with the Merger.

The Company’s Articles of Association provide that, to the fullest extent permitted by law, the Company shall indemnify its directors and officers against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, which they may incur as a result of any act or failure to act in carrying out their functions in connection with the Company other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. The Company maintains a directors’ and officers’ liability policy for the benefit of any director or officer in the event of any loss or liability the director or officer may experience in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Executive Officers
Set forth below is information concerning our executive officers as of March 9, 2020.
Name	Age	Position
Jerre Stead	77	Executive Chairman and Chief Executive Officer
Richard Hanks	55	Chief Financial Officer
Mukhtar Ahmed	52	President, Science Group
Jeff Roy	51	President, IP Group
Stephen Hartman	50	General Counsel and Global Head of Corporate Development
Executive officers are appointed by our Board. Information about Mr. Stead is provided under “Continuing Directors with Terms Expiring at the Annual General Meeting in 2022” in this Proxy Statement. A brief biography for each of our other executive officers follows.
Richard Hanks has been the Chief Financial Officer of the Company since March 2017. Mr. Hanks served as Chief Financial Officer of BDP International from April 2013 to March 2017 and as Chief Financial Officer and an Executive Vice President of infoGROUP, Inc. from 2010 to 2013. Prior to that, Mr. Hanks served as Chief Operating Officer of Enterprise Media Group (EMG) of Dow Jones & Company Inc. from 2007 to 2010. From 1999 to 2006, Mr. Hanks served as Chief Financial Officer of Factiva, LLC. Prior to that, he served as Finance Director for the Corporate and Media Information Division of Reuters, Finance Director for the Financial Times Business Limited, Director of Operations Research and Internal Audit for SmithKline Beecham PLC and Senior Manager of Corporate Finance and Restructuring at PricewaterhouseCoopers. Mr. Hanks is a Chartered Accountant and is a graduate of the University of Nottingham, where he earned a bachelor’s degree in Industrial Economics (B.A. with Honors).
Mukhtar Ahmed has been President, Science Group of the Company since January 2019. He joined the Company in January 2018 as President of Life Sciences. Prior to joining, Mr. Ahmed served as President of eHealth Solutions at BioClinica from April 2015 to December 2017 and as Global Vice President at Oracle from November 2011 to April 2015. Prior to that, Mr. Ahmed served in senior executive positions at various multinational corporations including Parexel and Kendle International, as well as board-level positions with the National Health Service in the United Kingdom. Mr. Ahmed holds a B.Sc. (Hons) in Applied Computer Systems from Brunel University and a diploma in computing from Buckinghamshire College.
Jeff Roy has been President, IP Group of the Company since September 2019. He joined the Company in September 2017 as President of CompuMark. Prior to joining the Company, Mr. Roy served as Global Head of Operations and Client Support for ICE Data Services at the Intercontinental Exchange (“ICE”) from February 2016 to September 2017. Prior to that, Mr. Roy served as Managing Director, Data Operations and Client Support for Interactive Data Inc., which was acquired by ICE in December 2015, from January 2011 to February 2016. Prior to that, Mr. Roy was the founder and CEO of Implementation Factory, Inc. Mr. Roy holds a bachelor’s degree in Banking and Finance from Hofstra University.
Stephen Hartman has been General Counsel and Global Head of Corporate Development of the Company since July 2014. Prior to that, Mr. Hartman served as Deputy General Counsel, TR Professional, General Counsel for Thomson Scientific and as Chief Counsel (EMEA) for Thomson Financial. Before joining Thomson Reuters in 2000, Mr. Hartman served as European counsel for Primark. Mr. Hartman is a graduate of the University of Nottingham.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes present information relating to the beneficial ownership of our ordinary shares as of December 31, 2019 and shows the number of shares and percentage of outstanding common shares owned by:
•	each person or entity who is known by us to own beneficially 5% or more of our common shares;
•	each of our directors, director nominees and executive officers, individually; and
•	all current directors and executive officers as a group.
Unless otherwise indicated, the business address of each of the individuals is c/o Clarivate Analytics Plc, Friars House, 160 Blackfriars Road, London, SE1 8EZ, UK.
	Amount and Nature of Beneficial Ownership
Beneficial Owner	Number	Percent
Five Percent Holders:
Onex(1)	92,240,031	30.1%
Baring(2)	35,871,123	11.7%
T. Rowe Price Associates, Inc.(3)	37,968,527	12.4%

Directors, Director Nominees and Executive Officers:
Jerre Stead(4)	12,505,963	4.1%
Sheryl von Blucher(5)	3,556,684	1.2%
Jane Okun Bomba	—	—
Martin Broughton(6)	532,279	*
Kosty Gilis(7)	—	—
Balakrishnan S. Iyer(8)	532,279	*
Michael Klein(9)	19,878,342	6.5%
Nicholas Macksey(10)	—	—
Karen G. Mills(11)	532,279	*
Charles E. Moran(12)	—	—
Amir Motamedi(13)	—	—
Anthony Munk(14)	—	—
Charles J. Neral	26,427	*
Richard W. Roedel	—	—
Matthew Scattarella(15)	—	—
Mukhtar Ahmed(16)	132,136	*
Richard Hanks(17)	437,108	*
Stephen Hartman(18)	404,339	*
Jeff Roy(19)	219,344	*
All current directors and executive officers as a group (17 individuals)	38,757,180	12.6%
*	Less than one percent.
(1)
Includes: (i) 33,597,790 ordinary shares held by Onex Partners IV LP, (ii) 2,258,718 ordinary shares held by Onex Partners IV PV LP, (iii) 236,521 ordinary shares held by Onex Partners IV Select LP, (iv) 977,150 ordinary shares held by Onex Partners IV GP LP, (v) 1,258,995 ordinary shares held by Onex US Principals LP, (vi) 31,898,163 ordinary shares held by Onex Partners Holdings LLC, (vii) 2,019,440 ordinary shares held by New PCO II Investment Ltd. and (viii) 19,993,254 ordinary shares held by Onex Camelot Co-Invest LP. Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the ordinary shares held by (a) Onex Partners IV LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Partners IV LP, (b) Onex Partners IV PV LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Partners IV PV LP, (c) Onex Partners IV Select LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP LLC, the general partner of Onex Partners IV Select LP, (d) Onex Partners IV GP LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, (e) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, (f) Onex Partners Holdings LLC, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings Subco III LLC, which in turn owns all of the equity of Onex Partners Holdings LLC, (g) New PCO II Investment Ltd., through Gerald W. Schwartz’s indirect control of 1597257 Ontario Inc., which owns all of the voting equity of New PCo II Investments Ltd., and (h) Onex Camelot Co-Invest LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Camelot Co-Invest LP. Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation, and as such may be deemed to beneficially own all of the ordinary shares beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1 Canada.
(2)
The Baring Asia Private Equity Fund VI, L.P.1 (“Fund VI1”) and The Baring Asia Private Equity Fund VI, L.P.2 (“Fund VI2”) and certain affiliates indirectly hold approximately 35,871,123 ordinary shares. The general partner of Fund VI1 and Fund VI2 is Baring Private Equity Asia GP VI, L.P. (“Fund VI GP”). The general partner of Fund VI GP is Baring Private Equity Asia GP VI Limited (“Fund VI Limited”). As the sole shareholder of Fund VI Limited, Jean Eric Salata may be deemed to have voting and dispositive power with respect to the shares beneficially owned by Fund VI and Fund VI2 and their affiliates, but disclaims beneficial ownership of such shares. The address of Fund VI GP, Fund VI Limited, and Jean Eric Salata is c/o Maples Corporate Services Limited, 390 GT Ugland House, South Church Street, Georgetown, Grand Cayman, Cayman Islands.

(3)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13D or Schedule 13G under the Exchange Act filed by such shareholder with the SEC. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(4)
Includes (i) 3,540,963 shares held by Mr. Stead, (ii) 1,000,000 ordinary shares held by JMJS Group - II, LP, an affiliate of Mr. Stead, (iii) 1,000,000 ordinary shares held by Mr. Stead issuable upon the exercise of options exercisable, and (iv) 6,965,000 ordinary shares issuable upon the exercise of warrants held by Mr. Stead.

(5)	Includes (i) 3,282,684 ordinary shares and (ii) 274,000 ordinary shares issuable upon the exercise of warrants.
(6)	Includes (i) 258,279 ordinary shares and (ii) 274,000 ordinary shares issuable upon the exercise of warrants. Sir Martin is not standing for election at the Annual General Meeting.
(7)
Does not include ordinary shares held by funds managed by an affiliate of Onex Corporation. Mr. Gilis is a managing director of Onex Corporation. Mr. Gilis does not have voting or investment power with respect to the shares held by such funds.

(8)
Includes (i) 258,279 ordinary shares and (ii) 274,000 ordinary shares issuable upon the exercise of warrants held by the Iyer Family Trust dated January 25, 2001. Mr. Iyer, as trustee, has voting and investment power over these shares.

(9)
Includes (i) 500,000 ordinary shares held by Mr. Klein, (ii) 5,655,738 ordinary shares held by Garden State Capital Partners LLC, (iii) 3,695,778 ordinary shares held by M. Klein Associates, Inc., and (iv) 4,026,826 ordinary shares and 6,000,000 ordinary shares issuable upon the exercise of warrants held by M. Klein Associates, Inc. and Garden State, respectively. Mr. Klein holds an equity interest in and is the managing member of Garden State Capital Partners LLC and is the sole stockholder of M. Klein Associates, Inc. In such capacities, Mr. Klein is deemed to have voting and investment power over these shares. The address of Garden State Capital Partners LLC and M. Klein Associates, Inc. is 640 Fifth Avenue, 12th Floor, New York, NY 10019.

(10)
Does not include ordinary shares held by funds managed by an affiliate of Baring. Mr. Macksey is a managing director of Baring. Mr. Macksey does not have voting or investment power with respect to the shares held by such funds.

(11)
Includes (i) 129,140 ordinary shares held by Mills Family I, LLC, (ii) 137,000 ordinary shares issuable upon the exercise of warrants held by Mills Family I, LLC, (iii) 129,139 ordinary shares held by K&BM LP and (iv) 137,000 ordinary shares issuable upon the exercise of warrants held by K&BM LP. Ms. Mills is the managing member of Mills Family I, LLC and the general partner of K&BM LP, and in such capacities has voting and investment power over the shares held by such entities.

(12)	Mr. Moran is not standing for election at the Annual General Meeting.
(13)
Does not include ordinary shares held by funds managed by an affiliate of Onex Corporation. Mr. Motamedi is a managing director of Onex Corporation. Mr. Motamedi does not have voting or investment power with respect to the shares held by such funds. Mr. Motamedi is not standing for election at the Annual General Meeting.

(14)
Does not include ordinary shares held by funds managed by an affiliate of Onex Corporation. Mr. Munk is a managing director of Onex Corporation. Mr. Munk does not have voting or investment power with respect to the shares held by such funds.

(15)
Does not include ordinary shares held by funds managed by an affiliate of Baring. Mr. Scattarella is a managing director of Baring. Mr. Scattarella does not have voting or investment power with respect to the shares held by such funds. Mr. Scattarella will step down from the board effective as of the date of the Annual General Meeting.

(16)	Includes 132,136 ordinary shares issuable upon the exercise of options.
(17)	Includes 437,108 ordinary shares issuable upon the exercise of options.
(18)	Includes (i) 132,137 ordinary shares and (ii) 272,202 ordinary shares issuable upon the exercise of options.
(19)	Includes 219,344 ordinary shares issuable upon the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS
Because we are a foreign private issuer under the SEC’s rules, our executive officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, are not subject to the reporting requirements or liability provisions Section 16 of the Exchange Act.
REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any other filing by Clarivate under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control, and legal compliance functions by approving the services performed by the Company’s independent registered public accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board.
The Company’s management is responsible for preparing the Company’s financial statements. The independent registered public accountants are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent registered public accountants.
To fulfill that responsibility, the Audit Committee has regularly met and held discussions with management, internal auditors, and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements for fiscal year 2019 were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.
The Audit Committee has discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board.
As part of that review, the Audit Committee received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management, including any matters in those written disclosures. Additionally, the Audit Committee considered whether the provision of non-audit services was compatible with maintaining such accountants’ independence.
The Audit Committee has discussed with internal accountants, internal auditors, and independent registered public accountants, with and without management present, its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions with management, internal auditors, and the independent registered public accountants referred to above, the Audit Committee approved and recommended to the Board the inclusion of the audited consolidated financial statements for fiscal year 2019 in the Annual Report on Form 10-K for the year ended December 31, 2019.
Respectfully submitted on April 10, 2020, by the members of the Audit Committee of the Board:
Charles J. Neral, Chairperson
Balakrishnan S. Iyer
Karen G. Mills

REPORT OF THE COMPENSATION COMMITTEE
The following report of the Compensation Committee does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any other filing by Clarivate under the Securities Act or the Exchange Act.
The Compensation Committee of the Board has reviewed and discussed with management of the Company the Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and this Proxy Statement.
Respectfully submitted on April 10, 2020, by the members of the Compensation Committee of the Board:
Kosty Gilis, Chairperson
Amir Motamedi
Nicholas Macksey
Sheryl von Blucher
Jerre Stead (served on Compensation Committee through January 1, 2020)

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (CD&A) describes how we determine compensation provided to the executive officers whose compensation is described herein and who are referred to as named executive officers (“NEOs”).
Our active NEOs are:
Jerre Stead—Executive Chairman and Chief Executive Officer
Richard Hanks—Chief Financial Officer
Mukhtar Ahmed—President, Science Group
Jeff Roy—President, Intellectual Property (“IP”) Group
Stephen Hartman—General Counsel and Global Head of Corporate Development
In addition, we will be reporting compensation for the following two former executive officers, who served during the last fiscal year: Jay Nadler, former Chief Executive Officer and Dr. Annette Thomas, former Chief Executive Officer, Scientific and Academic Research.
Executive Summary
Who We Are
We are a global leader in providing trusted insights and analytics that accelerate the pace of innovation. To achieve this, we deliver critical data, information, workflow solutions and deep domain expertise to innovators everywhere. We offer solutions that drive the entire lifecycle of innovation, including the following:
•	Scientific and academic research
•	Patent intelligence and compliance standards
•	Pharmaceutical and biotech intelligence
•	Trademark, domain and brand protection
Fiscal year 2019 reflected a transformational year for Clarivate Analytics. In May 2019, we transitioned from a private to a publicly held company through the merger of Churchill Capital Corp (“Churchill”) and Clarivate Analytics Plc (the “Merger”). From a business perspective, we have made significant accomplishments in a short period, as described under “2019 Business Highlights” and “2019 Financial Results” below.
Since the Merger, we have been highly focused on building a culture of high engagement and accountability. We are moving forward with a sense of urgency and intense external curiosity about what drives success for our customers. We understand that our own success and future is inextricably linked to the success and future of the world around us, and that identifying and addressing gaps in our environmental, social and governance performance will ultimately make us more globally competitive and allow us to drive profitable growth for the long-term.
We have a vibrant, engaged workforce guided by a common mission, values and strategic goals.

Executive Compensation Disclosures
We are voluntarily providing this CD&A and the related compensation disclosure. Clarivate is currently classified as a foreign private issuer, and with this classification we are not required to provide a CD&A and detailed individual compensation information for our NEOs. However, we believe it is important to provide our shareholders with transparent disclosure of our past year’s executive compensation. We have chosen not to have a say on pay vote this year, as we have not yet had time to fully implement our planned compensation programs.
Shareholder Engagement
We are subjecting ourselves to the U.S. disclosure rules to be able to engage with shareholders more effectively. In 2020, we plan to reach out to our shareholders to discuss our executive compensation and corporate governance practices as they relate to executive compensation, and we will consider our shareholders’ input as we continue to refine our executive compensation program.
2019 Business Highlights
Clarivate is the leading provider of intellectual property and scientific information. In 2019, we have accomplished the following (see our Annual Report under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors Affecting the Comparability of Our Results of Operations—Our Transition to Operations as a Standalone Business”).
•	Completed the separation of our business from Thomson Reuters infrastructure
•	Consolidated five Product Lines into two Product Groups: the Science Group and the IP Group (Mr. Ahmed and Mr. Roy were chosen to lead the Science Group and the IP Group, respectively)
•	Initiated organizational efficiency work, including headcount optimization, facilities consolidation, technology modernization, and vendor rationalization and renegotiation
•	Refinanced our debt capital structure to improve the weighted average cost of debt and lower interest expense by approximately $18.0 million per year
•	Completed two secondary offerings totaling 89,355,000 ordinary shares (including the underwriters’ option to purchase additional shares) held by our private equity sponsors and other shareholders
•	Completed the buyout of the tax receivable agreement for $200.0 million
•	Acquired two businesses (Sequencebase and Darts-ip) to augment our existing portfolio of IP assets and reached an agreement to divest our non-core brand protection assets
•	Implemented a customer delight program to focus our improvement efforts
•
Commenced the process to acquire Decision Resources Group, which expands our Life Sciences services and solutions portfolio to enable customers worldwide to accelerate life-changing innovations and improve patient outcomes and access; a definitive agreement was reached in January 2020

2019 Financial Results
The table below highlights our key financial metrics which we measured for purposes of compensating our NEOs in 2019.
Key Financial Results
	2019 Results	2018 Results
Revenue	$974,345	$968,468
Adjusted Revenue	$974,783	$951,170
Adjusted EBITDA	$294,066	$272,861
Standalone Adjusted EBITDA	$336,066	$310,968
Free Cash Flow	$47,744	$(71,510)
See Appendix D for a reconciliation of our non-GAAP to GAAP financial measures.

Return to Shareholders
We have delivered a strong return to our shareholders through the year. On December 31, 2019, Clarivate stock closed at $16.80 per share providing our shareholders with a 24.6% increase in value from the Merger (on May 14, 2019, the first trading day following the Merger, Clarivate stock closed at $13.48 per share) and providing investors who had invested in Churchill as of the end of 2018 and continued to hold their shares with a 75.9% increase in value from December 31, 2018, when our stock closed at $9.55 per share.
Approach to Performance-Based Compensation
To reward achievement in 2019, we maintained a target-based annual incentive plan (the “AIP”) that delivered annual cash payments to the NEOs and other senior employees based on achievement of pre-determined financial goals of the Company tied to adjusted revenue, standalone adjusted EBITDA and adjusted free cash flow (for employees with group-wide responsibility) and Product Line revenue and product contribution (for employees within Product Lines). The AIP also has an individual performance modifier. Our active NEOs had target payments ranging from 58.2% to 100.0% of their annual base salaries, depending upon their positions. As a result of the financial performance described in the table above, the AIP pool tied to corporate goals was funded at 100.0% of target.
Because our long-term incentive compensation program was not in effect in 2019, the percentage of fiscal year 2019 compensation that was at risk is not a full reflection of NEO compensation over a normal period. Beginning in 2020, we are expecting approximately 90% of our CEO’s compensation to be at risk and approximately 70% of the other NEOs’ compensation, on average as a group, to be at risk. For purposes of these estimates, compensation is comprised of base salary, AIP target and long-term incentive target, with AIP target and long-term incentive target both counting as at-risk pay.
Key Compensation Decisions
In 2019, we made decisions that impacted the compensation our NEOs received during 2019 as well as the structure of our future executive compensation program.
Initially, our executive compensation program for 2019 was designed and implemented as a private-equity owned company. As the year progressed and we became a public company, we focused on aligning and simplifying our organization, instilling a strong sense of urgency and accountability and further structuring Clarivate for incremental growth and profitability. In connection with this restructuring, there were several changes at the senior leadership level, including the appointment of Mr. Stead as our new CEO and subsequent personnel changes at the senior level in order to help achieve Mr. Stead’s goals for the Company. These leadership changes have required us to offer new compensation packages, adjust other compensation, and approve severance arrangements. Details of these compensation decisions are described further in this CD&A.
Since the Merger, we have been pivoting our executive compensation programs to align with the expectations of our public shareholders and expect that compensation for the 2020 fiscal year will create a performance-based culture and reward colleagues for collective performance and demonstration of our values. Although some of our plans will not take effect until 2020, we began planning a compensation program whose goals are to:
•
Provide appropriate rewards for achievement of business objectives and which support the creation of long-term shareholder value, including the granting of performance-based equity tied to three-year performance goals and relative shareholder return;

•	Align with best practices from a corporate governance perspective, including having an appropriate peer group of comparator companies; and
•	Attract, retain and motivate the high-caliber executive talent needed to support our growth targets.

Corporate Governance and Compensation Program Enhancements
We are committed to having policies in place to ensure effective oversight of our executive compensation program and strong corporate governance. Because we began the year as a private-equity-held firm, we are still implementing some governance policies relating to executive compensation. The table below highlights practices in effect in 2019 as well as practices we will be implementing in 2020.
WHAT WE DO		WHAT WE DON’T DO
✔	We have an independent compensation consultant	✘	We do not provide our CEO with an employment agreement
✔	We have adopted share ownership guidelines for our executive officers and the Board of Directors	✘	We do not permit our employees to engage in hedging transactions
✔	Beginning in 2020, we will have a Compensation Committee that is fully comprised of independent directors	✘	We do not permit our employees to pledge the Company’s securities to secure margin or other loans
✔	Beginning in 2020, the majority of NEO pay will be at risk and dependent upon performance	✘	We do not reprice underwater stock options
✔	The mix of executive officer equity awards in 2020 will include a performance-based element	✘	We do not provide excise tax gross-up payments
✔	In 2020, we intend to engage with our shareholders to discuss executive compensation and corporate governance matters	✘	We do not have an evergreen provision that automatically adds shares to our equity incentive plan
Our Approach to Pay
Compensation Philosophy
Our compensation in 2019 recognized Clarivate’s legacy as a private-equity-held firm, including: (i) increased emphasis on cash incentives, which were at risk based on pre-assigned company financial targets, (ii) pay levels targeted at or below market median without specific reference to an identified peer group for benchmarking, and (iii) historic stock options whose primary purpose was to create value for recipients alongside the private equity sponsors upon a Liquidity Event (as defined in the Clarivate Analytics PLC 2019 Incentive Award Plan (the “2019 Incentive Plan”)).
Soon after the merger with Churchill, we began reviewing our compensation programs in order to reflect our public company status and to create a performance-based culture and reward colleagues for collective performance and demonstration of our values. We adopted the following guiding principles for compensation and benefits:
✔	Our total rewards strategy should support our mission, vision and values
✔	Our compensation philosophy must attract, retain and motivate top talent
✔	Our compensation programs should be globally consistent and locally competitive
✔	Our incentives need to be aligned to key business objectives appropriate to colleague roles
✔	Our compensation programs must support a pay-for-performance culture
We assessed our long-term and short-term incentive plans against these principles and determined that our AIP is well designed for future purposes and not in need of significant change (other than our normal review in the ordinary course and setting of suitably demanding annual targets). However, we determined that stock options that had been tied to private equity returns did not give us the adaptability we need for providing ongoing competitive pay or to allow for a wider distribution of incentives to colleagues who are key to ensuring we hit our goals. Beginning in 2020, equity grants pursuant to our 2019 Incentive Plan will be comprised of a mix of restricted stock units: (a) performance-based units (“PRSUs”) tied to long-term financial and operational metrics with a relative total shareholder return modifier, and (b) time-based units (“RSUs”) that will vest over time.

Peer Group Benchmarking
With guidance from Pay Governance LLC, our independent compensation consultant, we established a peer group for benchmarking executive pay based on the following guiding principles:
•	Companies engaged in intelligence development, data analytics, digital delivery or cybersecurity/intellectual property protections
•	Revenues between $300 million—$3.0 billion (approximately 0.3x—3.0x Clarivate)
•	Market capitalization between $1.0—$24.0 billion (approximately 0.25x—5.0x Clarivate)
•	Business/talent competitors of Clarivate
•	A group of between 10 to 25 companies so that results are statistically reliable, and the peer group is sustainable over time
•	Sufficient pay data is available for companies identified as potential peers
Based on this analysis, we selected the following companies as our primary peer group for compensation benchmarking in 2019:
Clarivate Analytics Peer Group for Compensation
Cloudera, Inc.	FTI Consulting, Inc.	MSCI Inc.
ExIService Holdings, Inc.	Gartner, Inc.	Proofpoint, Inc.
Exponent, Inc.	ICF International, Inc.	PRA Health Sciences, Inc.
FactSet Research Systems Inc.	ICON Public Limited Company	RWS Holdings plc
Fair Isaac Corporation	Informa plc	Teradata Corporation
FireEye, Inc.	Morningstar, Inc.
Determination of Executive Compensation
Role of the Compensation Committee
Following the closing of the Merger, the Compensation Committee of the Board of Directors has administered the compensation program for our executive officers and executive leadership team.
With respect to CEO compensation, the Compensation Committee:
•	Reviews and approves the corporate goals and objectives;
•	Evaluates the CEO’s performance in light of these goals and objectives; and
•
Sets the CEO’s compensation based upon the evaluation of the CEO’s performance. (Under its charter, the Compensation Committee may set the CEO’s compensation either alone or, if directed by the Board, in conjunction with a majority of the independent directors on the Board.)

Additionally, the Compensation Committee reviews and sets or makes recommendations to the Board regarding the compensation of the executive officers other than the CEO.
The Compensation Committee reviews and approves or recommends to the Board regarding the adoption or amendment of the Company’s incentive compensation and equity-based plans and arrangements. The Compensation Committee administers these plans and has authority to make and modify awards under these plans.
The Compensation Committee considers a variety of factors when making compensation decisions, including:
•	Experience, responsibilities, and both individual and overall Company performance
•	Internal equity among executives
•	Executive role in succession planning
•	Competitive external market data and trends
•	Alignment with shareholders, customers and colleagues

Role of Compensation Consultant
During 2019, the Compensation Committee engaged Pay Governance LLC as its independent compensation consultant to advise on executive compensation matters. Pay Governance specializes in executive compensation and related governance matters and does not perform any unrelated services for Clarivate Analytics. The Compensation Committee has sole authority with regard to the decision to retain the compensation consultant and, while the compensation consultant interacts with management from time to time in order to best coordinate with and deliver services to the Compensation Committee, it reports directly to the Compensation Committee with respect to its compensation consulting advice.
Role of Management
At the Compensation Committee’s request, management provides us with information, analyses and recommendations regarding our executive compensation program. From May 2019, our CEO was a member of the Compensation Committee and participated in compensation decisions, other than those decisions that were directly related to the CEO’s own compensation. Starting in 2020, the CEO will no longer serve on the Compensation Committee, which is consistent with our decision to report as a domestic filer.
Compensation for Named Executive Officers
Elements of Compensation
For 2019, the executive compensation program consisted of the elements described in the table below.
		Pay Element	Alignment to Business Objectives	Overview
Annual	Fixed	Base Salary	• Benchmarked base salaries attract and retain key talent • Adjustments are linked to individual performance and market data	• Cash • Aligned to scope of responsibilities and market benchmarks
	Variable	Annual Incentive Plan	• Rewards performance to achieve short-term business objectives • Motivates executives to deliver on individual objectives alongside broader business objectives
• Cash
• Annual recognition of
  performance against
  pre-established targets,
  including
• Standalone Adjusted EBITDA
• Adjusted revenue
• Adjusted free cash flow
• Product Line profit and
 revenue
• Individual performance
  modifier

Long- Term		Long-Term Incentive Plan	• Supports retention and mitigates excessive risk taking • Event-based grants (hire, promotion, etc.)	• Stock Options • RSUs
Other			• Market aligned programs to facilitate strong productivity and support at times of personal need	• Health, welfare and retirement programs • Limited perquisites
CEO
At the time of the Merger, Mr. Stead was named Executive Chairman, and shortly thereafter Mr. Stead agreed to expand his role to become our CEO effective as of June 30, 2019. Mr. Stead has had a long and very successful career generating value for investors as a public company CEO. Over the last two decades, he led one of the fastest-growing and most successful companies in the information services sector, IHS Markit Ltd.

Post-Merger Compensation. Mr. Stead has been provided with an annual salary of $600,000 (pro-rated for the time he served as CEO) and an AIP target equal to 100.0% of his annual salary. Prior to the time that Mr. Stead’s AIP payout could be calculated, he requested and the Compensation Committee agreed that he be paid only 50.0% of his earned AIP payout. Mr. Stead has also requested that he not have an employment agreement. We have been advised by our compensation consultant, Pay Governance LLC, that Mr. Stead’s compensation (excluding the Merger Shares discussed below) is below market compared to our peer group. Given Mr. Stead’s successful track record and years of experience in the information services industry, we will review his compensation as compared to our peer group in 2020.
Pre-Merger Compensation. Under the Sponsor Agreement, Clarivate, Churchill and the other parties thereto agreed that Clarivate would issue 7,000,000 ordinary shares to persons designated by Messrs. Stead and Klein, including themselves, upon Clarivate’s achievement of a closing share price on the NYSE of at least $20.00 per share for 40 days over a 60 consecutive trading day period on or before the sixth anniversary of the closing of the Merger (the “Merger Shares”). Of the 7,000,000 Merger Shares, Mr. Stead was delegated the authority to designate recipients of up to 4,000,000. As of December 31, 2019, 1,000,000 Merger Shares were designated for Mr. Stead, and he retained the authorization to designate the recipients of a residual 400,000 unissued Merger Shares. On January 31, 2020, our Board agreed to waive the performance vesting condition described above, and such Merger Shares are expected to be issued to persons designated by Messrs. Stead and Klein on or prior to December 31, 2020. Additionally, the terms of the Sponsor Agreement provided that the Churchill board of directors could allocate up to 1,000,000 immediately vested non-qualified stock options that would be granted after the close of the Merger. At that time, the Churchill board of directors designated that the options would be granted to Mr. Stead given his agreement to serve as the executive chairman of Clarivate following the Merger. These options were then granted to Mr. Stead with an exercise price of $13.30, the fair market value as of the May 20, 2019 grant date. The stock options will only have value to Mr. Stead if our share price remains above the $13.30 exercise price. While we are required to report the Merger Shares and stock options designated for Mr. Stead as compensation to him under the rules of the SEC, the Merger Shares and stock options were actually received by Mr. Stead in his role as a founder of Churchill and were part of the terms of the Merger, which were negotiated on an arm’s length basis among the parties to the Sponsor Agreement, and not a decision of the Compensation Committee.
Base Salary. In connection with the Merger and restructuring described in “Key Compensation Decisions” above, we provided salary adjustments to Messrs. Ahmed, Roy and Hartman. Over the course of the year, Mr. Ahmed received two separate salary increases (the first being 13.8% and the second being 21.6%). The first increase, in July 2019, was after the Merger to align his pay with the competitive market, and the second increase, effective in September 2019, was in recognition of his appointment as head of one of our two primary Product Groups. In total Mr. Ahmed’s salary increased from $414,050 at the beginning of the year to $573,300 at year-end. Mr. Roy received an 17.6% increase in salary, from $382,500 to $450,000 after the Merger, which aligns his pay with the competitive market and recognizes his appointment as head of one of our two primary Product Groups. Both Messrs. Ahmed and Roy have significantly increased areas of responsibility and hold critically important roles. Mr. Hartman received a 25.0% increase in salary, from $305,760 to $382,200, in recognition of his expanded responsibilities as general counsel of a public company and to align his pay with the competitive market. Messrs. Hartman and Ahmed are based in the United Kingdom and their salaries have been converted to USD using a GBP:USD exchange rate of 1.274, which is a rate set at the beginning of 2019 using a six-month forward look which we use for the purposes of our budgetary planning.
Annual Incentive Plan
Our AIP is intended to reward achievement of operational and financial performance by aligning individual performance with our business strategy and objectives. Each NEO has a target AIP payout, which is defined as a percentage of the respective NEO’s eligible base pay. There is also a discretionary individual performance modifier, which may be used to increase or decrease an individual’s final payout up to twice the calculated payment, depending upon an assessment of that individual’s performance, determined by the Compensation Committee for NEOs, against individual objectives.

In mid-2019, the Compensation Committee adjusted the AIP target payout for the NEOs (other than for the CEO) as follows:
•	Mr. Hanks: 62.5% to 85.0% of his base salary
•	Mr. Ahmed: 85.0% to 100.0% of his base salary
•	Mr. Roy: 60% to 85% of his base salary
•	Mr. Hartman: 50% to 65% of his base salary
These adjustments were made to recognize the expanded roles following the Merger and restructuring. The increased targets have been pro-rated (from the date of adjustment) for purposes of determining the 2019 AIP payouts.
The AIP for our NEOs included goals which best represent our key business performance areas, including adjusted revenue, standalone adjusted EBITDA, and adjusted free cash flow. Additionally, Messrs. Roy and Ahmed had goals tied to Product Line performance.
The table below provides the threshold, target and maximum AIP opportunities and actual results achieved in 2019 at the corporate level. Payments are interpolated between these levels.
2019 AIP Calculations
Metric	Weighting	Payment Level		2019 Corporate Goal (in thousands)	2019 Corporate Goal as % of Target	2019 Results (in thousands)	AIP Payout Level Achieved
Adjusted Revenue(1)	40%	Threshold	0%	$962,000	97.9%	977,775	35.8%
		Target	100%	$982,600	100.0%
		Maximum	200%	$1,080,000	110.0%
Standalone Adjusted EBITDA(1)	40%	Threshold	0%	$325,000	97.9%
		Target	100%	$332,000	100.0%	338,219	43.4%(2)
		Maximum	200%	$365,200	110.0%
Adjusted Free Cash Flow(1)	20%	Threshold	0%	$42,800	75.0%	57,600	20.8%
		Target	100%	$57,000	100.0%
		Maximum	200%	$71,300	125.0%
Calculated Annual Incentive Payout (as a Percentage of Target)						100%
(footnotes in thousands)
(1)
Adjusted revenue and standalone adjusted EBITDA are presented at plan rates excluding results from two acquisitions that occurred late in 2019: Darts-ip, acquired in November 2019, and SequenceBase, acquired in September 2019. These exclusions and the presentation at plan rates resulted in the following differences between the amounts included above for 2019 AIP Calculations and the amounts reported in “Key Financial Results” in this section of the annual report: adjusted revenue plan results increased by $2,992; standalone adjusted EBITDA plan results increased by $2,153. See Appendix D for a reconciliation of our non-GAAP to GAAP financial measures. Adjusted free cash flows for AIP purposes are presented at actual rates and are adjusted to exclude certain transactions that do not represent operations from our ongoing business. These adjustments resulted in an increase of $9,856 between the amount included above for 2019 AIP Calculation and the amount reported in “Key Financial Results” in this section of the annual report.

(2)
The calculated payout for standalone adjusted EBITDA is 47.5%; however, the payout was set at 43.4% to ensure that payment based on non-GAAP adjustments would not adversely impact overall adjusted EBITDA.

The table below illustrates the AIP payout calculations for Messrs. Stead, Hanks and Hartman, whose AIP goals were 100% tied to the corporate AIP goals shown above, plus an individual modifier for Messrs. Hanks and Hartman. The Compensation Committee utilized the individual performance modifier to increase the final payments to Messrs. Hanks and Hartman to recognize their leadership and accomplishments that were required for the successful and timely closing of the Merger and start of operations as a public company.
Individual NEO AIP Calculations—100% Corporate
Name	Eligible Base Pay ($)	Pro-Rata AIP Target (%)	Corporate Goal Achievement (%)	Voluntary Forfeiture ($)	Individual Modifier ($)	Final AIP Payout	Total AIP Payout as Percent of Target
Jerre Stead(1)	600,000	100.0%	100.0%	(300,000)	—	300,000	50.0%
Richard Hanks	500,000	68.9%	100.0%	—	5,445	350,000	101.6%
Stephen Hartman	350,576	58.2%	100.0%	—	15,813	220,000	107.7%
(1)	See “CEO Compensation” for additional discussion regarding Mr. Stead’s eligible earnings and voluntary forfeiture of AIP incentive payout.
Messrs. Ahmed and Roy had 50% of their AIP tied to the corporate AIP goals shown above and 50% tied to the performance of the Product Lines for which they had responsibility. Their respective Product Lines did not achieve the applicable threshold performance levels; thus, Messrs. Ahmed and Roy are not receiving a payout for the portion of their AIP that is weighted to their Product Lines. Because of their leadership, vision and key contributions to the Company’s strategic path forward, the Compensation Committee utilized the individual performance modifier to increase their payouts, as shown in the following table.
Individual NEO AIP Calculations—50% Corporate/50% Product Line
Name	Eligible Base Pay ($)	Pro-Rata AIP Target ($)	Corporate Goal Achievement (%)	Percentage of AIP Payout Weighted to Corporate Goals (%)	Individual Modifier ($)	Final AIP Payout ($)	Total AIP Payout as Percent of Target (%)
Mukhtar Ahmed	477,017	91.0%	100.0%	50.0%	132,896	350,000	80.6%
Jeff Roy	416,527	69.9%	100.0%	50.0%	104,453	250,000	85.9%
Messrs. Hartman and Ahmed are based in the United Kingdom and, in the AIP tables above, their payments have been converted to USD using a GBP/USD exchange rate of 1.274. Since Mr. Nadler and Dr. Thomas were no longer employed with the Company as of the end of the fiscal year 2019, they did not receive an AIP payout tied to achievement of the performance goals.
Long-Term Incentive Plan
None of our NEOs received new equity grants in 2019 as compensation for their roles with Clarivate. As discussed previously under “Pre-Merger Compensation” above, as part of the Merger, Mr. Stead received an award of stock options for his role as a founder of Churchill.
In prior years, our NEOs, other than Mr. Stead, had received grants of non-qualified options under the Camelot Holdings (Jersey) Limited 2016 Equity Incentive Plan. In addition to compensatory grants, under this equity scheme, participants had an opportunity to invest in the then-private company and receive matching non-qualified stock options. After the Merger, these options were converted to non-qualified stock options under the 2019 Incentive Plan.
The terms of the stock options held by our NEOs, other than our CEO, provide for accelerated vesting in the event of a Liquidity Event which would require our “Principal Shareholders” (as defined in the 2019 Incentive Plan) to be holding less than 30% of the total shares of the Company that they held immediately after the Merger. The terms of the stock options held by our NEOs were approved when the Company was private-equity owned.

Benefits
We sponsor a qualified defined contribution plan (“401(k) Plan”) for U.S. employees, including U.S.-based NEOs. In addition, we sponsor a qualified defined contribution plan for UK employees, including UK-based NEOs. Other than the qualified plans described above, we do not provide any other pension plan, supplemental retirement plan, or deferred compensation plan to our NEOs.
We also provide NEOs with life and medical insurance, and other benefits generally available to all employees. We provide limited perquisites.
Employment and Separation Agreements
Our CEO does not have an employment agreement. In prior years, Clarivate entered into employment agreements with Messrs. Hanks, Ahmed, Roy and Hartman as well as with our former officers, Mr. Nadler and Dr. Thomas.
The employment agreements that we have in place with Messrs. Hanks, Ahmed, Roy, and Hartman are for the purpose of establishing their employment terms. These employment agreements provide a description of compensation elements and benefits to which each NEO is entitled, as further discussed under “Employment Contracts” below.
In 2019, we also entered into separation agreements with Mr. Nadler and Dr. Thomas that are described under “Employment Contracts” and “Potential Payments Upon Termination or Change in Control.”
Compensation Policies
Stock Ownership Guidelines
In January 2020, we adopted the following stock ownership guidelines for our non-employee directors, CEO, executive officers and leadership team.
Position	Stock Ownership Guidelines
Chief Executive Officer	6 times base salary
Other Executive Officers and Leadership Team	3 times base salary
Non-employee Directors	5 times annual retainer
Insider Trading Policy
We have an insider trading policy that prohibits officers, directors, employees and consultants of the Company from trading while in possession of material, non-public information about the Company. We have Company-wide trading blackouts that are in effect prior to the release of earnings and we require all executive officers and other key employees to pre-clear any transactions with the Company’s General Counsel or Chief Financial Officer.
No Hedging Policy
Certain forms of hedging or monetization transactions allow an individual to lock in much of the value of his or her share holdings, often in exchange for all or part of the potential for upside appreciation in the shares. We have a policy that prohibits directors, executive officers, employees and consultants from engaging in such transactions.
No Pledging Policy
We have a policy that prohibits our directors, executive officers, employees and consultants from pledging the Company’s securities as collateral to secure loans or otherwise. This prohibition includes a prohibition on holding the Company’s securities in a margin account, which would allow the director or executive officer to borrow against their holdings to buy securities.

Equity Grant Practices
Beginning in 2020, we expect to make annual equity awards, comprised of PRSUs and RSUs, to management during the first quarter of the year. We also expect to make broad-based grants to our non-management employees in the fourth quarter of the year if we meet our Customer Delight goals. New hire and ad hoc grants may be made throughout the year.
Risk Management
The Board of Directors is responsible for the oversight of the Company’s ongoing assessment and management of material risks impacting our business. The Compensation Committee oversees compensation risk management by participating in the creation of, and approving, compensation elements, programs and performance metrics that encourage an appropriate level of risk-taking consistent with our business strategy. In 2019, we had a formulaic-based annual incentive plan with maximum caps and pre-established goals that focused on multiple areas across the Company. Beginning in 2020, we will have short-term and long-term incentive plans that include a mix of performance metrics that align with our overall corporate goals and strategy and do not encourage excessive risk taking in order to meet one particular goal. As noted above in “Compensation Policies,” we have stock ownership guidelines and prohibitions against hedging and pledging of our securities. We do not believe our current compensation practices and programs are reasonably likely to have a material adverse effect on the Company.
Impact of Accounting and Tax Treatment
The Compensation Committee considers the accounting and tax treatment to Clarivate and the NEOs in its decision-making process, including: the recognition of stock-based compensation; the Tax Cuts and Jobs Act which eliminated the exception that allowed for the deductibility of certain performance-based compensation under Section 162(m) of the Internal Revenue Code; and Section 409A of the Internal Revenue Code. We strive to ensure that there are no significant negative accounting implications due to the design of our compensation programs; however, we will base our decisions on what we believe is necessary and appropriate to further the growth of our Company, align with our shareholders interest, and pay for performance.
Employee Share Plans
Prior to our merger with Churchill Capital Corp, we granted awards to eligible participants under the Camelot Holdings (Jersey) Limited 2016 Equity Incentive Plan (the “Prior Plan”). Options to purchase ordinary shares of Camelot, which are referred to herein as Company shares, granted under the Prior Plan typically were divided into four tiers, with distinct escalating exercise prices for each tier. In addition, certain participants were previously given an opportunity to make a cash investment to purchase Company shares and those participants who made such a cash investment received additional options under the Prior Plan that had a single exercise price. All options granted under the Prior Plan are eligible to vest in five equal annual installments generally following the date of grant of such options. Vesting will accelerate at such time as Camelot Investors have collectively sold for cash 70% of the total Clarivate ordinary shares received by them in our merger with Churchill Capital Corp.
Effective as of the effective time of the Jersey Merger, each option to purchase Company shares, to the extent then outstanding and unexercised, were converted into an option to purchase ordinary shares of Clarivate (a “Rollover Option”), on the same terms, conditions and vesting schedules as previously applied, with adjustments to the number of shares and exercise price, in each case based on an exchange ratio that is intended to preserve the intrinsic value and overall economics of the outstanding options. The conversion and adjustment of the options to purchase Camelot’s shares as described above is referred to herein as the Option Conversion.
In addition, in connection with our merger with Churchill Capital Corp, Clarivate adopted the Clarivate Analytics Plc 2019 Incentive Award Plan, or the 2019 Plan, under which Clarivate may grant cash and equity-based incentive awards to eligible service providers in order to attract, retain and motivate the persons who make important contributions to Clarivate. The 2019 Plan is intended to be the successor plan to the Prior Plan and, upon the effectiveness of the 2019 Plan, the Rollover Options ceased to be subject to the terms of the Prior Plan and are instead governed by the terms and conditions of the 2019 Plan. The 2019 Plan became effective immediately prior to the consummation of our merger with Churchill Capital Corp. The following summarizes the material features of the 2019 Plan.

Eligibility and Administration
Employees, consultants and directors of Clarivate, and employees and consultants of subsidiaries of Clarivate, are eligible to receive awards under the 2019 Plan. The 2019 Plan is administered by the Clarivate board of directors, which may delegate its duties and responsibilities to one or more committees of the directors and/or officers of Clarivate (referred to collectively as the plan administrator below), subject to the limitations imposed under the 2019 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the 2019 Plan, to interpret the 2019 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2019 Plan as it deems advisable. The plan administrator also has the authority to grant awards, determine which eligible service providers receive awards and set the terms and conditions of all awards under the 2019 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2019 Plan.
Award Limits
An aggregate pool of 60,000,000 ordinary shares are initially available for issuance under the 2019 Plan. Shares issued upon exercise of the Rollover Options and shares issued in respect of all future awards will come out of this pool. No more than 60,000,000 ordinary shares may be issued under the 2019 Plan upon the exercise of options that are intended to qualify as incentive stock options under Section 422 of the Code. Shares issued under the 2019 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.
If an award under the 2019 Plan (including the Rollover Options) expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, redeemed, cancelled without having been fully exercised or forfeited, any unused shares subject to the award will, as applicable, become or again be available for new grants under the 2019 Plan. Awards granted under the 2019 Plan in substitution for any options or other shares or share-based awards granted by an entity before the entity’s merger or consolidation with Clarivate or Clarivate’s acquisition of the entity’s property or shares will not reduce the shares available for grant under the 2019 Plan, but will count against the maximum number of shares that may be issued upon the exercise of options that are intended to qualify as incentive stock options under Section 422 of the Code.
Awards
The 2019 Plan provides for the grant of options, including options that are intended to qualify as incentive stock options under Section 422 of the Code and nonqualified options, share appreciation rights, restricted shares, dividend equivalents, restricted share units and other share or cash based awards. Certain awards under the 2019 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the 2019 Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.
•
Options and Share Appreciation Rights. Options provide for the purchase of ordinary shares in the future at an exercise price set on the grant date. Options that are intended to qualify as incentive stock options under Section 422 of the Code, in contrast to nonqualified options, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. Share appreciation rights entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator will determine the number of shares covered by each option and share appreciation right, the exercise price of each option and share appreciation right and the conditions and limitations applicable to the exercise of each option and share appreciation right. The exercise price of an option or share appreciation right will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of options that are intended to qualify as incentive stock options under Section 422 of the Code granted to certain significant shareholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of an option or share appreciation right may not be longer than ten years (or five years in the case of options that are intended to qualify as incentive stock options under Section 422 of the Code granted to certain significant shareholders).

•
Restricted Shares and Restricted Share Units. Restricted shares are awards of nontransferable ordinary shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. Restricted share units are contractual promises to deliver ordinary shares in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on ordinary shares prior to the delivery of the underlying shares. The plan administrator may provide that the delivery of the shares underlying restricted share units will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted shares and restricted share units will be determined by the plan administrator, subject to the conditions and limitations contained in the 2019 Plan.

•
Other Share or Cash Based Awards. Other share or cash based awards are awards of cash, fully vested ordinary shares and other awards valued wholly or partially by referring to, or otherwise based on, ordinary shares or other property. Other share or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other share or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance Criteria
The plan administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the 2019 Plan may include, but are not limited to, the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenues or sales or revenues growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on shareholders’ equity; total shareholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the company’s performance or the performance of a subsidiary, division, business segment or product line of the company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.
Certain Transactions
In connection with certain corporate transactions and events affecting the ordinary shares of Clarivate, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2019 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes cancelling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2019 Plan and replacing or terminating awards under the 2019 Plan. In addition, in the event of certain non-reciprocal transactions with the shareholders of Clarivate, the plan administrator will make equitable adjustments to awards outstanding under the 2019 Plan as it deems appropriate to reflect the transaction.
Plan Amendment and Termination
The Clarivate board of directors may amend or terminate the 2019 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2019 Plan, may materially and adversely affect an award outstanding under the 2019 Plan without the consent of the affected participant and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2019 Plan will remain in effect until the tenth anniversary of its effective date, unless earlier terminated by the Clarivate board of directors. No awards may be granted under the 2019 Plan after its termination.
Claw-Back Provisions, Transferability and Participant Payments
All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as the plan administrator may determine or provide in an award agreement, awards under the 2019 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2019 Plan and exercise price obligations arising in connection with the exercise of options under the 2019 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, Shares that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.

EXECUTIVE COMPENSATION TABLES
2019 Summary Compensation Table
The following summary compensation table sets forth information concerning compensation paid or accrued to: (i) each person who served as our CEO during the fiscal year 2019, (ii) our chief financial officer, (iii) our three other most highly compensated executive officers who serve in such capacity as of the end of 2019, and (iv) one former executive officer who would have been included as one of our three other most highly compensated executive officers had she been serving in that capacity at the end of 2019.
Name and principal position(1)	Year	Salary ($)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Jerre Stead Executive Chairman and Chief Executive Officer	2019	380,769	12,960,000	2,940,000	300,000	8,346	16,589,115
Richard Hanks Chief Financial Officer	2019	500,000	—	—	350,000	8,442	858,442
Mukhtar Ahmed(6) President, Science Group	2019	476,688	—	—	350,000	62,800	889,488
Jeff Roy President, IP Group	2019	416,527	—	—	250,000	8,442	674,969
Stephen Hartman(6) General Counsel and Global Head of Corporate Development	2019	350,350	—	—	220,000	46,168	616,518
Jay Nadler Chief Executive Officer (Former)	2019	363,462	—	—	—	1,986,382	2,349,844
Annette Thomas(6) CEO, Scientific and Academic Research (Former)	2019	547,820	—	5,853,715	—	2,593,711	8,995,246
(1)
Mr. Stead was named Executive Chairman in connection with the closing of the Merger on May 13, 2019 and shortly thereafter, he agreed to expand his role to become our CEO effective June 30, 2019. Mr. Nadler served as our CEO prior to Mr. Stead and continued to serve as an advisor to the Company through year-end. Effective September 18, 2019, we entered into a separation agreement with Dr. Thomas.

(2)
Represents the value of 1,000,000 Merger Shares based on the fair market value on the date of designation and calculated in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Information about the assumptions used to calculate the grant date fair value of the stock can be found in our Annual Report under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Note 3: Summary of Significant Accounting Policies—Share Based Compensation” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Note 17: Employment and Compensation Arrangements.” The reported amount does not include the value of the 400,000 Merger Shares over which Mr. Stead has retained the authority to designate, which were not designated as of December 31, 2019. As further described under “Pre-Merger Compensation” above, the Merger Shares were provided for in the Sponsor Agreement, the terms of which were negotiated on an arm’s length basis among the parties thereto.

(3)
For Mr. Stead, the value of the option awards reflects the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. As further described under “Pre-Merger Compensation” above, the stock options listed for Mr. Stead were provided for in the Sponsor Agreement, the terms of which were negotiated on an arm’s length basis among the parties thereto. For Dr. Thomas, the value of options reflects $5,553,629 of fair value related to stock options that were accelerated upon her termination and $300,086 in incremental expense related to the extension of exercise period for options that were vested at the time of her termination. The values for Dr. Thomas were calculated as of the modification date in accordance with FASB ASC Topic 718. Information about the assumptions used to calculate the grant date fair value of the stock options can be found in our Annual Report under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Note 3: Summary of Significant Accounting Policies—Share Based Compensation” and “Note 17: Employment and Compensation Arrangements.”

(4)	Represents annual incentive payments under our AIP that will be paid in March 2020 for 2019 performance.

(5)	The table below provides a breakdown of All Other Compensation in 2019 for our NEOs:
Description	Jerre Stead	Richard Hanks	Mukhtar Ahmed	Jeff Roy	Stephen Hartman	Jay Nadler	Annette Thomas
Matching Contributions to Retirement Plans ($)(a)	8,250	8,250	41,866	8,250	38,539	8,250
Pension Allowance ($)							33,055
Life Insurance ($)	96	192	550	192	367	96	432
Car Allowance ($)			20,384		7,262
Benefits Continuation ($)						22,844
Advisor Payments ($)(b)						1,150,000
Legal Fees ($)(c)						35,000	12,740
Notice Payment ($)(d)							254,284
Severance ($)(e)						750,000	2,293,200
Vacation Payout at Termination						20,192
Totals ($)	8,346	8,442	62,800	8,442	46,168	1,986,382	2,593,711
(a)
For Messrs. Stead, Hanks, Roy and Nadler, the matching contributions to retirement plans were under the Company’s 401(k) plan offered to employees located in the U.S. For Messrs. Ahmed and Hartman, the matching contributions to retirement plans were under the Company’s defined contribution plan offered to employees located in the UK.

(b)
Mr. Nadler received a payment of $350,000 for ongoing advisory services from the date of his termination through December 31, 2019. In addition, because he made himself available to provide advisory services as provided in his separation agreement, in March 2020, Mr. Nadler will receive a full-year non-pro-rated AIP payment at target level performance in the amount of $800,000.

(c)	Mr. Nadler and Dr. Thomas received reimbursement of certain legal fees related to their separations.
(d)	Dr. Thomas received a notice payment in lieu of the United Kingdom’s required three-month notice period for salary and benefits.
(e)
Mr. Nadler’s severance represents only payments made in 2019 as continuation of his severance benefits is contingent upon him remaining in compliance with restrictive covenants set forth in his original employment agreement, including a non-compete covenant.

(6)
Messrs. Ahmed and Hartman and Dr. Thomas received cash payments in British Pounds. For purposes of the compensation tables, we used a GBP:USD exchange rate of 1.274 to convert their cash payments received to US dollars.

Grants of Plan Based Awards During Fiscal Year 2019
The following table provides information regarding grants of plan-based awards to our NEOs.
Name			Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)(2)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
	Grant date	Approval date	Threshold ($)	Target ($)	Maximum ($)
Jerre Stead			—	600,000	1,200,000
	May 20, 2019	May 20, 2019					1,000,000(3)	13.30	2,940,000
	May 26, 2019	May 26, 2019				1,000,000(4)			12,960,000
Richard Hanks			—	344,555	689,110
Mukhtar Ahmed			—	434,207	868,414
Jeff Roy			—	291,095	582,190
Stephen Hartman			—	204,187	408,374
Jay Nadler			—	—	—
Annette Thomas(5)			—	—	—
	Sept. 18, 2019	Sept. 16, 2019					286,525	6.76	3,061,277
	Sept. 18, 2019	Sept. 16, 2019					204,626	10.39	1,474,084
	Sept. 18, 2019	Sept. 16, 2019					204,626	14.18	805,846
	Sept. 18, 2019	Sept. 19, 2019					122,807	17.96	212,422
(1)
The threshold, target and maximum amounts shown under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” reflect the ranges of payments that could be made under the AIP. Actual payments under the AIP are shown in the Summary Compensation Table. Because Mr. Nadler and Dr. Thomas terminated employment before the end of fiscal year 2019, they were not eligible to receive an AIP payout based on year-end performance.

(2)	Stock options were granted pursuant to the 2019 Incentive Plan.
(3)
As further described under “Pre-Merger Compensation” above, the stock options listed for Mr. Stead were provided for in the Sponsor Agreement, the terms of which were negotiated on an arm’s length basis among the parties thereto.

(4)
Represents the value of 1,000,000 Merger Shares based on the fair market value on the date of designation and calculated in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Information about the assumptions used to calculate the grant date fair value of the stock can be found in our Annual Report under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Note 17: Employment and Compensation Arrangements.” As further described under “Pre-Merger Compensation” above, the Merger Shares were provided for in the Sponsor Agreement, the terms of which were negotiated on an arm’s length basis among the parties thereto.

(5)
The option awards listed for Dr. Thomas show the details of the accelerated vesting of her unvested stock options, pursuant to the terms of her separation agreement, as further described in “Former Officer Agreement.” The number of securities underlying her stock options is the number of stock options accelerated. The exercise price is the original exercise price of the accelerated stock options, and the amounts shown for grant date fair value includes $5,553,629 of fair value related to stock options that were accelerated upon her termination and excludes $300,086 of incremental expense related to the extension of the exercise period for her stock options that were vested upon her termination.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning the outstanding equity awards held by the NEOs at the end of fiscal year 2019. Except for our CEO, our NEOs were holding only stock options at the end of the fiscal year; none were holding stock awards.
	Option awards		Option exercise price ($)	Option expiration date	Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable			Number of shares or units of stock that have not vested(#)	Market value of shares or units of stock that have not vested ($)
Jerre Stead	1,000,000(1)	—	13.30	May 19, 2029
					1,000,000(8)	16,800,000
Richard Hanks	147,992	221,990(2)	6.61	Mar. 2, 2027
	105,710	158,563(2)	10.39	Mar. 2, 2027
	105,710	158,563(2)	14.18	Mar. 2, 2027
	63,426	95,138(2)	17.96	Mar. 2, 2027
	14,271	9,513(3)	6.61	May 22, 2027
Mukhtar Ahmed	46,248	184,991(4)	6.91	Mar. 7, 2028
	33,034	132,136(4)	10.85	Mar. 7, 2028
	33,034	132,136(4)	14.78	Mar. 7, 2028
	19,820	79,282(4)	18.72	Mar. 7, 2028
Jeff Roy	73,996	110,995(5)	6.76	Sept. 4, 2027
	52,854	79,282(5)	10.39	Sept. 4, 2027
	52,854	79,282(5)	14.18	Sept. 4, 2027
	31,712	47,570(5)	17.96	Sept. 4, 2027
	7,928	11,892(5)	6.76	Sept. 4, 2027
Stephen Hartman	50,661	33,774(6)	6.61	Mar. 2, 2027
	36,153	24,101(6)	10.39	Mar. 2, 2027
	36,153	24,101(6)	14.18	Mar. 2, 2027
	21,723	14,482(6)	17.96	Mar. 2, 2027
	79,281	52,855(6)	6.61	May 22, 2027
	16,887	67,548(7)	8.14	Nov. 12, 2028
	12,051	48,203(7)	12.68	Nov. 12, 2028
	12,051	48,203(7)	17.23	Nov. 12, 2028
	7,241	28,964(7)	21.78	Nov. 12, 2028
Jay Nadler	863,098	—	6.61	Mar. 2, 2027
	1,970,422	—	10.39	Mar. 2, 2027
	1,970,422	—	14.18	Mar. 2, 2027
	1,182,226	—	17.96	Mar. 2, 2027
Annette Thomas	477,541	—	6.76	Dec. 31, 2022
	341,044	—	10.39	Dec. 31, 2022
	341,044	—	14.18	Dec. 31, 2022
	204,679	—	17.96	Dec. 31, 2022
(1)
Represents stock options allocated to Mr. Stead. As further described under “Pre-Merger Compensation” above, the stock options were provided for in the Sponsor Agreement, the terms of which were negotiated on an arm’s length basis among the parties thereto.

(2)	40% of each of Mr. Hanks’ option awards expiring on March 2, 2027 was vested as of December 31, 2019 and 20% will vest on each of March 1, 2020; March 1, 2021; and March 1, 2022.
(3)	60% of Mr. Hanks’ option award expiring on May 22, 2027 was vested as of December 31, 2019 and 20% will vest on each of October 3, 2020 and October 3, 2021.
(4)	20% of each of Mr. Ahmed’s option awards was vested as of December 31, 2019 and 20% will vest on each of February 13, 2020; February 13, 2021; February 13, 2022; and February 13, 2023.

(5)	40% of each of Mr. Roy’s option awards was vested as of December 31, 2019 and 20% will vest on each of July 1, 2020; July 1, 2021; and July 1, 2022.
(6)	60% of each of Mr. Hartman’s option awards expiring on March 2, 2027 and May 22, 2027 were vested as of December 31, 2019 and 20% will vest on each of October 3, 2020 and October 3, 2021.
(7)
20% of each of Mr. Hartman’s option awards expiring on November 12, 2028 were vested as of December 31, 2019 and 20% will vest on each of November 13, 2020; November 13, 2021; November 13, 2022; and November 13, 2023.

(8)
Represents the value of Mr. Stead’s allocated and unissued 1,000,000 Merger Shares based on the $16.80 closing price of Clarivate stock on December 31, 2019. The Merger Shares are further described under “Pre-Merger Compensation” above.

Option Exercises and Stock Vested in 2019 Table
The following table provides information concerning stock options that were exercised by the NEOs during fiscal year 2019. Only Mr. Nadler exercised options. None of our NEOs received shares upon vesting of stock awards during fiscal year 2019.
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)
Jay Nadler	2,357,997(1)	24,457,399
(1)	Mr. Nadler used a net share exercise method through which 918,401 shares were withheld for the option exercise price, and 1,439,596 shares were issued to Mr. Nadler.
Pension Benefits and Nonqualified Deferred Compensation
We do not provide any pension plan, supplemental retirement plan, or deferred compensation plan benefits to our NEOs. We do provide company matches to employee contributions to qualified retirement plans and these are reported as All Other Compensation in the Summary Compensation Table.
EXECUTIVE EMPLOYMENT AGREEMENTS
Our CEO does not have an employment agreement.
NEO Agreements, Other Than CEO
In prior years, we entered in employment agreements with Messrs. Hanks, Ahmed, Roy, and Hartman.
On March 1, 2017, the Company entered into an employment agreement with Mr. Hanks. Mr. Hanks’ employment agreement provides for an annual base salary to be reviewed at the discretion of management and the Compensation Committee and each salary adjustment is dependent on performance. Mr. Hanks is eligible to (a) participate in the AIP and is entitled to participate in employee benefits plans, programs and arrangements as are customarily accorded to our executives, and (b) participate in our 2019 Incentive Plan. In the event of an involuntary termination without cause, Mr. Hanks is eligible to receive 18 months’ of annual base salary continuation and a payment equal to 1.5 times his AIP target, as well as 18 months’ of continued benefits coverage. Payment of severance is contingent upon Mr. Hanks entering into a separation agreement, including a release of claims, with the Company. There is no eligibility for severance benefits if Mr. Hanks voluntarily resigns or the Company terminates him for cause. Mr. Hanks’ employment agreement does not constitute a contract of employment, does not entitle him to employment for any specified period and employment will continue to be considered “at will.”
Under his stock option agreements, Mr. Hanks is subject to confidentiality and intellectual property provisions and 12-month post-termination restrictive covenants related to non-competition and non-solicitation of employees and customers. His stock option agreements provide for accelerated vesting in the event of a Liquidity Event.
On January 1, 2018, the Company entered into an employment agreement with Mr. Ahmed, which constitutes a UK contract of employment. Mr. Ahmed’s employment agreement provides for an annual base salary to be reviewed at the discretion of management and the Compensation Committee and each salary adjustment is dependent on performance. Mr. Ahmed is eligible to (a) participate in the AIP and is entitled to participate in employee benefits plans, programs and arrangements as are customarily accorded to our executives, and (b) participate in our 2019 Incentive Plan. In the event of an involuntary termination without cause as defined in the agreement, Mr. Ahmed is eligible to receive one year of annual salary. Payment of severance is contingent upon Mr. Ahmed entering into a separation agreement, including a release of claims, with the Company. There is no eligibility for severance benefits if Mr. Ahmed voluntarily resigns or the Company terminates him for cause. Under the terms of his employment agreement, Mr. Ahmed is subject to confidentiality and intellectual property provisions and 12-month post-termination restrictive covenants related to non-competition and non-solicitation of employees, customers and suppliers.
Mr. Ahmed’s stock option agreements provide for accelerated vesting in the event of a Liquidity Event.
On September 5, 2017, the Company entered into an employment agreement with Mr. Roy. Mr. Roy’s employment agreement provides for an annual base salary to be reviewed at the discretion of management and the Compensation Committee and each salary adjustment is dependent on performance. Mr. Roy is eligible to (a) participate in the AIP and is entitled to participate in employee benefits plans, programs and arrangements as are customarily accorded to our executives, and (b) participate in our 2019 Incentive Plan. In the event of an involuntary termination without cause, Mr. Roy is eligible to receive 52 weeks’ severance of annual base salary continuation and 52 weeks’ continued benefits coverage. Mr. Roy is also entitled to be paid a prorated bonus if he is terminated without cause on or after April 1 of the year of termination. Payment of severance is contingent upon Mr. Roy entering into a separation agreement, including a release of claims, with the Company. There is no eligibility for severance benefits if Mr. Roy voluntarily resigns or the Company terminates him for cause. Mr. Roy’s employment agreement does not constitute a contract of employment, does not entitle him to employment for any specified period and employment will continue to be considered “at will.”
Under his stock option agreements, Mr. Roy is subject to confidentiality and intellectual property provisions and 12-month post-termination restrictive covenants related to non-competition and non-solicitation of employees and customers. His stock option agreements provide for accelerated vesting in the event of a Liquidity Event as defined in the 2019 Incentive Plan.
On April 22, 2013, the Company entered into an employment agreement with Mr. Hartman which constitutes a UK contract of employment. Mr. Hartman’s employment agreement provides for an annual base salary to be reviewed at the discretion of management and the Compensation Committee and each salary adjustment is dependent on performance. Mr. Hartman is eligible to participate in the AIP and is entitled to participate in employee benefits plans, programs and arrangements as are customarily accorded to our executives. Mr. Hartman’s employment agreement does not entitle him to severance in any termination event. Under the terms of his employment agreement, Mr. Hartman is subject to confidentiality and intellectual property provisions and six-month post-termination restrictive covenants related to non-competition and non-solicitation of employees, customers and suppliers.
Mr. Hartman’s stock option agreements provide for accelerated vesting in the event of a Liquidity Event.
Former CEO Agreements
Prior to 2019, the Company had an employment agreement with Mr. Nadler that provided for the following benefits in the event his employment was involuntarily terminated without “cause” (as defined in his employment agreement), subject to Mr. Nadler executing and not revoking a release of claims in favor of the Company: cash severance equal to 18 months’ of annual base salary continuation and payment of his AIP incentive at 1.5 times target payout for the year of termination, payment equal to the value of welfare benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the earlier to occur of (a) 18 months (the severance period), (b) the date he is no longer eligible for welfare benefits under COBRA, or (c) the date when he is eligible to receive benefits from a subsequent employer, and acceleration of stock options due to vest in the 12 month period following the termination date, with exercisability through the earlier of 18 months following the termination date or the full original term of the stock options. Additionally, to the extent unpaid as of his termination date, Mr. Nadler was entitled to a cash payment equivalent to the annual incentive for the prior year on the basis of actual performance achieved.
In April 2019, prior to the close of the Merger, Mr. Nadler’s employment agreement was amended to provide increased benefits in the event his employment was involuntarily terminated without “cause,” subject to Mr. Nadler executing and not revoking a release of claims in favor of the Company, including cash severance equal to 24 months of annual base salary continuation and payment of his AIP incentive at two times his target payout for the year of termination, and payment equal to the value of welfare benefits under COBRA for the earlier to occur of (a) 24 months (the severance period), (b) the date he is no longer eligible for welfare benefits under COBRA, or (c) the date when he is eligible to receive benefits from a subsequent employer. Mr. Nadler’s employment agreement was further amended to provide that, in the event of his termination without cause within 12 months following a “change in control” (as defined in his employment agreement), the vesting of all outstanding, unvested stock options would be accelerated and the options would remain exercisable through the earlier of 24 months following the termination date or the full original term of the options.
Upon his separation from the Company in June 2019, we entered into a separation agreement that provided the following benefits, subject to Mr. Nadler entering into a release of claims in favor of the Company:
•
A severance payment of $3,000,000, which represents two times the sum of annual base salary and target AIP incentive which is payable in equal monthly installments over the 24-month period following the termination date

•
Payment in an amount equal to the Company’s portion of payments which would have been required to be paid to continue medical, dental and vision coverage for Mr. Nadler and his dependents under the Company’s group healthcare plans under COBRA if Mr. Nadler and his dependents elect COBRA coverage for a 24-month period (the “COBRA Payment”)

•	Accelerated vesting of 5,006,501 stock options which remain exercisable for the remainder of their term
•	A contribution of $35,000 towards legal fees related to his separation
•
In exchange for Mr. Nadler’s ongoing advisory services to the Company through December 31, 2019, (x) a payment of $350,000 in equal monthly installments beginning on July 1, 2019 through December 31, 2019, (y) an amount equal to six times the monthly amount of the COBRA Payment in equal monthly installments beginning on July 1, 2019 through December 2019, and (z) a payment of $800,000 relating to his target AIP incentive to be paid in March 2020.

In the separation agreement, Mr. Nadler agreed to abide by the restrictive covenants included in his amended employment agreement, including a 24-month post-termination non-competition covenant. Mr. Nadler’s continued severance is subject to his remaining in compliance with these covenants through the 24-month payment period.
Former Officer Agreement
Effective September 18, 2019, we entered into a separation agreement with Dr. Thomas. In recognition of the terms of Dr. Thomas’s employment agreement, her tenure and her agreement to release the Company from any and all claims, Dr. Thomas received certain payments described below. These payments were made in British Pounds Sterling and are reported here in U.S. currency, using a GBP:USD exchange rate of 1.274.
•	A payment of $254,283 for payment in lieu of her 3 months’ notice period related to salary and benefits, including accrued annual leave
•	A severance payment of $2,293,200 representing 12 months annual base salary and two times the sum of target AIP incentive
•	Accelerated vesting of 818,584 stock options
•	A contribution of $12,740 towards legal fees related to her separation
In the separation agreement Dr. Thomas agreed to abide by the confidentiality and intellectual property covenants set forth in her original employment agreement, in addition to the restrictive covenants set forth in her separation agreement, including a 12-month post-termination non-competition covenant.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The information in the table below provides the estimated value of compensation that would have been paid to each of the NEOs in the event the NEO was involuntarily terminated by the Company for reason other than cause on December 31, 2019. Messrs. Stead and Hartman are not entitled to any payments upon termination. Other than the accelerated vesting of stock options that would occur in a Liquidity Event, none of the current NEOs would receive additional payments or benefits should their terminations be related to or following a change in control.
		Potential Payments Upon Termination
Name	Salary and AIP(1) ($)	Continued benefits(1) ($)	Equity awards ($)	Consulting services ($)	Legal fees ($)	Notice fees(2) ($)	Total ($)
Jerre Stead	—	—	—	—	—	—	—
Richard Hanks	1,387,500	31,309	—	—	—	—	1,418,809
Mukhtar Ahmed	573,300	—	—	—	—	—	573,300
Jeff Roy	832,500	23,329	—	—	—	—	855,829
Stephen Hartman	—	—	—	—	—	—	—
Jay Nadler(3)	3,000,000	45,690	24,267,554(4)	1,150,000	35,000	—	28,498,244
Annette Thomas(3)	2,293,200	—	5,009,752(4)	—	12,750	254,283	7,569,985
(1)	See “Employment Contracts” for a description of how salary, AIP and continued benefits are determined for each NEO.
(2)
Under UK employment law, a payment may be made in lieu of a termination notice period. We have not reported such a notice payment for our current NEOs based in the UK as they may be required to remain in service through the notice period.

(3)	Amounts reported for Mr. Nadler and Dr. Thomas reflect actual values pursuant to their respective termination agreements.
(4)
The vesting of Mr. Nadler’s and Dr. Thomas’ unvested stock options was accelerated in connection with their terminations. The values shown are equal to the difference between the value of Clarivate stock on Mr. Nadler’s and Dr. Thomas’ respective termination dates less the applicable exercise prices of the accelerated options, multiplied by the number of accelerated options.

Other than Mr. Stead, whose stock options are currently vested, each NEO’s stock options provide for accelerated vesting in the event of a Liquidity Event. There are no other benefits to the NEOs in the event of a Liquidity Event or other form of change in control. The information in the table below provides the value of unvested stock options that would have been accelerated had there been a Liquidity Event on December 31, 2019.
Potential Payment Upon a Liquidity Event
Name	Value of accelerated stock options(1) ($)
Jerre Stead	—
Richard Hanks	3,790,839
Mukhtar Ahmed	2,882,685
Jeff Roy	1,949,702
Stephen Hartman	1,883,944
(1)
The value of the stock options is calculated by multiplying (x) the difference between $16.80, the closing price of our stock on December 31, 2019 and the exercise price, by (y) the number of stock options accelerated. Stock options that have an exercise price greater than $16.80 are not included in the calculation above.

CEO PAY RATIO
The tables below set forth our CEO pay ratio and our alternative CEO pay ratio, as described below.
CEO Pay Ratio
CEO Annual Total Compensation	16,598,115
Median Employee Annual Total Compensation	51,217
Estimated CEO to Median Employee Pay Ratio	324:1
Alternative CEO Pay Ratio
CEO Annual Total Compensation (excluding Merger Shares and stock options related to the Merger)	698,115
Median Employee Annual Total Compensation	51,217
Estimated CEO to Median Employee Pay Ratio	14:1
The first table above shows (i) the 2019 annual total compensation of our CEO calculated in accordance with SEC rules; (ii) the 2019 annual total compensation of our median employee; and (iii) the ratio of the annual total compensation of our CEO to that of our median employee. The second table above shows the same ratio, based on the 2019 annual total compensation of our CEO adjusted to account for the factors described below.
As noted in the footnotes to the “Summary Compensation Table” and in “Pre-Merger Compensation,” Mr. Stead received Merger Shares and stock options in connection with the Merger. While we are required to report the Merger Shares and stock options designated for Mr. Stead as compensation under the rules of the SEC, as shown in the first table above, these equity grants were received by Mr. Stead in his role as a founder of Churchill and were part of the terms of the Merger, which were negotiated on an arm’s length basis among the parties to the Sponsor Agreement, and not a decision of the Compensation Committee. The Merger Shares and stock options were not part of his CEO compensation, as determined by the Compensation Committee. The second table above shows the CEO pay ratio if the values of the Merger Shares and stock options are excluded from Mr. Stead’s CEO compensation.
Methodology
Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process are explained below.
•
Employee population: We selected December 1, 2019 as the date to determine the median employee. At that time, we had approximately 4,624 employees globally, comprised of 1,396 employees located in the U.S. and 3,228 employees located outside of the U.S.

•
We included all full-time, part-time, seasonal and temporary employees worldwide, excluding our CEO, except that we relied on the De Minimis Exemption to decrease the number of countries where we obtained data. The impact of this exemption is less than 5% of our workforce, as permitted by the De Minimis Exemption. We excluded the 217 employees in the jurisdictions identified below.

Country	Number of employees excluded
Austria	1
Azerbaijan	1
Brazil	16
Canada	20
Chile	2
Colombia	1
Czech Republic	4
Denmark	8
Egypt	1
Finland	1
Hong Kong	2
Ireland	1

Country	Number of employees excluded
Italy	17
Kazakhstan	2
Korea, Republic of	32
Mexico	8
New Zealand	21
Poland	3
Russian Federation	12
Singapore	28
South Africa	4
Taiwan	12
Thailand	1
Turkey	2
Ukraine	1
United Arab Emirates	16
•	Of the 4,407 employees included in the CEO Pay Ratio calculation, 1,396 were in the U.S. and 3,011 were located outside of the U.S.
•
Median employee: For purposes of this calculation, for each employee we used total base pay (including commissions, allowances, and additional month pay where applicable). We identified employees within $1,000 of the median and removed those employees who had anomalous compensation characteristics to determine the median employee. We then calculated the compensation of the median employee using the same methodology we used to calculate the CEO’s compensation reported in the Summary Compensation Table.

•
SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual, and therefore, is not an indicator of the annual total compensation of any other individual or group of employees.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
We follow processes and policies, including our written policy on related person transactions that are designed to detect and, if appropriate, approve and disclose any transaction that would constitute a “related person transaction” under SEC rules. Such transactions would include material transactions and transactions involving an amount exceeding $120,000 in which any Clarivate directors, nominees for director, executive officers, greater than five percent shareholders or any of their respective immediate family members or affiliates, or the employers of any of them, has a direct or indirect material interest.
Our Board of Directors has delegated the responsibility for reviewing related person transactions to the Audit Committee. To support this process, each year we solicit internal disclosure of any transactions between Clarivate and its directors and officers, their immediate family members, and their affiliated entities and employers, including the nature of each transaction and the amount involved. The Audit Committee annually reviews and evaluates such information for each director as part of its assessment of each director’s independence.
In addition, all directors, officers, and employees of Clarivate are governed by the Clarivate Code of Conduct, which requires individuals to act in the best interest of Clarivate and avoid conflicts of interest. Individuals are responsible for identifying conflicts of interest as soon as they arise and contacting our Compliance team prior to engaging in the conduct if they are unsure whether such relationship or transaction poses a conflict.
If the Audit Committee were presented with a proposed related party transaction, it would evaluate the relevant facts and circumstances and either approve or disapprove it. Factors would include the terms of the transaction relative to the terms that could be obtained in arm’s length dealings with an unrelated party, the extent of the related party’s interest in the transaction, the conflicts of interest (if any) and the provisions of the Clarivate Code of Conduct and whether the transaction meets any of the criteria for pre-approval.
Transactions Involving Related Persons
Sponsor Agreement
In connection with the January 2019 execution of the agreement pursuant to which we agreed to merge with Churchill Capital Corp, the founders of Churchill Capital Corp, which include our directors Jerre Stead (our Executive Chairman and Chief Executive Officer) and our directors Michael S. Klein, Sheryl von Blucher, Martin Broughton, Karen G. Mills, Balakrishnan S. Iyer and certain of their affiliates, entered into the Sponsor Agreement.
Under the Sponsor Agreement, Mr. Stead, Ms. Blucher , and M. Klein Associates, Inc. and Garden State, affiliates of Mr. Klein (one of our directors), agreed with Clarivate to accept certain performance and time vesting conditions on certain Clarivate shares to be received by them in exchange for Churchill Capital Corp common stock purchased by them at or before Churchill Capital Corp’s initial public offering in September 2018, as well as on all of the Clarivate warrants to be received by them in exchange for Churchill Capital Corp warrants, in connection with the closing of the merger. Both performance and time vesting conditions applied to half of Mr. Stead’s, Ms. von Blucher’s and M. Klein Associates, Inc.’s Clarivate shares that were subject to vesting conditions (5,309,712 in aggregate), and time (but not performance) vesting conditions apply to the other half of their Clarivate shares that were subject to vesting conditions (5,309,712 in aggregate). Both performance and time vesting conditions applied to all of their and Garden State’s Clarivate warrants (17,265,826 in aggregate).
Pursuant to the performance vesting conditions, and subject to the time vesting conditions described below, half of the Clarivate shares held by Mr. Stead, Ms. von Blucher, and M. Klein Associates, Inc. that were subject to performance vesting conditions would vest upon Clarivate’s shares trading at $15.25 per share or above for 40 days in any 60-day period commencing on the first public sale by Onex and Baring of their ordinary shares (or, if earlier, the first anniversary of the closing of the merger) and during the three-and-a-half year period after closing of the merger, and the other half of their performance-based vesting shares and all of their and Garden State’s respective warrants would vest upon Clarivate’s shares trading at $17.50 per share or above for such a 40-day period during the five-year period after the closing of the merger.

Pursuant to the time vesting conditions, the Clarivate shares held by Mr. Stead, Ms. von Blucher, and M. Klein Associates, Inc. that were not subject to performance vesting conditions would vest in three equal annual installments beginning on the first anniversary of the closing of the merger, while the Clarivate shares and warrants that were subject to performance vesting conditions would vest over the period of time between the first and third anniversaries of the closing of the merger.
In August 2019, Clarivate (on its behalf and on behalf of its subsidiaries) agreed to waive the performance and time vesting conditions for all Clarivate shares and warrants subject to such conditions held by Mr. Stead, Ms. von Blucher, M. Klein Associates, Inc. and Garden State. These shares and warrants held by Mr. Stead, Ms. von Blucher, M. Klein Associates, Inc. and Garden State nevertheless remain subject to a lock-up for a period ranging from two to three years following the closing of the merger.
In the year ended December 31, 2019, the Company recognized additional share-based compensation expense related to the modification of certain awards under the 2019 Incentive Award Plan.
Additionally, under the Sponsor Agreement, Clarivate agreed to issue 7,000,000 ordinary shares to persons designated by Messrs. Stead and Klein, including themselves, upon Clarivate’s achievement of a closing share price on the NYSE of at least $20.00 per share for 40 days over a 60 consecutive trading day period on or before the sixth anniversary of the closing of the merger. In January 2020, our board agreed to waive this performance vesting condition, and all such shares are expected to be issued to persons designated by Messrs. Stead and Klein prior to December 31, 2020. As further described in “Pre-Merger Compensation” above, these shares are referred to as “Merger Shares.”
Registration Rights Agreement
Onex, Baring, the founders of Churchill Capital Corp and certain other pre-merger shareholders were granted registration rights in connection with the closing of our merger with Churchill Capital Corp.
Shareholders Agreement and Director Nomination Agreement
In connection with consummation of our merger with Churchill Capital Corp, Onex, Baring the founders of Churchill Capital Corp and certain other shareholders entered into a Shareholders Agreement and a Director Nomination Agreement. Pursuant to the Shareholders Agreement, Onex and Baring have the right to nominate a majority of the members of the board of directors until such time as Onex and Baring beneficially own less than 60% of the ordinary shares held by them immediately after the closing of the merger, and continue to have the right to nominate directors in a declining number based on their aggregate beneficial ownership percentage of the ordinary shares held by them immediately after the closing of the merger. Matters over which Onex and Baring will, directly or indirectly, exercise control include:
•	the election of our board of directors and the appointment and removal of our officers;
•
mergers and other business combination transactions requiring shareholder approval, including proposed transactions that would result in our shareholders receiving a premium price for their shares; and

•	amendments to our Memorandum and Articles of Association.
Pursuant to the Director Nomination Agreement entered into in connection with our merger with Churchill Capital Corp, Mr. Stead, the Designated Shareholder, has the right to designate up to four nominees for the election to our board of directors for so long as Onex and Baring own at least 20% of their initial ordinary shares.
The directors are required to ensure that any individual nominated pursuant to the Articles of Association, the Director Nomination Agreement and the Shareholders Agreement shall be nominated for election as a director at the next general meeting of Clarivate, and such individual shall be appointed if approved by ordinary resolution at such general meeting.
Tax Receivable Agreement
In connection with our merger with Churchill Capital Corp, we entered into a tax receivable agreement with Onex, Baring and certain other pre-merger shareholders of the Company. The tax receivable agreement generally would have required us to pay the counterparties 85% of the amount of cash savings, if any, realized (or, in some cases, deemed to be realized) as a result of the utilization of certain tax assets. In August 2019, we entered into an agreement pursuant to which all of our future payment obligations under the tax receivable agreement would terminate in exchange for a payment of $200.0 million, which we made in November 2019.
Consulting Services and Advisory Agreements
In connection with our merger with Churchill Capital Corp, an affiliate of Onex received a consulting fee of $5.4 million and an affiliate of Baring received a consulting fee of $2.1 million, for the year ended December 31, 2019. Churchill also engaged Klein Group, an affiliate of Michael Klein, to act as its financial advisor in connection with our merger with Churchill Capital Corp for an aggregate advisory fee of $12.5 million.
Other
A controlled affiliate of Baring is a vendor of ours. Total payments to this vendor were $0.8 million for the year ended December 31, 2019. The Company had an outstanding liability of $0.2 million as of December 31, 2019.
A former member of our key management is the co-founder of a vendor of ours. Total payments to this vendor were $0.3 million for the year ended December 31, 2019. The Company had an outstanding liability of $0 at December 31, 2019.
In connection with our June 2017 acquisition of Publons Limited and all its wholly-owned subsidiaries, we paid a $0.7 million consulting fee to Dr. Annette Thomas, our former Chief Executive Officer, Scientific and Academic Research.

SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL GENERAL MEETING
Shareholder Proposals Eligible for Inclusion in the Company’s Proxy Statement
As a foreign private issuer, Clarivate is not subject to SEC rules requiring it to include shareholder proposals in the Company Proxy Statement. If Clarivate no longer qualifies as a foreign private issuer at the time of the 2021 Annual General Meeting, a shareholder wishing to present a proposal to be included in our Proxy Statement for the 2021 Annual General Meeting of Shareholders must comply with these instructions and the proxy proposal submission rules of the SEC. One important requirement is that the proposal be received by the Secretary of Clarivate no later than December 11, 2020. Proposals we receive after that date will not be included in the Proxy Statement for the 2021 Annual General Meeting. We urge shareholders to submit proposals by registered or certified mail, return receipt requested, to:
Clarivate Analytics Plc
Attention: Secretary
Friars House, 160 Blackfriars Road
London SE1 8EZ United Kingdom
You may obtain a copy of the current rules for submitting stockholder proposals through the SEC's website at www.sec.gov or from the SEC at:
Securities and Exchange Commission
Division of Corporation Finance
100 F Street, NE
Washington, DC 20549
Shareholder Proposals Not Eligible for Inclusion in the Company’s Proxy Statement
A shareholder proposal not included in our proxy statement for the 2021 Annual General Meeting will be ineligible for presentation at the 2021 Annual General Meeting unless the shareholder gives timely notice of the proposal in writing to the Secretary of Clarivate at the principal executive offices of Clarivate: and complies with the requirements of our Articles of Association, which are summarized below.
A proposal may be properly brought before an annual general meeting by any shareholder of the Company who is a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Articles of Association and the record date for the determination of shareholders entitled to vote at such annual general meeting, and who complies with the notice and other procedures set forth in the Articles of Association, which are summarized below. Please see our Articles of Association for the full procedures.
Shareholder Proposals Other Than Director Nominations
The Articles of Association set forth requirements for shareholders wishing to propose business other than the nomination of directors at an annual general meeting. An eligible shareholder who follows these procedures is not entitled to have their proposal included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
To be timely such shareholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company no earlier than January 7, 2021 and no later than February 6, 2021, unless the 2021 Annual General Meeting occurs on a date more than 30 days earlier or later than the 2020 Annual General Meeting. In that case, the board will determine a date a reasonable period prior to the 2021 Annual General Meeting by which the shareholder’s notice must be delivered and publicize that date in a filing with the SEC or via press release at least 14 days prior to the date set by the board.
To be in proper written form, a shareholder’s notice to the Company must set forth as to such matter such shareholder proposes to bring before the annual general meeting:
•
a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

•	the name and address, as they appear on the Company’s Register of shareholders, of the shareholder proposing such business and any Associated Person (as defined below);

•
the class or series and number of shares of the Company that are held of record or are beneficially owned by such shareholder or any Associated Person and any derivative positions held or beneficially held by the shareholder or any Associated Person;

•
whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Associated Person with respect to any securities of the Company;

•
any material interest of the shareholder or an Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such shareholders or between or among any proposing shareholders and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and

•
a statement as to whether such shareholder or any Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law and the rules of the Designated Stock Exchange to carry the proposal.

An Associated Person of any shareholder includes:
•	any affiliate (as defined in the articles) of, or person acting in concert with, such shareholder,
•	any beneficial owner of shares of the Company owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made and
•	any person controlling, controlled by or under common control with a person referred to in the preceding two bullets.
Shareholder’s Nomination of a Director
The Articles of Association also set forth requirements for shareholders wishing to nominate directors. An eligible shareholder who follows these procedures is not entitled to have their nomination included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
Subject to the Shareholders Agreement and the Director Nomination Agreement, for a nomination for election of a director to be made by a shareholder of the Company (other than directors to be nominated by any series of preferred shares, voting separately as a class), such shareholder must:
•
be a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Articles of Association and the record date for the determination of shareholders entitled to vote at such annual general meeting,

•	on each such date beneficially own more than 15% of the issued ordinary shares and
•	have given timely notice thereof in proper written form to the Secretary of the Company.
If a shareholder is entitled to vote only for a specific class or category of Directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a Director at the meeting shall be limited to such class or category of Directors.
To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the meeting; provided, that if less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

To be in proper written form, a shareholder’s notice to the Secretary must set forth:
•	as to each nominating shareholder:
○	the information about the shareholder and its Associated Persons specified above under “Shareholder Proposals Other Than Director Nominations”; and
○	any other information relating to such shareholder that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and
•	as to each person whom the shareholder proposes to nominate for election as a director:
○
all information that would be required if such nominee was a nominating shareholder, as described above, except such information shall also include the business address and residence address of the person;

○	the principal occupation or employment of the person;
○
all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

○
a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any nominating shareholder and its affiliates and associates, on the one hand, and each proposed nominee, his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such nominating shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the rules of the NYSE.

OTHER MATTERS
The Board does not know of any other business that will be presented at the Annual General Meeting. If any other business is properly brought before the Annual General Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.
Whether or not you intend to be present at the Annual General Meeting, we urge you to submit your signed proxy promptly.
BY ORDER OF THE BOARD OF DIRECTORS

Stephen Hartman
General Counsel, Global Head of Corporate Development
and Secretary
April 10, 2020
Our Annual Report on Form 10-K for the year ended December 31, 2019 has been mailed with this Proxy Statement.

You may also review that document and all exhibits on our website (http://ir.clarivate.com).

We will provide printed copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting shareholder. Send that request in writing to Clarivate Analytics Plc, Friars House, 160 Blackfriars Road, London SE1 8EZ United Kingdom, Attention: Investor Relations.

The request must include a representation by the shareholder that as of our Record Date, March 9, 2020, the shareholder was entitled to vote at the Annual General Meeting.

APPENDIX A
Companies (Jersey) Law 1991

Company Limited by Shares
AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION
OF
CLARIVATE PLC

Companies (Jersey) Law 1991

Company Limited by Shares

Amended and Restated

Memorandum of Association

of

Clarivate Plc
1.	The name of the Company is Clarivate Plc.
2.	The Company is a public company limited by shares.
3.	The Company is a no par value company.
4.	The Company has unrestricted corporate capacity.
5.	The liability of each member arising from his or her holding of a share is limited to the amount (if any) unpaid on it.
6.	There is no limit on the number of shares of any class which the Company is authorised to issue.
A-ii

A-iii

A-iv

A-v

Companies (Jersey) Law 1991

Company Limited by Shares

Amended and Restated

Articles of Association

of

Clarivate Plc
1 Definitions, interpretation and exclusion of Standard Table
Definitions
1.1	In these Articles, unless otherwise defined, the defined terms shall have the meanings assigned to them as follows:
Affiliate means:
(a)
in the case of a natural person, such person’s parents, parents-in-law, spouse, children or grandchildren, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by such person or any of the foregoing, and

(b)
in the case of a corporation, partnership or other entity or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

The term control shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of a corporation, shares having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.
Articles means, as appropriate:
(a)	these Articles of Association as amended from time to time; or
(b)	two or more particular Articles of these Articles;
and Article refers to a particular Article of these Articles;
Business Day means a day, excluding Saturdays or Sundays, on which banks in New York, New York, United States of America and the Island are open for general banking business throughout their normal business hours;
Commission means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;
Company means the above-named company;
Company’s Website means the website of the Company, the address or domain name of which has been notified to Members;
Designated Stock Exchange means the New York Stock Exchange or any other stock exchange or automated quotation system on which the Company’s securities are then traded;
Directors means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;
Dividend means any dividend (whether interim or final) resolved to be paid on Shares pursuant to these Articles;

Electronic has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;
electronic communication means electronic transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than a majority vote of the Directors;
Electronic Record has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;
Electronic Signature has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;
Exchange Act means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;
Exemption Order means the Companies (Transfers of Shares – Exemptions) (Jersey) Order 2014;
Fully Paid and Paid Up means that the agreed issue price for a Share has been fully paid or credited as paid in money or money’s worth;
Island means Jersey, Channel Islands;
Joint Holders means two or more persons registered as the holders of a Share or Shares or who are jointly entitled to a Share or Shares by reason of the death or bankruptcy of the registered holder.
Law means the Companies (Jersey) Law 1991;
Market Price means for any given day, the price quoted in respect of the Ordinary Shares on the Designated Stock Exchange of the close of trading on such day, or if such day is not a date on which the Designated Stock Exchange is open, then the close of trading on the previous trading day;
Member means any person or persons entered on the register of members from time to time as the holder of a Share;
Memorandum means the Memorandum of Association of the Company as amended from time to time;
month means a calendar month;
Nominating Member means (i) the Member providing the notice of the nomination proposed to be made at a general meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at any general meeting is made, and (iii) any affiliate or associate of such stockholder or beneficial owner;
Officer means a person appointed to hold an office in the Company; and the expression includes a Director, alternate director or liquidator, but does not include the Secretary;
Ordinary Resolution means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote;
Ordinary Shares means an Ordinary Share in the capital of the Company of no par value designated as Ordinary Shares, and having the rights provided for in these Articles;
PDF means Portable Document Format;
Preferred Shares means shares in the capital of the Company of no par value designated as Preferred Shares, and having the rights provided for in these Articles;
Register of Members means the register maintained by the Company in accordance with Article 41 of the Law or any modification or re-enactment thereof for the time being in force;
Registered Office means the registered office for the time being of the Company;

Regulations means the Companies (Uncertificated Securities) (Jersey) Order 1999 including any modification or re-enactment of them for the time being in force;
Seal means the common seal of the Company including any facsimile thereof;
Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;
Securities Act means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;
Share means a share in the share capital of the Company, and the expression:
(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and
(b)	where the context permits, also includes a fraction of a share;
signed means a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;
Special Resolution has the meaning given to that term in the Law;
subsidiary has the meaning given to that term in Article 2 of the Law;
Treasury Share means a share held in the name of the Company as a treasury share in accordance with the Law; and
year means a calendar year.
Interpretation
1.2	In these Articles, save where the context requires otherwise:
(a)	words importing the singular number shall include the plural number and vice versa;
(b)	words importing the masculine gender only (i.e., he and his) shall include the feminine gender (i.e., her and hers) and shall include references to entities without gender (i.e., it and its);
(c)	a reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency;
(d)	may shall be construed as permissive and “shall” shall be construed as imperative;
(e)	a reference to a dollar or dollars (or $) is a reference to dollars of the United States of America;
(f)	references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;
(g)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;
(h)
written and in writing means all modes of representing or reproducing words in visible form, including in the form of an electronic record and any requirements as to delivery under these Articles include delivery in the form of an electronic record; where used in connection with a notice served by the Company on Members or other persons entitled to receive notices hereunder, such writing shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

(i)
the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(j)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share;
(k)	headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity;
(l)	where a word or phrase is given a defined meaning, another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning; and
(m)	all references to time are to be calculated by reference to time in the place where the Company’s registered office is located.
Exclusion of Standard Table
1.3
The regulations contained in the Standard Table adopted pursuant to the Companies (Standard Table) (Jersey) Order 1992 and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2 Shares
Power to issue Shares and options, with or without special rights
2.1
Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting), the Directors may, in their absolute discretion and without approval of the holders of Ordinary Shares, allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise, any or all of which may be greater than the powers and rights associated with the Ordinary Shares, to such persons, at such times and on such other terms as they think proper, which shall be conclusively evidenced by their approval of the terms thereof, and may also (subject to the Law and these Articles) vary such rights.

2.2	The Company shall not issue Shares in bearer form and shall only issue Shares as fully paid.
Power to issue fractions of a Share
2.3
Subject to the Law, the Company may issue fractions of a Share of any class. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Capital contributions without issue of further Shares
2.4
With the consent of a Member, the Directors may accept a voluntary contribution from that Member without issuing Shares in return. If the Directors agree to accept a voluntary contribution from a Member, the Directors shall resolve whether that contribution shall be treated as an addition to the stated capital account of the Company or to a general reserve of the Company (it being understood that the contribution is not provided by way of loan).

Limit on the number of Joint Holders
2.5	In respect of a Share, the Company shall not be required to enter the names of more than four Joint Holders in the Register of Members of the Company.
2.6	If two or more persons are registered as Joint Holders of a Share, then any one of those Joint Holders may give effectual receipts for moneys payable in respect of that Share.

Treasury Shares
2.7
From time to time, the Company may hold its own Shares as treasury shares and the Directors may sell, transfer or cancel any treasury shares in accordance with the Law. For the avoidance of doubt, the Company shall not be entitled to vote or receive any distributions in respect of any treasury shares held by it.

3 Ordinary Shares
3.1	The holders of the Ordinary Shares shall be:
(a)	entitled to dividends in accordance with the relevant provisions of these Articles;
(b)	entitled to and are subject to the provisions in relation to winding up of the Company provided for in these Articles; and
(c)
entitled to attend general meetings of the Company and shall be entitled to one vote for each Ordinary Share registered in the name of such holder in the Register of Members, both in accordance with the relevant provisions of these Articles.

3.2	All Ordinary Shares shall rank pari passu with each other in all respects.
4 Preferred Shares
4.1
Preferred Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Directors as hereinafter provided.

4.2
Authority is hereby granted to the Directors, subject to the provisions of the Memorandum, these Articles and applicable law, to create one or more series of Preferred Shares and, with respect to each such series, to fix by resolution or resolutions, without any further vote or action by the Members of the Company providing for the issue of such series:

(a)	the number of Preferred Shares to constitute such series and the distinctive designation thereof;
(b)
the dividend rate on the Preferred Shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (Dividend Periods), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

(c)
whether the Preferred Shares of such series shall be convertible into, or exchangeable for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(d)	the preferences, if any, and the amounts thereof, which the Preferred Shares of such series shall be entitled to receive upon the winding up of the Company;
(e)	the voting power, if any, of the Preferred Shares of such series;
(f)	transfer restrictions and rights of first refusal with respect to the Preferred Shares of such series; and
(g)	such other terms, conditions, special rights and provisions as may seem advisable to the Directors.
4.3
Notwithstanding the fixing of the number of Preferred Shares constituting a particular series upon the issuance thereof, the Directors at any time thereafter may authorise the issuance of additional Preferred Shares of the same series subject always to the Law and the Memorandum.

4.4
No dividend shall be declared and set apart for payment on any series of Preferred Shares in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preferred Shares of each other series entitled to cumulative dividends at the time outstanding which rank senior or equally as to dividends with the series in question, dividends rateably in accordance with the sums which would be payable on the said Preferred Shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

4.5
If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preferred Shares which (a) are entitled to a preference over the holders of the Ordinary Shares upon such winding up and (b) rank equally in connection with any such distribution shall be insufficient to pay in full the preferential amount to which the holders of such Preferred Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Shares rateably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

5 Register of Members and share certificates
Issue of share certificates
5.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Law.
5.2
Subject to and to the extent permitted by the Law, the Company, or the Directors on behalf of the Company, may cause to be kept and maintained in any country, territory or place, a branch Register of Members resident in such country, territory or place, and the Company may, or the Directors on behalf of the Company may, make and vary such regulations as it or they may think fit regarding the keeping of any such branch register.

5.3	Upon being entered in the Register of Members as the holder of a Share, a Member shall, subject to Article 5.8, be entitled:
(a)
without payment, to one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, to several certificates each for one or more of that Member’s Shares.
5.4
Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid or partly paid up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

5.5
The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one Joint Holder shall be a sufficient delivery to all of them.

5.6
All certificates for Shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register of Members. Every share certificate sent in accordance with these Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

Renewal of lost or damaged share certificates
5.7	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:
(a)	evidence;
(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and
(d)	payment of a reasonable fee, if any, for issuing a replacement share certificate;
as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.
Uncertificated shares
5.8
Subject to Article 5.9, at any time the Shares are listed on the Designated Stock Exchange (provided that the Designated Stock Exchange remains an “approved stock exchange” (as defined in the Exemption Order)), the Company shall not be required to (although may, in its absolute discretion choose to), provide a share certificate in accordance with Article 5.3.

5.9
Following a written request at any time from a Member to the Company requesting a share certificate in respect of Shares held by that Member, the Company shall, within 2 months of receipt by the Company of that written request, complete and have ready for delivery the certificate of such Shares in respect of which the request was made unless the conditions of allotment of the Shares otherwise provide.

6 Transfer of shares
Form of transfer
6.1
Subject to these Articles (including Article 6.8), any agreement between a Member and the Company, and the rules or regulations of the Designated Stock Exchange or any relevant securities laws (including, but not limited to the Exchange Act), any Member may transfer all or any of his Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors acting reasonably and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time.

6.2
The instrument of transfer shall be executed by or on behalf of the transferor. Without prejudice to the last preceding Article, the Directors may also resolve, either generally or in any particular case, upon request by the transferor or transferee to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered into the Register of Members in respect thereof.

Power to refuse registration
6.3	The Directors may decline to recognise any instrument of transfer unless:
(a)	the instrument of transfer is in respect of only one class of Share;
(b)
the instrument of transfer is lodged at the Registered Office or such other place as the Register of Members is kept in accordance with the Law accompanied by the relevant share certificate(s) (if any) or such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(c)	the instrument of transfer is duly and properly signed and endorsed or accompanied by the share certificates in respect of the relevant Shares or an indemnity.
Notice of refusal to register
6.4
If the Directors refuse to register a transfer of a Share, they must send notice of their refusal to the existing Member within two months after the date on which the transfer was lodged with the Company.

Fee, if any, payable for registration
6.5	If the Directors so decide, the Company may charge a reasonable fee for the registration of any instrument of transfer or other document relating to the title to a Share.
Company may retain instrument of transfer
6.6
The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

Transfer to branch register
6.7
The Directors in so far as permitted by any applicable law and rules of the Designated Stock Exchange may, in their absolute discretion, at any time and from time to time transfer any Share upon the Register of Members to any branch register or any Share on any branch register to the Register of Members or any other branch register. In the event of any such transfer, the Member requesting such transfer shall bear the cost of effecting such transfer unless the Directors otherwise determine.

Holding of Shares through Direct Registration System
6.8
At any time any of the Shares are listed on the Designated Stock Exchange (provided that the Designated Stock Exchange remains an approved stock exchange (as defined in the Exemption Order)), a transfer of such Shares is exempt from the provisions of Article 42(1) of the Law requiring an instrument of transfer to be delivered to the Company where the following conditions are met in respect of such transfer:

(a)	the transfer is made:
(i)	to or from an approved central securities depository (as defined in the Exemption Order), or
(ii)	by means of a computer system (as defined in the Exemption Order); and
(b)	the transfer is in accordance with the relevant laws (as defined in the Exemption Order) applicable to, and relevant rules and regulations of, the Designated Stock Exchange.
7 Redemption, Purchase and Surrender of Shares, Treasury Shares
7.1	Subject to the provisions, if any, in these Articles, the Memorandum, applicable law, including the Law, and the rules of the Designated Stock Exchange, the Company may:
(a)
issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such Shares, determine; and

(b)
purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member, provided that the manner of purchase is in accordance with any applicable requirements imposed from time to time by the Commission or the Designated Stock Exchange.

7.2	The Company may make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Law, including out of capital, profits or the proceeds of a fresh issue of Shares.
7.3	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.
7.4	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).
7.5	Notwithstanding any other provision of these Articles, and subject to the provisions of the Law, where the Company wishes to purchase its own Shares, the Directors shall have the authority to instead elect to convert any or all of those Shares into redeemable Shares that shall be redeemed by the Company upon such terms and conditions as the Directors may agree with the holder(s) of such Shares at the relevant time. The Directors may convert, and the Company may redeem, any relevant Shares in accordance with this Article as they in their absolute discretion decide, subject to obtaining the prior consent of the holder(s) of such Shares, and there shall be no obligation on the Directors or Company to offer to convert and redeem any other Shares held by any other Members and no Member shall have any rights to require their Shares to be considered for conversion and redemption.
Power to pay for redemption or purchase in cash or in specie
7.6	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one way and partly in the other way).
Effect of redemption or purchase of a Share
7.7	Upon the date of redemption or purchase of a Share:
(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:
(i)	the applicable payment for the Share; and
(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;
(b)	the Member’s name shall be removed from the Register of Members with respect to the Share; and
(c)	the Share shall be cancelled or become a Treasury Share.
For the purpose of this Article, the date of redemption or purchase is the date when the redemption or purchase occurs.
8 Variation of Rights Attaching to Shares
8.1
If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of these Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

8.2
For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

8.3
The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking in priority to or pari passu therewith. The rights conferred upon the holders of Ordinary Shares shall be deemed not to be varied by the conversion and redemption of Ordinary Shares in accordance with Article 7.5 or any purchase or redemption by the Company of its own Shares.

9 Commission on Sale of Shares
The Company may, in so far as the Law permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.
10 Non-Recognition of Trusts
Except as required by law:
(a)	no person shall be recognised by the Company as holding any Share on any trust; and
(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.
11 Transmission of Shares
Persons entitled on death of a Member
11.1
If a Member dies, the survivor or survivors (where he was a Joint Holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

Registration of transfer of a Share following death or bankruptcy
11.2
Any person becoming entitled to a Share in consequence of the death or bankruptcy, liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy, liquidation or dissolution, as the case may be.

Indemnity
11.3
The Directors may require a person registered as a Member by reason of the death or bankruptcy of another Member to indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy
11.4
A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to these Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

12 Alteration of capital
Increasing, consolidating, converting, dividing and cancelling share capital
12.1	To the fullest extent permitted by the Law, the Company may by Special Resolution do any of the following (and amend its Memorandum and its Articles for that purpose):
(a)	increase or reduce the number of Shares that it is authorised to issue;
(b)	consolidate all or any of the Shares (whether issued or not) into fewer shares; or
(c)	divide all or any of the Shares (whether issued or not) into more shares.
12.2
All new Shares created hereunder shall be subject to the same provisions with reference to the payment of liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

Reducing share capital
12.3	Subject to the Law and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.
Sale of fractions of Shares
12.4
Whenever, as a result of a consolidation or division of Shares, any Members would become entitled to fractions of a Share, the Directors may, in their absolute discretion, on behalf of those Members, sell the Shares representing the fractions for (i) the Market Price on the date of such consolidation or division, in the case of any shares listed on a Designated Stock Exchange, and (ii) the best price reasonably obtainable by the Company, in the case of any shares not listed on a Designated Stock Exchange, and distribute the net proceeds of sale in due proportion among those Members, and the Directors may authorise (and the relevant Member hereby authorises) any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

13 Closing Register of Members or Fixing Record Date
13.1
The Directors shall prepare, or cause to be prepared, at least ten (10) days before every general meeting, a complete list of the Members entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each Member and the number of Shares registered in the name of each Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal executive office of the Company. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

13.2
The Directors, in accordance with the Law, may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, attend or to vote at a meeting of the Members or any adjournment thereof, or for the purpose of determining those Members that are entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

13.3
If no record date is fixed for the determination of Members entitled to receive notice of, attend or to vote at a meeting of Members or those Members that are entitled to receive payment of a Dividend or other distribution, the record date for such determination of Members shall be, subject to the Law, at the close of business on the Business Day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.
14 General Meetings
Power to call meetings
14.1	The Directors may call a general meeting at any time.
14.2
If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

14.3	The Directors must also call a general meeting if requisitioned by one or more Members in accordance with the Law.
14.4	The requisition must:
(a)	specify the objects of the meeting;
(b)	be signed by or on behalf of the requisitioners. The requisition may consist of several documents in like form signed by one or more of the requisitioners; and
(c)	be deposited at the Company’s registered office in accordance with the notice provisions.
Annual general meetings
14.5
The Company shall hold annual general meetings unless otherwise dispensed with in accordance with the Law. The first annual general meeting shall be held within a period of 18 months of the Company’s incorporation and thereafter at least once in every calendar year. Not more than 18 months may elapse between one annual general meeting and the next.

Content of notice
14.6	Notice of a general meeting shall specify each of the following:
(a)	the place, the date and the time of the meeting;
(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;
(c)	subject to Articles 14.6(d) and 14.16, the general nature of the business to be transacted;
(d)	if a resolution is proposed as a Special Resolution, the text of that resolution; and
(e)	in the case of an annual general meeting, that the meeting is an annual general meeting.
14.7	In each notice, there shall appear with reasonable prominence the following statements:
(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and
(b)	that a proxy need not be a Member.
Period of notice
14.8
A general meeting, including an annual general meeting, shall be called by at least 14 clear days’ notice (but not more than sixty (60) calendar days’ notice). A meeting, however, may be called on shorter notice (and shall be deemed to have been duly called for all purposes hereunder) if it is so agreed:

(a)	in the case of an annual general meeting, by all the Members entitled to attend and vote at that meeting; and

(b)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at that meeting, being a majority together holding not less than:
(i)	95% where a Special Resolution is to be considered; or
(ii)	90% for all other meetings;
of the total voting rights of the Members who have that right.
Persons entitled to receive notice
14.9	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:
(a)	the Members;
(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;
(c)	the Directors;
(d)	the Company’s auditor (if any); and
(e)	persons entitled to vote in respect of a Share in consequence of the incapacity of a Member.
Publication of notice on a website
14.10	Subject to the Law, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:
(a)	the publication of the notice on the website;
(b)	the address of the website;
(c)	the place on the website where the notice may be accessed;
(d)	how it may be accessed; and
(e)	the place, date and time of the general meeting.
14.11
If a Member notifies the Company that he is unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Member in writing or by any other means permitted by these Articles but this will not affect when that Member is deemed to have been given notice of the meeting.

Time a website notice is deemed to be given
14.12	A website notice is deemed to be given when the Member is given notice of its publication.
Required duration of publication on a website
14.13
Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until the conclusion of the meeting to which the notice relates.

Accidental omission to give notice or non-receipt of notice
14.14	Proceedings at a meeting shall not be invalidated by the following:
(a)	an accidental failure to give notice of the meeting or an instrument of proxy to any person entitled to notice; or
(b)	non-receipt of notice of the meeting or an instrument of proxy by any person entitled to notice.

14.15	In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published:
(a)	in a different place on the website; or
(b)	for only part of the period from the date of the notification until the conclusion of the meeting to which the notice relates.
Notice of other business
14.16
No business may be transacted at any general meeting, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Directors (or any duly authorised committee thereof) or pursuant to a requisition of a meeting by Members in accordance with Article 14.3, (B) otherwise properly brought before an annual general meeting by or at the direction of the Directors (or any duly authorised committee thereof) or (C) otherwise properly brought before an annual general meeting by any Member of the Company who (1) is a Member of record on both (x) the date of the giving of the notice by such Member provided for in this Article and (y) the record date for the determination of Members entitled to vote at such annual general meeting and (2) complies with the notice procedures set forth in this Article.

(a)
In addition to any other applicable requirements, for business to be brought properly before an annual general meeting by a Member, such Member must have given timely notice thereof in proper written form to the Secretary of the Company and comply with Article 14.16(c) and (f).

(b)
All notices of general meetings shall be sent or otherwise given in accordance with this Article not less than fourteen (14) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of an extraordinary general meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual general meeting, those matters which the Directors, at the time of giving the notice, intend to present for action by the Members (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Directors intend to present for election.

(c)
For matters other than for the nomination for election of a Director to be made by a Member, to be timely such Member’s notice shall be delivered to the Company at the principal executive offices of the Company not less than ninety (90) days and not more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting; provided, however, that if the Company’s annual general meeting occurs on a date more than thirty (30) days earlier or later than the Company’s prior year’s annual general meeting, then the Directors shall determine a date a reasonable period prior to the Company’s annual general meeting by which date the Members notice must be delivered and publicise such date in a filing pursuant to the Exchange Act, or via press release. Such publication shall occur at least fourteen (14) days prior to the date set by the Directors.

(d)	To be in proper written form, a Member’s notice to the Company must set forth as to such matter such Member proposes to bring before the annual general meeting:
(i)
a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

(ii)	the name and address, as they appear on the Company’s Register of Members, of the Member proposing such business and any Member Associated Person (as defined below);

(iii)
the class or series and number of Shares of the Company that are held of record or are beneficially owned by such Member or any Member Associated Person and any derivative positions held or beneficially held by the Member or any Member Associated Person;

(iv)
whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such Member or any Member Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such Member or any Member Associated Person with respect to any securities of the Company;

(v)
any material interest of the Member or a Member Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such Members or between or among any proposing Members and any other person or entity (including their names) in connection with the proposal of such business by such Member; and

(vi)
a statement as to whether such Member or any Member Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting Shares required under applicable law and the rules of the Designated Stock Exchange to carry the proposal.

For purposes of this Article 14.16(d), a Member Associated Person of any Member shall mean (x) any Affiliate of, or person acting in concert with, such Member; (y) any beneficial owner of Shares of the Company owned of record or beneficially by such Member and on whose behalf the proposal or nomination, as the case may be, is being made; or (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y).
(e)
In addition to any other applicable requirements, for a nomination for election of a Director to be made by a Member of the Company (other than Directors to be nominated by any series of Preferred Shares, voting separately as a class), such Member must (i) be a Member of record on both (x) the date of the giving of the notice by such Member provided for in this Article and (y) the record date for the determination of Members entitled to vote at such annual general meeting; (ii) on each such date beneficially own more than 15% of the issued Ordinary Shares (unless otherwise provided in the Exchange Act or the rules and regulations of the Commission); and (iii) have given timely notice thereof in proper written form to the Secretary of the Company. If a Member is entitled to vote only for a specific class or category of Directors at a meeting of the Members, such Member’s right to nominate one or more persons for election as a Director at the meeting shall be limited to such class or category of Directors.

(f)
To be timely for purposes of Article 14.16(e), a Member’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the meeting; provided, however, that in the event less than one hundred thirty (130) days’ notice or prior public disclosure of the date of the meeting is given or made to Members, notice by the Member to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

(g)	To be in proper written form for purposes of Article 14.16(f), a Member’s notice to the Secretary must set forth:
(i)	as to each Nominating Member:
(A)	the information that is requested in Article 14.16(d)(ii)-(d)(vi); and
(B)	any other information relating to such Member that would be required to be disclosed pursuant to any applicable law and rules of the Commission or of the Designated Stock Exchange; and
(ii)	as to each person whom the Member proposes to nominate for election as a Director:
(A)
all information that would be required by Article 14.16(d)(ii)-(d)(vi) if such nominee was a Nominating Member, except such information shall also include the business address and residence address of the person;

(B)	the principal occupation or employment of the person;
(C)
all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the Commission or of the Designated Stock Exchange; and

(D)
a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any Nominating Member and its Affiliates and associates, on the one hand, and each proposed nominee, his respective Affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such Nominating Member were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director of the Company in accordance with the rules of the Designated Stock Exchange.
(h)
Unless otherwise provided by (i) the terms of these Articles, (ii) any series of Preferred Shares or (iii) the agreements set forth in Article 14.16(c) or (iv) any other agreement among Members or other agreement, in the case of this clause (iv), approved by the Directors, only persons who are nominated in accordance with the procedures set forth above, shall be eligible to serve as Directors. If the chairman of a general meeting determines that a proposed nomination was not made in compliance with these Articles, he or she shall declare to the general meeting that nomination is defective and such defective nomination shall be disregarded; provided that the chairman of such meeting may waive any such defect and submit to the meeting the name of any person duly qualified and willing to act. Notwithstanding the foregoing provisions of these Articles, if the Nominating Member (or a qualified representative of the Nominating Member) does not appear at the general meeting to present the nomination, such nomination shall be disregarded.
14.17	Subject to the other provisions of these Articles, the Company may by Ordinary Resolution appoint any person to be a Director.
14.18
Subject to these Articles, a Director shall hold office until the expiry of his or her term as contemplated by Article 19.2 or, until such time as he or she vacates office in accordance with Article 25.1.

14.19
No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Article. If the chairman of an annual general meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. This Article 14 shall not apply to any nomination of a Director in an election in which only the holders of one or more series of Preferred Shares of the Company are entitled to vote (unless otherwise provided in the terms of such series of Preferred Shares).

15 Proceedings at meetings of Members
Quorum
15.1
No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Members holding in aggregate not less than a simple majority of all voting share capital of the Company in issue present in person or by proxy and entitled to vote shall be a quorum, provided that the minimum quorum for any meeting shall be two Members entitled to vote.

Use of technology
15.2	A person may not participate at a general meeting by conference telephone or other communications equipment.
Lack of quorum
15.3	If a quorum is not present within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:
(a)	if the meeting was requisitioned by Members entitled to vote, it shall be cancelled; or
(b)	in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors.
Adjournment
15.4
When a meeting is adjourned to another time and place, unless these Articles otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

15.5
A determination of the Members of record entitled to notice of or to vote at a general meeting shall apply to any adjournment of such meeting unless the Directors fix a new record date for the adjourned meeting, but the Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

Chairman
15.6
The chairman of the board of Directors shall preside as chairman at every general meeting of the Company. If at any meeting the chairman of the board of Directors is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall elect one of their number as chairman of the meeting or if all the Directors present decline to take the chair, the Members present shall choose one of their own number to be the chairman of the meeting.

Right of a Director or auditor’s representative to attend and speak
15.7
Even if a Director or a representative of the auditor (if any) is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares.

Method of voting
15.8
All resolutions put to the vote of the meeting shall be decided on a poll. Each Member shall have one vote for each Share he holds which confers the right to receive and vote on a resolution put to the vote of a meeting, unless any Share carries special voting rights.

15.9
In determining the number of votes cast for or against a proposal or a nominee, Shares abstaining from voting on any resolution and votes by a broker that have not been directed by the beneficial owner to vote on any resolution in any particular manner will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.

Taking of a poll
15.10	A poll on any question shall be taken immediately.
15.11	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll.
Chairman does not have casting vote
15.12	In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.
No written resolutions
15.13	Members are prohibited from passing resolutions in writing as contemplated in Article 95 of the Law.
16 Voting rights of Members
Right to vote
16.1
Unless their Shares carry no right to vote, or unless an amount presently payable has not been paid, all Members are entitled to vote at a general meeting and all Members holding Shares of a particular class are entitled to vote at a meeting of the holders of that class of Shares (whether present in person or by proxy).

16.2	Members may vote in person or by proxy.
16.3	A Member who is entitled to vote shall have one vote for each Share he holds, unless any Share carries special voting rights.
16.4	A fraction of a Share carrying the right to vote shall entitle its holder to an equivalent fraction of one vote.
16.5	No Member is bound to vote all its Shares or any of them, nor is he bound to vote each of his Shares in the same way.
16.6	No Member shall be entitled to vote at any general meeting unless all sums presently payable by such Member in respect of Shares in the Company have been paid.

Rights of Joint Holders
16.7
If Shares are held jointly, only one of the Joint Holders may vote. If more than one of the Joint Holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the Register of Members shall be accepted to the exclusion of the votes of the other Joint Holders.

Member with mental disorder
16.8
A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Island or elsewhere) in matters concerning mental disorder may vote by that Member’s receiver, curator bonis or other person authorised or appointed by that court.

16.9
For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes
16.10
An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy
16.11	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors. A Member may appoint more than one proxy to attend on the same occasion.
16.12	An instrument appointing a proxy that is in writing must be signed in one of the following ways:
(a)	by the Member;
(b)	by the Member’s authorised attorney; or
(c)	if the Member is a corporation or other body corporate, under seal or signed by a duly authorised signatory (including an authorised officer, secretary or attorney).
If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.
In addition, the Directors may provide or facilitate the provision of another form of proxy in such form other than in writing that they think fit (including, for the avoidance of doubt, the provision for the appointment of a proxy, the receipt of proxy forms and/or receipt of (or processing of) voting instructions for use at any general meeting by way of any telephone, internet-based or any other electronic systems as they in their absolute discretion may think fit) and the Directors shall in such case specify the method of authentication to be used in respect of any such appointment in the notice convening the meeting.
16.13	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.
16.14
A Member may revoke the appointment of a proxy by notice to the Company duly signed in accordance with Article 16.12 prior to the time specified by the Company for the revocation of proxies for the meeting or adjourned meeting, but no earlier than 48 hours prior to the meeting; (for which purpose no account shall be taken of any part of a day that is not a working day); but such revocation will not affect the validity of any acts carried out by the proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered
16.15
Subject to the following Articles, the form of appointment of a proxy and any authority under which it is signed, or a copy of the authority certified notarially or in any other way approved by the Directors, must be delivered so that it is received by the Company prior to the time specified by the Company for voting by proxy at the meeting. They must be delivered in either of the following ways:

(a)	in the case of an instrument in writing, it must be left at or sent by post:
(i)	to the registered office of the Company; or
(ii)	to such other place specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting; or
(b)
if, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting;
(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or
(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting; or
(c)
if, pursuant to Article 16.12 the Directors have provided or facilitated the provision of another form of proxy in a form other than in writing, the Directors shall specify how and when that appointment of a proxy must be delivered in the notice convening the meeting.

16.16	Where a poll is taken, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered as required under Article 16.15.
16.17	If the form of appointment of proxy is not delivered on time, it is invalid.
Voting by proxy
16.18
A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution, a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

17 Corporations Acting by Representatives at Meeting
17.1	Save where otherwise provided, a corporate Member must act by one or more duly authorised representatives.
17.2	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.
17.3	The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.
17.4	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.
17.5	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person, and the acts of the duly authorised representative are personal acts of that Member.

17.6
A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company, but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

18 Clearing Houses
If a clearing house or depository (or its nominee) is a Member it may, by resolution of its Directors, other governing body or authorised individual(s) or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Members; provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual Member of the Company holding the number and class of Shares specified in such authorisation.
19 Directors
19.1
The minimum number of Directors shall be two and the maximum number of Directors shall be fourteen, unless increased or decreased from time to time by the Directors or the Company in general meeting. So long as Shares are listed on the Designated Stock Exchange, the board of Directors shall include such number of “independent directors” as the relevant rules applicable to the listing of any Shares on the Designated Stock Exchange require.

19.2
The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as may be practicable, of one-third of the total number of Directors constituting the entire board of Directors. At the first annual general meeting of Members, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the second annual general meeting of Members, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the third annual general meeting of Members, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of Members, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. In the event of any change in the number of Directors, the board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. The board of Directors may, in its discretion, reallocate any Director to another class in connection with such a change in the number of Directors; provided that no decrease in the number of Directors constituting the Directors shall shorten the term of any incumbent Director.

20 Appointment, disqualification and removal of Directors
No age limit
20.1	There is no age limit for Directors save that they must be aged at least 18 years.
No corporate Directors
20.2	A Director must be a natural person.
Appointment of Directors
20.3	No appointment can cause the number of Directors to exceed the maximum, and any such appointment shall be invalid.

Removal of Directors
20.4
A Director may be removed from office by the Members by Special Resolution only for cause (“cause” for removal of a Director shall be deemed to exist only if (a) the Director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such Director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the board of Directors called for that purpose, or by a court of competent jurisdiction, to have been guilty of wilful misconduct in the performance of such Director’s duties to the Company in a matter of substantial importance to the Company; or (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, (which mental incompetency directly affects such Director’s ability to perform his or her obligations as a Director) at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). In addition, a Director may be removed from office by the board of Directors by resolution made by the Directors for cause.

Filling of vacancies
20.5
A vacancy on the board of Directors may be filled only by the affirmative vote of a simple majority of the remaining Directors present and voting at a meeting of the Directors, subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange. A Director appointed to fill a vacancy in accordance with this Article shall be of the same Class of Director as the Director he or she replaced and the term of such appointment shall terminate in accordance with that Class of Director.

Resignation of Directors
20.6
A Director may at any time resign the office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

20.7	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date on which the notice is delivered to the Company.
Corporate governance policies
20.8
The Directors may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Directors on various corporate governance related matters, as the Directors shall determine by resolution from time to time.

No shareholding qualification
20.9
A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of Shares of the Company.

21 Directors’ Fees and Expenses
21.1
The Directors may receive such remuneration as the Directors may from time to time determine. The Directors may be entitled to be repaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Directors or committees of the Directors or general meetings or separate meetings of any class of securities of the Company or otherwise in connection with the discharge of his duties as a Director.

21.2
Any Director who performs services which in the opinion of the Directors go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for, by or pursuant to any other Article.

22 Alternate directors
Appointment and removal
22.1
Any Director (other than an alternate director) may appoint any other person, including another Director, to act in his or her place as an alternate director. No appointment shall take effect until the Director has given notice of the appointment to the other Directors.

22.2	A Director may revoke his or her appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the other Directors.
22.3	A notice of appointment or removal of an alternate director must be given to the Company by any of the following methods:
(a)	by notice in writing in accordance with the notice provisions; or
(b)
if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company's registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 38.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender's fax machine; or

(c)
if the Company has an email address for the time being, by email to that email address or, otherwise, by email to the email address provided by the Company's registered office (in either case, the email being deemed to be the notice unless Article 38.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company's registered office (as appropriate); or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.
Notices
22.4	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.
Rights of alternate director
22.5	An alternate director, where so appointed and acting, shall (subject to these Articles) be entitled to:
(a)	attend and vote at any board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present;
(b)	sign any written resolution of the Directors or a committee of the Directors circulated for written consent; and
(c)	generally perform all the functions of the appointing Director in his or her absence.
An alternate director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate director.
22.6	A Director who is also an alternate director shall be entitled to a separate vote for each Director for whom he or she acts as alternate in addition to his or her own vote.
22.7
Save as otherwise provided in these Articles, an alternate director shall be deemed for all purposes to be a Director and shall alone be responsible for his or her own acts and defaults and he or she shall not be deemed to be the agent of the Director appointing him or her.

Appointment ceases when the appointor ceases to be a Director
22.8
An alternate director shall automatically cease to be an alternate director if the Director who appointed him or her ceases to be a Director, or on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate's appointer, would result in the termination of the appointer's appointment as a Director.

23 Powers and duties of Directors
23.1
Subject to the provisions of the Law, the Memorandum, these Articles and any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company.

23.2
No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles or any direction given by Special Resolution. However, to the extent allowed by the Law, Members may in accordance with the Law validate any prior or future act of the Directors which would otherwise be in breach of their duties.

24 Delegation of powers
Power to delegate any of the Directors’ powers to a committee
24.1
The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; provided that any committee so formed shall include amongst its members at least two Directors unless otherwise required by applicable law or the rules of the Designated Stock Exchange; provided further that no committee shall have the power or authority to (a) recommend to the Members an amendment of these Articles (except that a committee may, to the extent authorised in the resolution or resolutions providing for the issuance of Shares adopted by the Directors as provided under the laws of Jersey, fix the designations and any of the preferences or rights of such Shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such Shares for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares of the Company); (b) adopt an agreement of merger or consolidation; (c) recommend to the Members the sale, lease or exchange of all or substantially all of the Company’s property and assets; (d) recommend to the Members a dissolution of the Company or a revocation of a dissolution; (e) recommend to the Members an amendment of the Memorandum; or (f) declare a dividend or authorise the issuance of Shares unless the resolution establishing such committee (or the charter of such committee approved by the Directors) permits the committee to so declare or authorize. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

24.2	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.
Power to appoint an agent of the Company
24.3
The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or
(b)	in any other manner they determine.
Power to appoint an attorney or authorised signatory of the Company
24.4
The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.
24.5
Any power of attorney or other appointment may contain such provision for the protection and convenience of persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

Management
24.6
The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

24.7
The Directors from time to time and at any time may establish any advisory committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such advisory committees or local boards and may appoint any agents of the Company and may fix the remuneration of any of the aforesaid.

24.8
The Directors from time to time and at any time may delegate to any such advisory committee, local board or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local advisory committee or board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

24.9	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested to them.
24.10
The Directors shall elect, by the affirmative vote of a majority of the Directors then in office, a chairman. The chairman of the board of Directors shall be a Director or an officer of the Company. Subject to the provisions of these Articles and the direction of the Directors, the chairman of the board of Directors shall perform all duties and have all powers which are commonly incident to the position of chairman of a board or which are delegated to him or her by the Directors, preside at all general meetings and meetings of the Directors at which he or she is present and have such powers and perform such duties as the Directors may from time to time prescribe.

25 Disqualification of Directors
25.1	Subject to these Articles, the office of Director shall be vacated, if the Director:
(a)	becomes bankrupt or makes any arrangement or composition with his creditors;
(b)	dies or is found to be or becomes, in the opinion of a registered medical practitioner by whom he is being treated, physically or mentally incapable of acting as a Director;
(c)	resigns his office by notice to the Company in accordance with Articles 20.6 and 20.7;
(d)	is prohibited by applicable law or the Designated Stock Exchange from being a Director;
(e)	without special leave of absence from the Directors, is absent from meetings of the Directors for six consecutive months and the Directors resolve that his office be vacated; or
(f)	is removed from office pursuant to these Articles or any other agreement between the Director and the Company or any of its subsidiaries.
25.2	If the office of Director is terminated or vacated for any reason, he shall thereupon cease to be a member of any committee of the board of Directors of the Company.

26 Meetings of Directors
Regulation of Directors’ meetings
26.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.
Calling meetings
26.2
The chairman of the board of Directors, a majority of the Directors or the Secretary on request of a Director may at any time summon a meeting of the Directors by twenty-four (24) hour notice to each Director in person, by telephone, facsimile, electronic email, or in such other manner as the Directors may from time to time determine, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. Notice of a meeting need not be given to any Director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Directors.

Use of technology
26.3
A Director or Directors may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

Quorum
26.4
The quorum for the transaction of business at a meeting of Directors (including any adjourned meeting) shall be two Directors (including, if applicable, any alternate directors). Every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Directors, subject to the provisions of these Articles and other applicable law. The contemporaneous linking together by telephone or other electronic means of a sufficient number of Directors to constitute a quorum, constitutes a meeting of the Directors.

26.5
Subject to these Articles, an alternate director present at a meeting of Directors shall, in the absence of the Director for whom he or she acts as alternate director, be counted in the quorum at the meeting and any Director who is present and counts in the quorum at a board meeting shall also be counted in the quorum as one for each absent Director for whom he or she acts as alternate director at the meeting; provided that not less than two individuals will constitute the quorum.

26.6
If a quorum is not present within 15 minutes from the time specified for a meeting of Directors, or if, during a meeting, a quorum ceases to be present, then the meeting shall be adjourned to the same day in the next week at the same time and place or such other day, time and place as the Director(s) calling such meeting may determine.

Voting
26.7	A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chairman shall not have a casting vote.
26.8
The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

Validity
26.9
Anything done at a meeting of Directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a Director, or was otherwise not entitled to vote.

27 Permissible Directors’ interests and disclosure
27.1
Subject to these Articles and the Law, a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

27.2
A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement. Any Director who enters into a contract or arrangement or has a relationship that is reasonably likely to be implicated under this Article 27.2 or that would reasonably be likely to affect a Director’s status as an “Independent Director” under applicable law or the rules of the Designated Stock Exchange shall disclose the nature of his or her interest in any such contract or arrangement in which he is interested or any such relationship.

27.3
Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to reasonable expense reimbursement consistent with the Company’s policies in connection with such Director’s service in his official capacity; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

28 Minutes
28.1	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:
(a)	all appointments of officers made by the Directors;
(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and
(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.
Written resolutions
28.2	The Directors may pass a resolution in writing without holding a meeting if the following conditions are met:
(a)	all Directors are given notice of the resolution;

(b)	the resolution is set out in a document or documents indicating that it is a written resolution;
(c)	all of the Directors:
(i)	sign a document; or
(ii)	sign several documents in the like form each signed by one or more Directors; and
(d)
the signed document or documents is or are delivered to the Company, including, if the Company so nominates by delivery of an Electronic Record, by Electronic means to the address specified for that purpose.

28.3
Such written resolution shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs.

29 Record Dates
Except to the extent of any conflicting rights attached to Shares, the Directors may fix any time and date as the record date for declaring or paying a dividend or making or issuing an allotment of Shares. The record date may be before or after the date on which a dividend, allotment or issue is declared, paid or made.
30 Dividends
Payment of dividends by Directors
30.1
Subject to the provisions of the Law, the Directors may pay dividends in accordance with the respective rights of the Members. Any dividend shall not be a debt owed by the Company until such time as payment of the dividend is made.

30.2	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:
(a)
if the Company has different classes of Shares, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears;

(b)
subject to the provisions of the Law, the Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment; and

(c)
if the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends
30.3
Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off
30.4	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company in relation to a Share.

Power to pay other than in cash
30.5
If the Directors so determine, any resolution determining a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets or the issue of Shares. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;
(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and
(c)	vest some assets in trustees.
How payments may be made
30.6	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:
(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose, by wire transfer to that bank account; or
(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.
30.7
For the purpose of Article 30.6(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purpose of Article 30.6(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

30.8	If two or more persons are registered as Joint Holders, a dividend (or other amount) payable on or in respect of that Share may be paid as follows:
(a)	to the registered address of the Joint Holder of the Share who is named first on the Register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or
(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.
30.9	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.
Dividends or other monies not to bear interest in absence of special rights
30.10	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.
Unclaimed Dividends
30.11
All dividends unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Subject to any applicable unclaimed property or other laws, any dividend unclaimed after a period of ten (10) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Directors of any unclaimed dividend or other sums payable on or in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

31 Accounts and audits
Accounting and other records
31.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Law.

No automatic right of inspection
31.2
Except as provided in Article 13.1, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by applicable law or authorised by the Directors.

Sending of accounts and reports
31.3
The Company’s accounts and associated Directors’ report and auditor’s report (if any) that are required or permitted to be sent to any person pursuant to any law shall be treated as properly sent to that person if:

(a)	they are sent to that person in accordance with the notice provisions in Article 37; or
(b)	they are published on a website providing that person is given separate notice of:
(i)	the fact that the documents have been published on the website;
(ii)	the address of the website;
(iii)	the place on the website where the documents may be accessed; and
(iv)	how they may be accessed.
31.4
If, for any reason, a person notifies the Company that he is unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under Article 31.5.

Time of receipt if documents are published on a website
31.5
Documents sent by being published on a website in accordance with the preceding two Articles are only treated as sent at least 14 clear days before the date of the meeting at which they are to be laid if:

(a)	the documents are published on the website throughout a period beginning at least 14 clear days before the date of the meeting and ending with the conclusion of the meeting; and
(b)	the person is given at least 14 clear days’ notice of the meeting.
Validity despite accidental error in publication on website
31.6
If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because by accident:

(a)	those documents are published in a different place on the website to the place notified; or
(b)	they are published for only part of the period from the date of notification until the conclusion of that meeting.
When accounts are to be audited
31.7
The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

32 Audit
32.1
The Directors or, if authorised to do so, the audit committee of the Directors, may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

32.2
Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

33 Seal
Company seal
33.1	The Company may have a seal if the Directors so determine.
Official seal
33.2	Subject to the provisions of the Law, the Company may also have:
(a)
an official seal or seals for use in any place or places outside the Island. Each such official seal shall be a facsimile of the original seal of the Company but shall have added on its face the name of the country, territory or place where it is to be used or the words “branch seal”; and

(b)
an official seal for use only in connection with the sealing of securities issued by the Company and such official seal shall be a copy of the common seal of the Company but shall in addition bear the word “securities”.

When and how seal is to be used
33.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:
(a)	by a Director (or his or her alternate) and the Secretary; or
(b)	by a single Director (or his or her alternate).
If no seal is adopted or used
33.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:
(a)	by a Director (or his or her alternate) and the Secretary; or
(b)	by a single Director (or his or her alternate); or
(c)	by any other person authorised by the Directors; or
(d)	in any other manner permitted by the Law.
Power to allow non-manual signatures and facsimile printing of seal
33.5	The Directors may determine that either or both of the following applies:
(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction; and/or
(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution
33.6
If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

34 Officers
34.1
Subject to these Articles, the Directors may from time to time appoint any person, whether or not a Director of the Company, to hold the office of the chairman of the board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, one or more Vice Presidents or such other Officers as the Directors may think necessary for the administration of the Company, for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.

34.2	The appointee must consent in writing to holding that office.
34.3
Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director.

34.4	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.
34.5
If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

34.6
Subject to the provisions of the Law and Article 34.7, the Directors may also appoint any person, who need not be a Director, as Secretary, for such period and on such terms, including as to remuneration, as they think fit.

34.7	The Secretary must consent in writing to holding that office.
34.8	A Director, Secretary or other Officer of the Company may not hold office, or perform the services, of auditor.
35 Register of Directors and Officers
The Company shall cause to be kept in one or more books at its office a Register of Directors in which there shall be entered the full names and addresses of the Directors and such other particulars as required by the Law.
36 Capitalisation of profits
Capitalisation of profits or of any stated capital account or capital redemption reserve
Subject to the Law and these Articles, the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including a stated capital account or a capital redemption reserve) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions. The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

37 Notices
Form of notices
37.1
Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website, provided that, (i) with respect to notification via electronic means, the Company has obtained the Member’s prior express positive confirmation in writing to receive or otherwise have made available to him notices in such fashion, and (ii) with respect to posting to Company’s Website, notification of such posting is provided to such Member. In the case of Joint Holders of a Share, all notices shall be given to that one of the Joint Holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the Joint Holders.

37.2
An affidavit of the mailing or other means of giving any notice of any general meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, shall be prima facie evidence of the giving of such notice.

37.3
Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

Signatures
37.4	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.
37.5	An Electronic Record may be signed by an Electronic Signature.
Evidence of transmission
37.6
A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

37.7
A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

Delivery of notices
37.8
Any notice or other document, if served by (a) post, shall be deemed to have been served when the letter containing the same is posted, or (b) facsimile, shall be deemed to have been served upon confirmation of successful transmission, or (c) recognised courier service, shall be deemed to have been served when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier, or (d) electronic means as provided herein shall be deemed to have been served and delivered on the day on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

Giving notice to a deceased or bankrupt Member
37.9
Any notice or document delivered or sent to any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Member as sole or Joint Holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.
Saving provisions
37.10
A Member present, either in person or by proxy, at any general meeting or at any meeting of the Members holding any class of Shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

37.11
Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the Register of Members, has been duly given to a person from which he derives his title.

37.12	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.
38 Authentication of Electronic Records
Application of Articles
38.1
Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 38.2 or Article 38.4 applies.

Authentication of documents sent by Members by Electronic means
38.2
An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose original document includes several documents in like form signed by one or more of those Members;
(b)
the Electronic Record of the original document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 38.7 does not apply.
38.3
For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 38.7 applies.

Authentication of document sent by the Secretary or Officers by Electronic means
38.4
An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)
the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose original document includes several documents in like form signed by the Secretary or one or more of those Officers;

(b)
the Electronic Record of the original document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 38.7 does not apply.

This Article applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.
38.5
For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 38.7 applies.

Manner of signing
38.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.
Saving provision
38.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:
(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document;
(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or
(c)	otherwise doubts the authenticity of the Electronic Record of the document;
and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.
39 Information
39.1
No Member, as such, shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or other confidential or proprietary information related to the conduct of the business of the Company and which in the opinion of the Directors would not be in the interests of the Members of the Company to communicate to the public.

39.2
The Directors shall be entitled (but not required, except as provided by law) to release or disclose any information in their possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register of Members and transfer books of the Company.

40 Indemnity
Indemnity
40.1
To the fullest extent permitted by law, the Company shall indemnify every Director and Officer of the Company or any predecessor to the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer of the Company or any predecessor to the Company, and the successors and assigns of each of the foregoing, and may indemnify any person (other than current and former Directors and Officers) (any such Director or Officer, an Indemnified Person), out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions in connection with the Company other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect. Each Member agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person, or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud or wilful default which may attach to such Indemnified Person.
40.2
The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

40.3
The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

40.4
Neither any amendment nor repeal of these Articles set forth under this heading of Indemnity (the Indemnification Articles), nor the adoption of any provision of these Articles or Memorandum of Association inconsistent with the Indemnification Articles, shall eliminate or reduce the effect of the Indemnification Articles, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for these Indemnification Articles, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

41 Forum
Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s Members, (iii) any action asserting a claim arising pursuant to any provision of the Law or these Articles (in each case, as they may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the courts of the Island of Jersey.
42 Financial Year
Unless the Directors otherwise prescribe, the financial year of the Company shall begin on January 1 in each year and shall end on December 31 in such year.
43 Winding up
Distribution of assets in specie
43.1
If the Company is wound up, the liquidator or the Directors, as the case may be, shall, subject to these Articles and any other sanction required by the Law, apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)
if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the number of Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the number of Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company.
43.2
If the Company is wound up, the liquidator or the Directors, as the case may be, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator or the Directors, as the case may be, may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

44 Shareholders Agreement and related matters
Applicability of Article
44.1
This Article 44 shall apply only until the first time at which no Director is an Onex Shareholder Designee or Baring Shareholder Designee (as each such term is defined in Article 44.2), and from and after such time, and notwithstanding anything to the contrary in this Article 44 (including any provision in this Article 44 that includes the phrase “notwithstanding any provision of these Articles” or words to similar effect), nothing in this Article 44 shall have any force or effect under these Articles regardless of any subsequent change in the composition of the board of Directors; provided that Article 44.12 and Article 44.13 (together, the Waiver of Owner Opportunities Articles) shall continue to apply until such time as no Director who was an Onex Shareholder Designee or a Baring Shareholder Designee remains on the board of Directors. Neither any termination, amendment or repeal of the Waiver of Owner Opportunities Articles, nor the adoption of any provision of these Articles or Memorandum inconsistent with the Waiver of Owner Opportunities Articles, shall eliminate or reduce the effect of the Waiver of Owner Opportunities Articles in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for the Waiver of Owner Opportunities Articles, would accrue or arise, prior to such termination, amendment, repeal or adoption of an inconsistent provision.

Definitions applicable to this Article 44
44.2	In this Article 44, unless otherwise defined, the defined terms below shall have the meanings assigned to them as follows:
Baring Shareholder Designee means an individual elected to the board of Directors that has been nominated by the Baring Shareholders pursuant to the Shareholders Agreement;
Baring Shareholders means the Baring Shareholders, as such term is defined in the Shareholders Agreement;
Designated Shareholder means the Designated Shareholder, as such term is defined in the Director Nomination Agreement;
Designated Shareholder Designee means an individual elected to the board of Directors that has been nominated by the Designated Shareholder pursuant to the relevant Director Nomination Agreement;
Director Nomination Agreement means the director nomination agreement entered into by and between the Company and the Designated Shareholder, as amended from time to time;
Onex Shareholder Designee means an individual elected to the board of Directors that has been nominated by the Onex Shareholders pursuant to the Shareholders Agreement;
Onex Shareholders means the Onex Shareholders, as such term is defined in the Shareholders Agreement;

Shareholder Group has the meaning given in the Director Nomination Agreement.
Shareholders Agreement means the Amended and Restated Shareholders Agreement entered into by and among the Company, the Onex Shareholders, the Baring Shareholders and the other parties thereto, as amended from time to time;
Shareholders Agreement and Director Nomination Agreement
44.3
Notwithstanding any provision of these Articles to the contrary, each of the Onex Shareholders, the Baring Shareholders and the Designated Shareholder shall have the respective rights set forth in the Shareholders Agreement or the Director Nomination Agreement, as applicable.

Modifications to certain other Articles during applicability of this Article 44
44.4	The following provisions shall be deemed added at the end of Article 14.16(c):
Subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, as applicable, the Onex Shareholders, the Baring Shareholders and the Designated Shareholder shall have the right (but not the obligation) to nominate at any time the persons to be elected to the board of Directors which the Onex Shareholders, the Baring Shareholders or the Designated Shareholder, as applicable, are entitled to nominate to the board of Directors pursuant to the terms of the Shareholders Agreement or the Director Nomination Agreement, as applicable, in accordance with the provisions of these Articles for the election of Directors.
44.5	The following paragraph shall be deemed added following Article 14.16(h):
(i)
Notwithstanding anything herein to the contrary, the Onex Shareholders, the Baring Shareholders and the Designated Shareholder, as applicable, shall not be required to comply with the advance notice or 15% ownership threshold requirements, as applicable, set forth in Articles 14.16(c) and 14.16(e) for so long as the Onex Shareholders, the Baring Shareholders or the Designated Shareholder, as applicable, are entitled to nominate one or more Directors pursuant to the Shareholders Agreement or the Director Nomination Agreement, as applicable, but shall provide any such notice to the Company at least fourteen (14) days prior to the applicable general meeting.

44.6	The following proviso shall be deemed added to the first sentence of Article 20.4.
; provided that any Director who was nominated for election by the Onex Shareholders, the Baring Shareholders or the Designated Shareholder may be removed with or without cause only by the Onex Shareholders, the Baring Shareholders or the Designated Shareholder (as applicable) that have/has the right to remove such Director pursuant to the Shareholders Agreement or the Director Nomination Agreement (as applicable).
44.7	The following proviso shall be deemed added to the first sentence of Article 20.5.
; provided that if any vacancy was created by the death, resignation or removal of an Onex Shareholder Designee, Baring Shareholder Designee or Designated Shareholder Designee, then such Director shall only be replaced by the Onex Shareholders, Baring Shareholders or Designated Shareholder (as applicable) that has/have the right to replace such Director pursuant to the Shareholders Agreement or Director Nomination Agreement, and the Directors shall, subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, applicable law and the listing rules of the Designated Stock Exchange, cause the vacancy caused by such death, resignation or removal to be filled, as soon as possible, by a new designee of the Onex Shareholders, the Baring Shareholders or the Designated Shareholder (as applicable) pursuant to the rights set forth in Article 44.3.
44.8	The following Article shall be deemed added after Article 14.19:
14.19.1
The Directors will ensure that the Onex Shareholder Designees, the Baring Shareholder Designees and the Designated Shareholder Designees nominated in accordance with Article 44.3 are included in the notice of meeting for the next available annual general meeting or any extraordinary general meeting at which Directors are to be elected, noting that a general meeting will only be the next available annual general meeting if the advance notice requirements of these Articles can be complied with.
44.9	Article 14 shall be deemed not to apply to any nomination of a Director pursuant to Article 44.10.
44.10	The following Articles shall be deemed added after Article 20.3:
20.3.1
The Directors shall, subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, applicable law and the listing rules of the Designated Stock Exchange, ensure that all individuals (i) nominated by the Baring Shareholders to be Baring Shareholder Designees, (ii) nominated by the Onex Shareholders to be Onex Shareholder Designees and (iii) nominated by the Designated Shareholder to be Designated Shareholder Designees are nominated for election as Directors at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.

20.3.2
With respect to any Director seat which the Baring Shareholders, Onex Shareholders and the Designated Shareholder are not entitled to nominate an individual for such seat pursuant to the Shareholders Agreement or the Director Nomination Agreement, the Directors shall have the right to nominate an individual for election as a Director at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.

44.11	The following proviso shall be deemed added to the first sentence of Article 26.4:
; provided, that unless there shall be present a majority of the authorised number of Directors (including, if applicable, any alternate directors), such meeting shall immediately be adjourned without further action unless at least one Onex Shareholder Designee who is an employee of Onex Corporation or its controlled subsidiaries (excluding, for greater certainty, any portfolio company of its sponsored private equity funds) and at least one Baring Shareholder Designee shall have given notice in writing to the Secretary indicating such Onex Shareholder Designee’s or Baring Shareholder Designee’s, as applicable, consent to such meeting’s continuance without the presence of a majority of the authorised number of Directors (including, if applicable, any alternate directors).
44.12	The following provisions shall be deemed added at the end of Article 27.2:
Without limiting the generality of the foregoing:
(a)
the Baring Shareholder Designee, the Onex Shareholder Designees and any Designated Shareholder Designee may hold any position of any kind whatsoever with the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and may maintain any interest of any kind whatsoever, whether directly or indirectly, in the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and/or any Owner Opportunity (as defined below) (such positions and/or interests, as the case may be, hereinafter, together, Owner Interests);

(b)
no Owner Interests shall disqualify any Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee from the office of Director, nor shall any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner Interests may subsist, whether directly or indirectly, be or be liable to be avoided, nor shall any Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee be liable to account to the Company for any profit or other gain arising by reason of any Owner Interest and/or any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner Interest may subsist, whether directly or indirectly;

(c)
each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee shall be at liberty to vote in respect of any contract, transaction or arrangement in which any applicable Owner Interest may subsist, whether directly or indirectly; and

(d)
the Owner Interests shall be deemed to have been disclosed by each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee upon his or her appointment as a Director of the Company and shall be deemed to be sufficient disclosure of the Owner Interests as required under these Articles. Thereafter, it shall not be necessary for a Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee to give special or particularized notice of any Owner Interests in respect of any transaction which may involve the Company.

44.13	The following Article shall be deemed added after Article 27.2:
27.2.1	To the maximum extent permitted by applicable law:
(a)	the Company renounces and waives:
(i)	any interest or expectancy in, or in being offered or presented with an opportunity to participate in; or
(ii)	any right to be informed of:
any business or corporate opportunity that may from time to time be of interest to or known to or be or have been presented to the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and/or any of their officers, directors, agents, stockholders, members, partners and subsidiaries (including specifically, without limiting the generality of the foregoing, each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee (other than the Chief Executive Officer of the Company, the Executive Chairman of the Company (if any) and any other officer or executive officer of the Company)) (each such opportunity, hereinafter, an Owner Opportunity) whether or not such Owner Opportunity is or may be pursued by any Baring Shareholder, any Onex Shareholder or any member of the Shareholder Group (as applicable) and or their respective Affiliates and whether or not such Owner Opportunity may be a business or corporate opportunity the Company might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so;
(b)
no Onex Shareholder Designee, Baring Shareholder Designee or Designated Shareholder Designee (other than the Chief Executive Officer of the Company, the Executive Chairman of the Company (if any) and any other officer or executive officer of the Company) (each of such persons, hereinafter, a Relevant Person) shall:

(i)
be required or be under any duty (whether fiduciary or otherwise) to present to or make known to the Company any Owner Opportunity or refrain from, whether directly or indirectly, pursuing, participating in the pursuit of, exploiting or acquiring, any Owner Opportunity; or

(ii)
be liable to the Company for any breach of any fiduciary or other duty, whether as a Director or otherwise, by reason of the fact that such Relevant Person, whether directly or indirectly, acting in good faith, pursues, participates in the pursuit of, exploits or acquires any Owner Opportunity, directs any Owner Opportunity to another person or fails to present any Owner Opportunity, or information regarding any Owner Opportunity, to the Company;

unless such Owner Opportunity is, or has been, expressly offered in writing to the Relevant Person solely in their capacity as Director;
(c)
none of the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group nor any of their respective Affiliates has any duty to refrain from engaging or investing directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries.

Appendix B
~~Dated 13 May 2019~~

Companies (Jersey) Law 1991

Company Limited by Shares
AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION
OF
CLARIVATE ~~ANALYTICS~~ PLC

Companies (Jersey) Law 1991

Company Limited by Shares

Amended and Restated

Memorandum of Association

of

Clarivate ~~Analytics PLC~~Plc
1.	The name of the Company is Clarivate ~~Analytics PLC~~Plc.
2.	The Company is a public company limited by shares.
3.	The Company is a no par value company.
4.	The Company has unrestricted corporate capacity.
5.	The liability of each member arising from his or her holding of a share is limited to the amount (if any) unpaid on it.
6.	There is no limit on the number of shares of any class which the Company is authorised to issue.

~~We, the subscribers to this memorandum of association, wish to form a company in accordance with this memorandum; and we agree to take the number of shares in the capital of the Company shown below.~~
~~Dated the 13th day of May, 2019~~
~~Signed for and on behalf of Onex Partners IV LP of 190 Elgin Avenue, George Town, KY1-9005, Cayman Islands~~
~~By: Onex Partners IV GP LP, its general partner~~
~~By: Onex Partners Manager LP, its agent~~
~~By: Onex Partners Manager GP ULC, its general partner~~
~~/s/ Joshua Hausman~~	~~/s/ Matthew Ross~~
~~Signature of authorised signatory~~	~~Signature of authorised signatory~~

~~Joshua Hausman~~	~~Matthew Ross~~
~~Print name~~	~~Print name~~
~~Number of shares: 1~~
~~Signed for and on behalf of Onex Partners IV GP LP of 190 Elgin Avenue, George Town, KY1-9005, Cayman Islands~~
~~By: Onex Partners Manager LP, its agent~~
~~By: Onex Partners Manager GP ULC, its general partner~~
~~/s/ Joshua Hausman~~	~~/s/ Matthew Ross~~
~~Signature of authorised signatory~~	~~Signature of authorised signatory~~

~~Joshua Hausman~~	~~Matthew Ross~~
~~Print name~~	~~Print name~~
~~Number of shares: 1~~
~~Witness to above signatures~~	~~/s/ Lisa Kim~~

~~[Address]~~	~~Signature~~

~~Lisa Kim~~
~~Print name~~

~~Dated 13 May 2019~~

~~Companies (Jersey) Law 1991~~

~~Company Limited by Shares~~
~~AMENDED AND RESTATED~~
~~ARTICLES OF ASSOCIATION~~
~~OF~~
~~CLARIVATE ANALYTICS PLC~~

CONTENTS
1 Definitions, interpretation and exclusion of Standard Table	~~1~~B-1
Definitions	~~1~~B-1
Interpretation	~~4~~B-4
Exclusion of Standard Table	~~5~~B-4
~~Shareholders Agreement and Director Nomination Agreement~~	~~5~~
2 Shares	~~5~~B-4
Power to issue Shares and options, with or without special rights	~~5~~B-4
Power to issue fractions of a Share	~~6~~B-5
Capital contributions without issue of further Shares	~~6~~B-5
Limit on the number of Joint Holders	~~6~~B-5
Treasury Shares	~~6~~B-5
3 Ordinary Shares	~~6~~B-5
4 Preferred Shares	~~6~~B-6
5 Register of Members and share certificates	~~7~~B-7
Issue of share certificates	~~7~~B-7
Renewal of lost or damaged share certificates	~~8~~B-7
Uncertificated shares	~~8~~B-7
~~6 Reserved~~	~~9~~
~~7~~6 Transfer of shares	~~9~~B-8
Form of transfer	~~9~~B-8
Power to refuse registration	~~9~~B-8
Notice of refusal to register	~~9~~B-8
Fee, if any, payable for registration	~~9~~B-8
Company may retain instrument of transfer	~~9~~B-8
Transfer to branch register	~~9~~B-8
Holding of Shares through Direct Registration System	~~10~~B-9
~~8~~7 Redemption, Purchase and Surrender of Shares, Treasury Shares	~~10~~B-9
Power to pay for redemption or purchase in cash or in specie	~~10~~B-9
Effect of redemption or purchase of a Share	~~11~~B-10
~~9~~8 Variation of Rights Attaching to Shares	~~11~~B-10
~~10~~9 Commission on Sale of Shares	~~11~~B-10
~~11~~10 Non-Recognition of Trusts	~~11~~B-10
~~12~~11 Transmission of Shares	~~12~~B-11
Persons entitled on death of a Member	~~12~~B-11
Registration of transfer of a Share following death or bankruptcy	~~12~~B-11
Indemnity	~~12~~B-11
Rights of person entitled to a Share following death or bankruptcy	~~12~~B-11
~~13~~12 Alteration of capital	~~12~~B-11
Increasing, consolidating, converting, dividing and cancelling share capital	~~12~~B-11
Reducing share capital	~~13~~B-12
Sale of fractions of Shares	~~13~~B-12
~~14~~13 Closing Register of Members or Fixing Record Date	~~13~~B-12
~~15~~14 General Meetings	~~14~~B-12
Power to call meetings	~~14~~B-12
Annual general meetings	~~14~~B-13
Content of notice	~~14~~B-13
Period of notice	~~15~~B-14
Persons entitled to receive notice	~~15~~B-14
Publication of notice on a website	~~15~~B-14
Time a website notice is deemed to be given	~~16~~B-14
Required duration of publication on a website	~~16~~B-14
Accidental omission to give notice or non-receipt of notice	~~16~~B-15
Notice of other business	~~16~~B-15
B-i

~~16~~15 Proceedings at meetings of Members	~~20~~B-18
Quorum	~~20~~B-18
Use of technology	~~20~~B-18
Lack of quorum	~~20~~B-18
Adjournment	~~20~~B-19
Chairman	~~20~~B-19
Right of a ~~director~~ Director or auditor’s representative to attend and speak	~~21~~B-19
Method of voting	~~21~~B-19
Taking of a poll	~~21~~B-19
Chairman does not have casting vote	~~21~~B-19
~~Written~~ No written resolutions	~~21~~B-19
~~17~~16 Voting rights of ~~members~~ Members	~~22~~B-20
Right to vote	~~22~~B-20
Rights of Joint Holders	~~22~~B-21
Member with mental disorder	~~22~~B-21
Objections to admissibility of votes	~~23~~B-21
Form of proxy	~~23~~B-21
How and when proxy is to be delivered	~~23~~B-22
Voting by proxy	~~24~~B-22
~~18~~17 Corporations Acting by Representatives at Meeting	~~24~~B-22
~~19~~18 Clearing Houses	~~24~~B-23
~~20~~19 Directors	~~24~~B-23
~~21~~20 Appointment, disqualification and removal of ~~directors~~ Directors	~~25~~B-23
~~First directors~~	~~25~~
No age limit	~~25~~B-23
No corporate ~~directors~~ Directors	~~25~~B-24
Appointment of ~~directors~~ Directors	~~25~~B-24
Removal of ~~directors~~ Directors	~~26~~B-24
Filling of vacancies	~~26~~B-24
Resignation of ~~directors~~ Directors	~~26~~B-25
Corporate governance policies	~~26~~B-25
No shareholding qualification	~~27~~B-25
~~22 Reserved~~	~~27~~
~~23~~21 Directors’ Fees and Expenses	~~27~~B-25
22 Alternate directors	~~26~~B-25
~~24~~23 Powers and duties of ~~directors~~ Directors	~~27~~B-25
~~25~~24 Delegation of powers	~~27~~B-27
Power to delegate any of the ~~directors~~Directors’ powers to a committee	~~27~~B-27
Power to appoint an agent of the Company	~~28~~B-27
Power to appoint an attorney or authorised signatory of the Company	~~28~~B-27
Management	~~28~~B-28
~~26~~25 Disqualification of Directors	~~29~~B-28
~~27~~26 Meetings of ~~directors~~Directors	~~29~~B-28
Regulation of ~~directors~~Directors’ meetings	~~29~~B-28
Calling meetings	~~29~~B-29
Use of technology	~~30~~B-29
Quorum	~~30~~B-29
Voting	~~30~~B-29
Validity	~~30~~B-29
~~28~~27 Permissible ~~directors~~Directors’ interests and disclosure	~~30~~B-30
~~29~~28 Minutes	~~32~~B-32
Written resolutions	~~33~~B-32
~~30 [Reserved]~~	~~33~~
B-ii

~~31~~29 Record Dates	~~33~~B-32
~~32~~30 Dividends	~~33~~B-32
Payment of dividends by ~~directors~~Directors	~~33~~B-32
Apportionment of dividends	~~34~~B-33
Right of set off	~~34~~B-33
Power to pay other than in cash	~~34~~B-33
How payments may be made	~~34~~B-33
Dividends or other monies not to bear interest in absence of special rights	~~35~~B-34
Unclaimed Dividends	~~35~~B-34
~~33~~31 Accounts and audits	~~35~~B-34
Accounting and other records	~~35~~B-34
No automatic right of inspection	~~35~~B-34
Sending of accounts and reports	~~35~~B-34
Time of receipt if documents are published on a website	~~36~~B-34
Validity despite accidental error in publication on website	~~36~~B-35
When accounts are to be audited	~~36~~B-35
~~34~~32 Audit	~~36~~B-35
~~35~~33 Seal	~~36~~B-35
Company seal	~~36~~B-35
Official seal	~~36~~B-35
When and how seal is to be used	~~37~~B-35
If no seal is adopted or used	~~37~~B-35
Power to allow non-manual signatures and facsimile printing of seal	~~37~~B-36
Validity of execution	~~37~~B-36
~~36~~34 Officers	~~37~~B-36
~~37~~35 Register of Directors and Officers	~~38~~B-37
~~38~~36 Capitalisation of profits	~~38~~B-37
Capitalisation of profits or of any stated capital account or capital redemption reserve	~~38~~B-37
~~39~~37 Notices	~~38~~B-37
Form of notices	~~38~~B-37
Signatures	~~39~~B-37
Evidence of transmission	~~39~~B-37
Delivery of notices	~~39~~B-38
Giving notice to a deceased or bankrupt Member	~~39~~B-38
Saving provisions	~~40~~B-38
~~40~~38 Authentication of Electronic Records	~~40~~B-38
Application of Articles	~~40~~B-38
Authentication of documents sent by Members by Electronic means	~~40~~B-38
Authentication of document sent by the Secretary or Officers by Electronic means	~~40~~B-39
Manner of signing	~~41~~B-39
Saving provision	~~41~~B-39
~~41~~39 Information	~~41~~B-39
~~42~~40 Indemnity	~~41~~B-39
Indemnity	~~41~~B-39
41 Forum	B-40
~~43~~42 Financial Year	~~42~~B-41
~~44~~43 Winding up	~~42~~B-41
Distribution of assets in specie	~~42~~B-41
44 Shareholders Agreement and related matters	B-41
Applicability of Article	B-41
Definitions applicable to this Article 44	B-42
Shareholders Agreement and Director Nomination Agreement	B-42
Modifications to certain other Articles during applicability of this Article 44	B-42
B-iii

Companies (Jersey) Law 1991

Company Limited by Shares

Amended and Restated

Articles of Association

of

Clarivate ~~Analytics PLC~~Plc
1	Definitions, interpretation and exclusion of Standard Table
Definitions
1.1	In these Articles, unless otherwise defined, the defined terms shall have the meanings assigned to them as follows:
Affiliate means:
(a)
in the case of a natural person, such person’s parents, parents-in-law, spouse, children or grandchildren, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by such person or any of the foregoing, and

(b)
in the case of a corporation, partnership or other entity or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

The term control shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of a corporation, shares having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity~~; provided that the Company and its subsidiaries shall not be considered Affiliates of the Onex Shareholders, the Baring Shareholders or the Designated Shareholder.~~
Articles means, as appropriate:
(a)	these Articles of Association as amended from time to time; or
(b)	two or more particular Articles of these Articles;
and Article refers to a particular Article of these Articles;
~~Baring Shareholder Designee means an individual elected to the board of Directors that has been nominated by the Baring Shareholders pursuant to the Shareholders Agreement;~~
~~Baring Shareholders means the Baring Shareholders, as such term is defined in the Shareholders Agreement;~~
Business Day means a day, excluding Saturdays or Sundays, on which banks in New York, New York, United States of America and the Island are open for general banking business throughout their normal business hours;
Commission means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;
Company means the above-named company;
Company’s Website means the website of the Company, the address or domain name of which has been notified to Members;
~~Controlled Company has the meaning given to it in the rules of the Designated Stock Exchange;~~

~~Default Rate means 3% (three per cent) per annum over the base rate of the Bank of England from time to time;~~
~~Designated Shareholder means the Designated Shareholder, as such term is defined in the Director Nomination Agreement;~~
~~Designated Shareholder Designee means an individual elected to the board of Directors that has been nominated by the Designated Shareholder pursuant to the relevant Director Nomination Agreement;~~
Designated Stock Exchange means the New York Stock Exchange or any other stock exchange or automated quotation system on which the Company’s securities are then traded;
~~Director Nomination Agreement means the director nomination agreement to be entered into by and between the Company and the Designated Shareholder, as amended from time to time;~~
Directors means the directors of the Company for the time being, or as the case may be, the ~~Directors~~directors assembled as a board or as a committee thereof;
Dividend means any dividend (whether interim or final) resolved to be paid on Shares pursuant to these Articles;
Electronic has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;
electronic communication means electronic transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than a majority vote of the Directors;
Electronic Record has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;
Electronic Signature has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;
Exchange Act means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;
Exemption Order means the Companies (Transfers of Shares – Exemptions) (Jersey) Order 2014;
Fully Paid and Paid Up means that the agreed issue price for a Share has been fully paid or credited as paid in money or money’s worth;
Island means Jersey, Channel Islands;
Joint Holders means two or more persons registered as the holders of a Share or Shares or who are jointly entitled to a Share or Shares by reason of the death or bankruptcy of the registered holder.
Law means the Companies (Jersey) Law 1991;
Market Price means for any given day, the price quoted in respect of the Ordinary Shares on the Designated Stock Exchange of the close of trading on such day, or if such day is not a date on which the Designated Stock Exchange is open, then the close of trading on the previous trading day;
Member means any person or persons entered on the register of members from time to time as the holder of a Share;
Memorandum means the Memorandum of Association of the Company as amended from time to time;
month means a calendar month;

Nominating Member means (i) the Member providing the notice of the nomination proposed to be made at a general meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at any general meeting is made, and (iii) any affiliate or associate of such stockholder or beneficial owner;
Officer means a person appointed to hold an office in the Company; and the expression includes a Director, alternate director or liquidator, but does not include the Secretary;
~~Onex Shareholder Designee means an individual elected to the board of Directors that has been nominated by the Onex Shareholders pursuant to the Shareholders Agreement;~~
~~Onex Shareholders means the Onex Shareholders, as such term is defined in the Shareholders Agreement;~~
Ordinary Resolution means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote. ~~The expression also includes a written resolution signed by or on behalf of a simple majority of the Members who, at the date when the resolution is deemed to be passed, would be entitled to vote on the resolution if it were proposed at a meeting;~~;
Ordinary Shares means an Ordinary Share in the capital of the Company of no par value designated as Ordinary Shares, and having the rights provided for in these Articles;
PDF means Portable Document Format;
Preferred Shares means shares in the capital of the Company of no par value designated as Preferred Shares, and having the rights provided for in these Articles;
Register of Members means the register maintained by the Company in accordance with Article 41 of the Law or any modification or re-enactment thereof for the time being in force;
Registered Office means the registered office for the time being of the Company;
Regulations means the Companies (Uncertificated Securities) (Jersey) Order 1999 including any modification or re-enactment of them for the time being in force;
Seal means the common seal of the Company including any facsimile thereof;
Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;
Securities Act means the United States Securities Act of 1933 ~~of the United States of America~~, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;
Share means a share in the share capital of the Company, and the expression:
(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and
(b)	where the context permits, also includes a fraction of a share;
~~Shareholder Group has the meaning given in the Director Nomination Agreement.~~
~~Shareholders Agreement means the Amended and Restated Shareholders Agreement to be entered into by and among the Company, the Onex Shareholders, the Baring Shareholders and the other parties thereto, as amended from time to time;~~
signed means a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

Special Resolution has the meaning given to that term in the Law~~. The expression also includes a written resolution signed by or on behalf of the requisite majority of Members required for the passing of a Special Resolution who, at the date when the resolution is deemed to be passed, would be entitled to vote on the resolution if it were proposed at a meeting;~~;
subsidiary has the meaning given to that term in Article 2 of the Law;
Treasury Share means a share held in the name of the Company as a treasury share in accordance with the Law; and
year means a calendar year.
Interpretation
1.2	In these Articles, save where the context requires otherwise:
(a)	words importing the singular number shall include the plural number and vice versa;
(b)	words importing the masculine gender only (i.e., he and his) shall include the feminine gender (i.e., her and hers) and shall include references to entities without gender (i.e., it and its);
(c)	a reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency;
(d)	may shall be construed as permissive and “shall” shall be construed as imperative;
(e)	a reference to a dollar or dollars (or $) is a reference to dollars of the United States of America;
(f)	references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;
(g)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;
(h)
written and in writing means all modes of representing or reproducing words in visible form, including in the form of an electronic record and any requirements as to delivery under these Articles include delivery in the form of an electronic record; where used in connection with a notice served by the Company on Members or other persons entitled to receive notices hereunder, such writing shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

(i)
the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(j)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share;
(k)	headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity;
(l)	where a word or phrase is given a defined meaning, another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning; and
(m)	all references to time are to be calculated by reference to time in the place where the Company’s registered office is located.
Exclusion of Standard Table
1.3
The regulations contained in the Standard Table adopted pursuant to the Companies (Standard Table) (Jersey) Order 1992 and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

~~Shareholders Agreement and Director Nomination Agreement~~
~~1.4~~
~~Notwithstanding any provision of these Articles to the contrary, each of the Onex Shareholders, the Baring Shareholders and the Designated Shareholder shall have the respective rights set forth in the Shareholders Agreement or the Director Nomination Agreement, as applicable.~~

2	Shares
Power to issue Shares and options, with or without special rights
2.1
Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting), the Directors may, in their absolute discretion and without approval of the holders of Ordinary Shares, allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise, any or all of which may be greater than the powers and rights associated with the Ordinary Shares, to such persons, at such times and on such other terms as they think proper, which shall be conclusively evidenced by their approval of the terms thereof, and may also (subject to the Law and these Articles) vary such rights.

2.2	The Company shall not issue Shares in bearer form and shall only issue Shares as fully paid.
Power to issue fractions of a Share
2.3
Subject to the Law, the Company may issue fractions of a Share of any class. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Capital contributions without issue of further Shares
2.4
With the consent of a Member, the Directors may accept a voluntary contribution from that Member without issuing Shares in return. If the Directors agree to accept a voluntary contribution from a Member, the Directors shall resolve whether that contribution shall be treated as an addition to the stated capital account of the Company or to a general reserve of the Company (it being understood that the contribution is not provided by way of loan).

Limit on the number of Joint Holders
2.5	In respect of a Share, the Company shall not be required to enter the names of more than four Joint Holders in the ~~register~~Register of ~~members~~Members of the Company.
2.6	If two or more persons are registered as Joint Holders of a Share, then any one of those Joint Holders may give effectual receipts for moneys payable in respect of that Share.
Treasury Shares
2.7
From time to time, the Company may hold its own Shares as treasury shares and the Directors may sell, transfer or cancel any treasury shares in accordance with the Law. For the avoidance of doubt, the Company shall not be entitled to vote or receive any distributions in respect of any treasury shares held by it.

3	Ordinary Shares
3.1	The holders of the Ordinary Shares shall be:
(a)	entitled to dividends in accordance with the relevant provisions of these Articles;
(b)	entitled to and are subject to the provisions in relation to winding up of the Company provided for in these Articles; and
(c)
entitled to attend general meetings of the Company and shall be entitled to one vote for each Ordinary Share registered in the name of such holder in the Register of Members, both in accordance with the relevant provisions of these Articles.

3.2	All Ordinary Shares shall rank pari passu with each other in all respects.
4	Preferred Shares
4.1
Preferred Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Directors as hereinafter provided.

4.2
Authority is hereby granted to the Directors, subject to the provisions of the Memorandum, these Articles and applicable law, to create one or more series of Preferred Shares and, with respect to each such series, to fix by resolution or resolutions, without any further vote or action by the Members of the Company providing for the issue of such series:

(a)	the number of Preferred Shares to constitute such series and the distinctive designation thereof;
(b)
the dividend rate on the Preferred Shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (Dividend Periods), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

(c)
whether the Preferred Shares of such series shall be convertible into, or exchangeable for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(d)	the preferences, if any, and the amounts thereof, which the Preferred Shares of such series shall be entitled to receive upon the winding up of the Company;
(e)	the voting power, if any, of the Preferred Shares of such series;
(f)	transfer restrictions and rights of first refusal with respect to the Preferred Shares of such series; and
(g)	such other terms, conditions, special rights and provisions as may seem advisable to the Directors.
4.3
Notwithstanding the fixing of the number of Preferred Shares constituting a particular series upon the issuance thereof, the Directors at any time thereafter may authorise the issuance of additional Preferred Shares of the same series subject always to the Law and the Memorandum.

4.4
No dividend shall be declared and set apart for payment on any series of Preferred Shares in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preferred Shares of each other series entitled to cumulative dividends at the time outstanding which rank senior or equally as to dividends with the series in question, dividends rateably in accordance with the sums which would be payable on the said Preferred Shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

4.5
If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preferred Shares which (a) are entitled to a preference over the holders of the Ordinary Shares upon such winding up and (b) rank equally in connection with any such distribution shall be insufficient to pay in full the preferential amount to which the holders of such Preferred Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Shares rateably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

5	Register of Members and share certificates
Issue of share certificates
5.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Law.
5.2
Subject to and to the extent permitted by the Law, the Company, or the Directors on behalf of the Company, may cause to be kept and maintained in any country, territory or place, a branch ~~register~~Register of Members resident in such country, territory or place, and the Company may, or the Directors on behalf of the Company may, make and vary such regulations as it or they may think fit regarding the keeping of any such branch register.

5.3	Upon being entered in the ~~register~~Register of ~~members~~Members as the holder of a Share, a Member shall, subject to Article 5.8, be entitled:
(a)
without payment, to one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, to several certificates each for one or more of that Member’s Shares.
5.4
Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid or partly paid up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

5.5
The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one Joint Holder shall be a sufficient delivery to all of them.

5.6
All certificates for Shares shall be delivered personally or sent through the post addressed to the ~~member~~Member entitled thereto at the Member’s registered address as appearing in the Register of Members. Every share certificate sent in accordance with these Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

Renewal of lost or damaged share certificates
5.7	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:
(a)	evidence;
(b)	indemnity;
(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and
(d)	payment of a reasonable fee, if any, for issuing a replacement share certificate;
as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.
Uncertificated shares
5.8
Subject to Article 5.9, at any time the Shares are listed on the Designated Stock Exchange (provided that the Designated Stock Exchange remains an “approved stock exchange” (as defined in the Exemption Order)), the Company shall not be required to (although may, in its absolute discretion choose to), provide a share certificate in accordance with Article 5.3.

5.9
Following a written request at any time from a Member to the Company requesting a share certificate in respect of Shares held by that Member, the Company shall, within 2 months of receipt by the Company of that written request, complete and have ready for delivery the certificate of such Shares in respect of which the request was made unless the conditions of allotment of the Shares otherwise provide.

6	~~Reserved~~
~~7~~	Transfer of shares
Form of transfer
6.1
~~7.1~~ Subject to these Articles (including Article ~~7.8~~6.8), any agreement between a Member and the Company, and the rules or regulations of the Designated Stock Exchange or any relevant securities laws (including, but not limited to the Exchange Act), any Member may transfer all or any of his Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors acting reasonably and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time.

6.2
~~7.2~~ The instrument of transfer shall be executed by or on behalf of the transferor. Without prejudice to the last preceding Article, the Directors may also resolve, either generally or in any particular case, upon request by the transferor or transferee to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the Share until the name of the transferee ~~in~~is entered into the Register of Members in respect thereof.

Power to refuse registration
6.3	~~7.3~~ The Directors may decline to recognise any instrument of transfer unless:
(a)	the instrument of transfer is in respect of only one class of Share;
(b)
the instrument of transfer is lodged at the Registered Office or such other place as the Register of Members is kept in accordance with the Law accompanied by the relevant share certificate(s) (if any) or such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(c)	the instrument of transfer is duly and properly signed and endorsed or accompanied by the share certificates in respect of the relevant Shares or an indemnity.
Notice of refusal to register
6.4
~~7.4~~ If the Directors refuse to register a transfer of a Share, they must send notice of their refusal to the existing Member within two months after the date on which the transfer was lodged with the Company.

Fee, if any, payable for registration
6.5	~~7.5~~ If the Directors so decide, the Company may charge a reasonable fee for the registration of any instrument of transfer or other document relating to the title to a Share.
Company may retain instrument of transfer
6.6
~~7.6~~ The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

Transfer to branch register
6.7	~~7.7~~ The Directors in so far as permitted by any applicable law and rules of the Designated Stock Exchange may, in their absolute discretion, at any time and from time to time transfer any Share upon the Register of Members to any branch register or any Share on any branch register to the Register of Members or any other branch register. In the event of any such transfer, the Member requesting such transfer shall bear the cost of effecting such transfer unless the Directors otherwise determine.
Holding of Shares through Direct Registration System
6.8
~~7.8~~ At any time any of the Shares are listed on the Designated Stock Exchange (provided that the Designated Stock Exchange remains an approved stock exchange (as defined in the Exemption Order)), a transfer of such Shares is exempt from the provisions of Article 42(1) of the Law requiring an instrument of transfer to be delivered to the Company where the following conditions are met in respect of such transfer:

(a)	the transfer is made:
(i)	to or from an approved central securities depository (as defined in the Exemption Order), or
(ii)	by means of a computer system (as defined in the Exemption Order); and
(b)	the transfer is in accordance with the relevant laws (as defined in the Exemption Order) applicable to, and relevant rules and regulations of, the Designated Stock Exchange.
7	~~8~~ Redemption, Purchase and Surrender of Shares, Treasury Shares
7.1	~~8.1~~ Subject to the provisions, if any, in these Articles, the Memorandum, applicable law, including the Law, and the rules of the Designated Stock Exchange, the Company may:
(a)
issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such Shares, determine; and

(b)
purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member, provided that the manner of purchase is in accordance with any applicable requirements imposed from time to time by the Commission or the Designated Stock Exchange.

7.2	~~8.2~~ The Company may make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Law, including out of capital, profits or the proceeds of a fresh issue of Shares.
7.3	~~8.3~~ The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.
7.4	~~8.4~~ The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).
7.5
Notwithstanding any other provision of these Articles, and subject to the provisions of the Law, where the Company wishes to purchase its own Shares, the Directors shall have the authority to instead elect to convert any or all of those Shares into redeemable Shares that shall be redeemed by the Company upon such terms and conditions as the Directors may agree with the holder(s) of such Shares at the relevant time. The Directors may convert, and the Company may redeem, any relevant Shares in accordance with this Article as they in their absolute discretion decide, subject to obtaining the prior consent of the holder(s) of such Shares, and there shall be no obligation on the Directors or Company to offer to convert and redeem any other Shares held by any other Members and no Member shall have any rights to require their Shares to be considered for conversion and redemption.

Power to pay for redemption or purchase in cash or in specie
7.6	~~8.5~~ When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one way and partly in the other way).

Effect of redemption or purchase of a Share
7.7	~~8.6~~ Upon the date of redemption or purchase of a Share:
(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:
(i)	the applicable payment for the Share; and
(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;
(b)	the Member’s name shall be removed from the Register of Members with respect to the Share; and
(c)	the Share shall be cancelled or become a Treasury Share.
For the purpose of this Article, the date of redemption or purchase is the date when the redemption or purchase occurs.
8	~~9~~ Variation of Rights Attaching to Shares
8.1
~~9.1~~ If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of these Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

8.2
~~9.2~~ For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

8.3
~~9.3~~ The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking in priority to or pari passu therewith. The rights conferred upon the holders of Ordinary Shares shall be deemed not to be varied by the conversion and redemption of Ordinary Shares in accordance with Article 7.5 or any purchase or redemption by the Company of its own Shares.

9	~~10~~ Commission on Sale of Shares
The Company may, in so far as the Law permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.
10	~~11~~ Non-Recognition of Trusts
Except as required by law:
(a)	no person shall be recognised by the Company as holding any Share on any trust; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.
11	~~12~~ Transmission of Shares
Persons entitled on death of a Member
11.1
~~12.1~~ If a Member dies, the survivor or survivors (where he was a Joint Holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

Registration of transfer of a Share following death or bankruptcy
11.2
~~12.2~~ Any person becoming entitled to a Share in consequence of the death or bankruptcy, liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy, liquidation or dissolution, as the case may be.

Indemnity
11.3
~~12.3~~ The Directors may require a person registered as a Member by reason of the death or bankruptcy of another Member to indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy
11.4
~~12.4~~ A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to these Articles) the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

12	~~13~~ Alteration of capital
Increasing, consolidating, converting, dividing and cancelling share capital
12.1	~~13.1~~ To the fullest extent permitted by the Law, the Company may by Special Resolution do any of the following (and amend its Memorandum and its Articles for that purpose):
(a)	increase or reduce the number of Shares that it is authorised to issue;
(b)	consolidate all or any of the Shares (whether issued or not) into fewer shares; or
(c)	divide all or any of the Shares (whether issued or not) into more shares.

12.2
~~13.2~~ All new Shares created hereunder shall be subject to the same provisions with reference to the payment of liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

Reducing share capital
12.3	~~13.3~~ Subject to the Law and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.
Sale of fractions of Shares
12.4
~~13.4~~ Whenever, as a result of a consolidation or division of Shares, any Members would become entitled to fractions of a Share, the Directors may, in their absolute discretion, on behalf of those Members, sell the Shares representing the fractions for (i) the Market Price on the date of such consolidation or division, in the case of any shares listed on a Designated Stock Exchange, and (ii) the best price reasonably obtainable by the Company, in the case of any shares not listed on a Designated Stock Exchange, and distribute the net proceeds of sale in due proportion among those Members, and the Directors may authorise (and the relevant Member hereby authorises) any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

13	~~14~~ Closing Register of Members or Fixing Record Date
13.1
~~14.1~~ The Directors shall prepare, or cause to be prepared, at least ten (10) days before every general meeting, a complete list of the Members entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each Member and the number of Shares registered in the name of each Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal executive office of the Company. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

13.2
~~14.2~~ The Directors, in accordance with the Law, may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, attend or to vote at a meeting of the Members or any adjournment thereof, or for the purpose of determining those Members that are entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

13.3
~~14.3~~ If no record date is fixed for the determination of Members entitled to receive notice of, attend or to vote at a meeting of Members or those Members that are entitled to receive payment of a Dividend or other distribution, the record date for such determination of Members shall be, subject to the Law, at the close of business on the Business Day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

14	~~15~~ General Meetings
Power to call meetings
14.1	~~15.1~~ The Directors may call a general meeting at any time.
14.2
~~15.2~~ If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

14.3	~~15.3~~ The Directors must also call a general meeting if requisitioned ~~in the manner set out in the next two Articles~~by one or more Members in accordance with the Law.
~~15.4~~	~~The requisition must be in writing and given by one or more Members who together hold at least 10% of the rights to vote at such general meeting.~~
14.4	~~15.5~~ The requisition must ~~also~~:
(a)	specify the objects of the meeting;
(b)	be signed by or on behalf of the requisitioners. The requisition may consist of several documents in like form signed by one or more of the requisitioners; and
(c)	be deposited at the Company’s registered office in accordance with the notice provisions.
~~15.6~~
~~Should the Directors fail to call a general meeting within 21 days from the date of deposit of a requisition to be held within 2 months of that date, the requisitioners or any of them representing more than one half of the total voting rights of all of them, may call a general meeting to be held within three months from that date.~~

~~15.7~~
~~Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together hold at least 10% of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.~~

~~15.8~~	~~If the Members call a meeting under the above Articles, the Company shall reimburse their reasonable expenses.~~
Annual general meetings
14.5
~~15.9~~ The Company shall hold annual general meetings unless otherwise dispensed with in accordance with the Law. The first annual general meeting shall be held within a period of 18 months of the Company’s incorporation and thereafter at least once in every calendar year. Not more than 18 months may elapse between one annual general meeting and the next.

Content of notice
14.6	~~15.10~~ Notice of a general meeting shall specify each of the following:
(a)	the place, the date and the time of the meeting;
(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;
(c)	subject to Articles ~~15.10~~14.6(d) and ~~15.20~~14.16, the general nature of the business to be transacted;
(d)	if a resolution is proposed as a Special Resolution, the text of that resolution; and
(e)	in the case of an annual general meeting, that the meeting is an annual general meeting.
14.7	~~15.11~~ In each notice, there shall appear with reasonable prominence the following statements:
(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and
(b)	that a proxy need not be a Member.

Period of notice
14.8
~~15.12~~ A general meeting, including an annual general meeting, shall be called by at least 14 clear days’ notice (but not more than sixty (60) calendar days’ notice). A meeting, however, may be called on shorter notice (and shall be deemed to have been duly called for all purposes hereunder) if it is so agreed:

(a)	in the case of an annual general meeting, by all the Members entitled to attend and vote at that meeting; and
(b)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at that meeting, being a majority together holding not less than:
(i)	95% where a Special Resolution is to be considered; or
(ii)	90% for all other meetings;
of the total voting rights of the Members who have that right.
Persons entitled to receive notice
14.9	~~15.13~~ Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:
(a)	the Members;
(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;
(c)	the Directors;
(d)	the Company’s auditor (if any); and
(e)	persons entitled to vote in respect of a Share in consequence of the incapacity of a Member.
Publication of notice on a website
14.10	~~15.14~~ Subject to the Law, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:
(a)	the publication of the notice on the website;
(b)	the address of the website;
(c)	the place on the website where the notice may be accessed;
(d)	how it may be accessed; and
(e)	the place, date and time of the general meeting.
14.11
~~15.15~~ If a Member notifies the Company that he is unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Member in writing or by any other means permitted by these Articles but this will not affect when that Member is deemed to have been given notice of the meeting.

Time a website notice is deemed to be given
14.12	~~15.16~~ A website notice is deemed to be given when the Member is given notice of its publication.
Required duration of publication on a website
14.13
~~15.17~~ Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until the conclusion of the meeting to which the notice relates.

Accidental omission to give notice or non-receipt of notice
14.14	~~15.18~~ Proceedings at a meeting shall not be invalidated by the following:
(a)	an accidental failure to give notice of the meeting or an instrument of proxy to any person entitled to notice; or
(b)	non-receipt of notice of the meeting or an instrument of proxy by any person entitled to notice.
14.15	~~15.19~~ In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published:
(a)	in a different place on the website; or
(b)	for only part of the period from the date of the notification until the conclusion of the meeting to which the notice relates.
Notice of other business
14.16
~~15.20~~ No business may be transacted at any general meeting, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Directors (or any duly authorised committee thereof) or pursuant to a requisition of a meeting by Members in accordance with Article ~~15.3~~14.3, (B) otherwise properly brought before an annual general meeting by or at the direction of the Directors (or any duly authorised committee thereof) or (C) otherwise properly brought before an annual general meeting by any Member of the Company who (1) is a Member of record on both (x) the date of the giving of the notice by such Member provided for in this Article and (y) the record date for the determination of Members entitled to vote at such annual general meeting and (2) complies with the notice procedures set forth in this Article.

(a)
In addition to any other applicable requirements, for business to be brought properly before an annual general meeting by a Member, such Member must have given timely notice thereof in proper written form to the Secretary of the Company and comply with Article ~~15.20~~14.16(c) and (f).

(b)
All notices of general meetings shall be sent or otherwise given in accordance with this Article not less than fourteen (14) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of an extraordinary general meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual general meeting, those matters which the Directors, at the time of giving the notice, intend to present for action by the ~~members~~Members (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Directors intend to present for election.

(c)
For matters other than for the nomination for election of a Director to be made by a Member, to be timely such Member’s notice shall be delivered to the Company at the principal executive offices of the Company not less than ninety (90) days and not more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting; provided, however, that if the Company’s annual general meeting occurs on a date more than thirty (30) days earlier or later than the Company’s prior year’s annual general meeting, then the Directors shall determine a date a reasonable period prior to the Company’s annual general meeting by which date the Members notice must be delivered and publicise such date in a filing pursuant to the Exchange Act, or via press release. Such publication shall occur at least fourteen (14) days prior to the date set by the Directors. ~~Subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, as applicable, the Onex Shareholders, the Baring Shareholders and the Designated Shareholder shall have the right (but not the obligation) to nominate at any time the persons to be elected to the board of Directors which the Onex Shareholders, the Baring Shareholders~~

~~or the Designated Shareholder, as applicable, are entitled to nominate to the board of Directors pursuant to the terms of the Shareholders Agreement or the Director Nomination Agreement, as applicable, in accordance with the provisions of these Articles for the election of Directors.~~
(d)	To be in proper written form, a Member’s notice to the Company must set forth as to such matter such Member proposes to bring before the annual general meeting:
(i)
a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

(ii)	the name and address, as they appear on the Company’s Register of Members, of the Member proposing such business and any Member Associated Person (as defined below);
(iii)
the class or series and number of Shares of the Company that are held of record or are beneficially owned by such Member or any Member Associated Person and any derivative positions held or beneficially held by the Member or any Member Associated Person;

(iv)
whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such Member or any Member Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such Member or any Member Associated Person with respect to any securities of the Company;

(v)
any material interest of the Member or a Member Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such Members or between or among any proposing Members and any other person or entity (including their names) in connection with the proposal of such business by such Member; and

(vi)
a statement as to whether such Member or any Member Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting Shares required under applicable law and the rules of the Designated Stock Exchange to carry the proposal.

For purposes of this Article ~~15.20~~14.16(d), a Member Associated Person of any Member shall mean (x) any Affiliate of, or person acting in concert with, such Member; (y) any beneficial owner of Shares of the Company owned of record or beneficially by such Member and on whose behalf the proposal or nomination, as the case may be, is being made; or (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y).
(e)
In addition to any other applicable requirements ~~and subject to Article 1.4~~, for a nomination for election of a Director to be made by a Member of the Company (other than Directors to be nominated by any series of Preferred Shares, voting separately as a class), such Member must (i) be a Member of record on both (x) the date of the giving of the notice by such Member provided for in this Article and (y) the record date for the determination of Members entitled to vote at such annual general meeting; (ii) on each such date beneficially own more than 15% of the issued Ordinary Shares (unless otherwise provided in the Exchange Act or the rules and regulations of the Commission); and (iii) have given timely notice thereof in proper written form to the Secretary of the Company. If a Member is entitled to vote only for a specific class or category of Directors at a meeting of the Members, such Member’s right to nominate one or more persons for election as a Director at the meeting shall be limited to such class or category of Directors.

(f)
To be timely for purposes of Article ~~15.20~~14.16(e), a Member’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the meeting; provided, however, that in the event less than one hundred thirty (130) days’ notice or prior public disclosure of the date of the meeting is given or made to Members, notice by the Member to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

(g)	To be in proper written form for purposes of Article ~~15.20~~14.16(f), a Member’s notice to the Secretary must set forth:
(i)	as to each Nominating Member:
(A)	the information that is requested in Article ~~15.20~~14.16(d)(ii)-(d)(vi); and
(B)	any other information relating to such Member that would be required to be disclosed pursuant to any applicable law and rules of the Commission or of the Designated Stock Exchange; and
(ii)	as to each person whom the Member proposes to nominate for election as a Director:
(A)
all information that would be required by Article ~~15.20~~14.16(d)(ii)-(d)(vi) if such nominee was a Nominating Member, except such information shall also include the business address and residence address of the person;

(B)	the principal occupation or employment of the person;
(C)
all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the Commission or of the Designated Stock Exchange; and

(D)
a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any Nominating Member and its Affiliates and associates, on the one hand, and each proposed nominee, his respective Affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such Nominating Member were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director of the Company in accordance with the rules of the Designated Stock Exchange.
(h)
Unless otherwise provided by (i) the terms of these Articles, (ii) any series of Preferred Shares or (iii) the agreements set forth in Article ~~15.20~~14.16(c) or (iv) any other agreement among Members or other agreement, in the case of this clause (iv), approved by the Directors, only persons who are nominated in accordance with the procedures set forth above, shall be eligible to serve as Directors. If the chairman of a general meeting determines that a proposed nomination was not made in compliance with these Articles, he or she shall declare to the general meeting that nomination is defective and such defective nomination shall be disregarded; provided that the chairman of such meeting may waive any such defect and submit to the meeting the name of any person duly qualified and willing to act.

Notwithstanding the foregoing provisions of these Articles, if the Nominating Member (or a qualified representative of the Nominating Member) does not appear at the general meeting to present the nomination, such nomination shall be disregarded.
~~(i)~~
~~Notwithstanding anything herein to the contrary, the Onex Shareholders, the Baring Shareholders and the Designated Shareholder, as applicable, shall not be required to comply with the advance notice or 15% ownership threshold requirements, as applicable, set forth in Articles 15.20(c) and 15.20 (e) for so long as the Onex Shareholders, the Baring Shareholders or the Designated Shareholder, as applicable, are entitled to nominate one or more Directors pursuant to the Shareholders Agreement or the Board Nomination Agreement, as applicable, but shall provide any such notice to the Company at least fourteen (14) days prior to the applicable general meeting.~~

~~15.21~~
~~The Directors will ensure that the Onex Shareholder Designees, the Baring Shareholder Designees and the Designated Shareholder Designees nominated in accordance with Article 1.4 are included in the notice of meeting for the next available annual general meeting or any extraordinary general meeting at which Directors are to be elected, noting that a general meeting will only be the next available annual general meeting if the advance notice requirements of these Articles can be complied with.~~

14.17	~~15.22~~ Subject to the other provisions of these Articles, the Company may by Ordinary Resolution appoint any person to be a Director.
14.18
~~15.23~~ Subject to these Articles, a Director shall hold office until the expiry of his or her term as contemplated by Article ~~20.2~~19.2 or, until such time as he or she vacates office in accordance with Article ~~26.1~~25.1.

14.19
~~15.24~~ No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Article. If the chairman of an annual general meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. This Article ~~15~~14 shall not apply to any nomination of a Director ~~(a)~~ in an election in which only the holders of one or more series of Preferred Shares of the Company are entitled to vote (unless otherwise provided in the terms of such series of Preferred Shares) ~~or (b) pursuant to Article 21.4~~.

15	~~16~~ Proceedings at meetings of Members
Quorum
15.1
~~16.1~~ No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Members holding in aggregate not less than a simple majority of all voting share capital of the Company in issue present in person or by proxy and entitled to vote shall be a quorum, provided that the minimum quorum for any meeting shall be two Members entitled to vote.

Use of technology
15.2	~~16.2~~ A person may not participate at a general meeting by conference telephone or other communications equipment.
Lack of quorum
15.3	~~16.3~~ If a quorum is not present within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:
(a)	if the meeting was requisitioned by Members entitled to vote, it shall be cancelled; or
(b)	in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors.

Adjournment
15.4
~~16.4~~ When a meeting is adjourned to another time and place, unless these Articles otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

15.5
~~16.5~~ A determination of the Members of record entitled to notice of or to vote at a general meeting shall apply to any adjournment of such meeting unless the Directors fix a new record date for the adjourned meeting, but the Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

Chairman
15.6
~~16.6~~ The chairman of the board of Directors shall preside as chairman at every general meeting of the Company. If at any meeting the chairman of the board of Directors is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall elect one of their number as chairman of the meeting or if all the Directors present decline to take the chair, the Members present shall choose one of their own number to be the chairman of the meeting.

Right of a ~~director~~Director or auditor’s representative to attend and speak
15.7
~~16.7~~ Even if a Director or a representative of the auditor (if any) is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares.

Method of voting
15.8
~~16.8~~ All resolutions put to the vote of the meeting shall be decided on a poll. Each Member shall have one vote for each Share he holds which confers the right to receive and vote on a resolution put to the vote of a meeting, unless any Share carries special voting rights.

15.9
In determining the number of votes cast for or against a proposal or a nominee, Shares abstaining from voting on any resolution and votes by a broker that have not been directed by the beneficial owner to vote on any resolution in any particular manner will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.

Taking of a poll
15.10	~~16.9~~ A poll on any question shall be taken immediately.
15.11	~~16.10~~ A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll.
Chairman does not have casting vote
15.12	~~16.11~~ In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.
~~Written~~No written resolutions
15.13	Members are prohibited from passing resolutions in writing as contemplated in Article 95 of the Law.

~~16.12~~
~~For so long as the Onex Shareholders and the Baring Shareholders, collectively, beneficially own (directly or indirectly) Shares representing a majority of the issued and outstanding Shares, Members may pass a resolution in writing without holding a meeting if the following conditions are met:~~

~~(a)~~	~~all Members entitled to vote must receive (including by way of electronic communication):~~
~~(i)~~	~~a copy of the resolution; and~~
~~(ii)~~	~~a statement informing the Members:~~
~~(A)~~	~~how to signify agreement to the resolution; and~~
~~(B)~~	~~as to the date by which the resolution must be passed if it is not to lapse (or if no date is given the resolution shall lapse 28 days after the circulation date);~~
~~(b)~~
~~the specified majority of Members entitled to vote (for which purpose, and for the purposes of Article 95(1C) of the Law, specified majority shall mean the majority of Members who would be required to pass the relevant resolution at a duly convened and held meeting of Members at which all Members were present and voting on a poll):~~

~~(i)~~	~~sign a document; or~~
~~(ii)~~	~~sign several documents in the like form each signed by one or more of those Members; and~~
~~(c)~~
~~the signed document or documents is or are delivered to the Company at the place and by the time nominated by the Company in the notice of the resolution including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.~~

~~Such written resolution shall be as effective as if it had been passed at a meeting of all Members entitled to vote duly convened and held.~~
~~16.13~~
~~Each Member shall have one vote for each Share he holds which confers the right to receive and vote on a written resolution and unless the resolution in writing signed by the Member is silent, in which case all Shares held are deemed to have been voted, the number of Shares specified in the resolution in writing shall be deemed to have been voted.~~

~~16.14~~	~~If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.~~
16	~~17~~ Voting rights of ~~members~~Members
Right to vote
16.1
~~17.1~~ Unless their Shares carry no right to vote, or unless an amount presently payable has not been paid, all Members are entitled to vote at a general meeting and all Members holding Shares of a particular class are entitled to vote at a meeting of the holders of that class of Shares (whether present in person or by proxy).

16.2	~~17.2~~Members may vote in person or by proxy.
16.3	~~17.3~~ A Member who is entitled to vote shall have one vote for each Share he holds, unless any Share carries special voting rights.
16.4	~~17.4~~ A fraction of a Share carrying the right to vote shall entitle its holder to an equivalent fraction of one vote.
16.5	~~17.5~~ No Member is bound to vote all its Shares or any of them, nor is he bound to vote each of his Shares in the same way.
16.6	~~17.6~~ No Member shall be entitled to vote at any general meeting unless all sums presently payable by such Member in respect of Shares in the Company have been paid.

Rights of Joint Holders
16.7
~~17.7~~ If Shares are held jointly, only one of the Joint Holders may vote. If more than one of the Joint Holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the ~~register of members~~Register of Members shall be accepted to the exclusion of the votes of the other Joint Holders.

Member with mental disorder
16.8
~~17.8~~ A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Island or elsewhere) in matters concerning mental disorder may vote by that Member’s receiver, curator bonis or other person authorised or appointed by that court.

16.9
~~17.9~~ For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes
16.10
~~17.10~~ An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy
16.11	~~17.11~~ An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors. A Member may appoint more than one proxy to attend on the same occasion.
16.12	~~17.12 The~~An instrument ~~must be~~appointing a proxy that is in writing ~~and~~must be signed in one of the following ways:
(a)	by the Member;
(b)	by the Member’s authorised attorney; or
(c)	if the Member is a corporation or other body corporate, under seal or signed by a duly authorised signatory (including an authorised officer, secretary or attorney).
If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.
In addition, the Directors may provide or facilitate the provision of another form of proxy in such form other than in writing that they think fit (including, for the avoidance of doubt, the provision for the appointment of a proxy, the receipt of proxy forms and/or receipt of (or processing of) voting instructions for use at any general meeting by way of any telephone, internet-based or any other electronic systems as they in their absolute discretion may think fit) and the Directors shall in such case specify the method of authentication to be used in respect of any such appointment in the notice convening the meeting.
16.13	~~17.13~~ The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.
16.14
~~17.14~~ A Member may revoke the appointment of a proxy by notice to the Company duly signed in accordance with Article ~~17.12~~16.12 prior to the time specified by the Company for the revocation of proxies for the meeting or adjourned meeting, but no earlier than 48 hours prior to the meeting; (for which purpose no account shall be taken of any part of a day that is not a working day); but such revocation will not affect the validity of any acts carried out by the proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered
16.15
~~17.15~~ Subject to the following Articles, the form of appointment of a proxy and any authority under which it is signed, or a copy of the authority certified notarially or in any other way approved by the Directors, must be delivered so that it is received by the Company prior to the time specified by the Company for voting by proxy at the meeting. They must be delivered in either of the following ways:

(a)	in the case of an instrument in writing, it must be left at or sent by post:
(i)	to the registered office of the Company; or
(ii)	to such other place ~~within the Island~~ specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting; or
(b)
if, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting;
(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or
(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.; or
(c)
if, pursuant to Article 16.12 the Directors have provided or facilitated the provision of another form of proxy in a form other than in writing, the Directors shall specify how and when that appointment of a proxy must be delivered in the notice convening the meeting.

16.16	~~17.16~~ Where a poll is taken, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered as required under Article ~~17.15~~16.15.
16.17	~~17.17~~ If the form of appointment of proxy is not delivered on time, it is invalid.
Voting by proxy
16.18
~~17.18~~ A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution, a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

17	~~18~~ Corporations Acting by Representatives at Meeting
17.1	~~18.1~~ Save where otherwise provided, a corporate Member must act by one or more duly authorised representatives.
17.2	~~18.2~~ A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.
17.3	~~18.3~~ The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.
17.4	~~18.4~~ The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.
17.5	~~18.5~~ Where a duly authorised representative is present at a meeting that Member is deemed to be present in person, and the acts of the duly authorised representative are personal acts of that Member.

17.6
~~18.6~~ A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company, but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

18	~~19~~ Clearing Houses
If a clearing house or depository (or its nominee) is a Member it may, by resolution of its Directors, other governing body or authorised individual(s) or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Members; provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual ~~member~~Member of the Company holding the number and class of Shares specified in such authorisation.
19	~~20~~ Directors
19.1
~~20.1~~ The minimum number of Directors shall be two and the maximum number of Directors shall be fourteen, unless increased or decreased from time to time by the Directors or the Company in general meeting. So long as Shares are listed on the Designated Stock Exchange, the board of Directors shall include such number of “independent directors” as the relevant rules applicable to the listing of any Shares on the Designated Stock Exchange require ~~(subject to any applicable exceptions for Controlled Companies).~~

19.2
~~20.2~~ The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. ~~Directors shall initially be assigned to each class in accordance with the Shareholders Agreement and the Director Nomination Agreement~~Each class shall consist, as nearly as may be practicable, of one-third of the total number of Directors constituting the entire board of Directors. At the first annual general meeting of Members, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the second annual general meeting of Members, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the third annual general meeting of Members, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of Members, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. ~~No~~In the event of any change in the number of Directors, the board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. The board of Directors may, in its discretion, reallocate any Director to another class in connection with such a change in the number of Directors; provided that no decrease in the number of Directors constituting the Directors shall shorten the term of any incumbent Director.

20	~~21~~ Appointment, disqualification and removal of ~~directors~~Directors
~~First directors~~
~~21.1~~	~~The first Directors shall be appointed in writing by the subscriber or subscribers to the Memorandum.~~
No age limit
20.1	~~21.2~~ There is no age limit for Directors save that they must be aged at least 18 years.

No corporate ~~directors~~Directors
20.2	~~21.3~~ A Director must be a natural person.
Appointment of ~~directors~~Directors
~~21.4~~
~~The Directors shall, subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, applicable law and the listing rules of the Designated Stock Exchange, ensure that all individuals (i) nominated by the Barings Shareholders to be Baring Shareholder Designees, (ii) nominated by the Onex Shareholders to be Onex Shareholder Designees and (iii) nominated by the Designated Shareholder to be Designated Shareholder Designees are nominated for election as Directors at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.~~

~~21.5~~
~~With respect to any Director seat which the Baring Shareholders, Onex Shareholders and the Designated Shareholder are not entitled to nominate an individual for such seat pursuant to the Shareholders Agreement or the Director Nomination Agreement, the Directors shall have the right to nominate an individual for election as a Director at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.~~

20.3	~~21.6~~ No appointment can cause the number of Directors to exceed the maximum, and any such appointment shall be invalid.
Removal of ~~directors~~Directors
20.4
~~21.7~~ A Director may be removed from office by the Members by Special Resolution only for cause (“cause” for removal of a Director shall be deemed to exist only if (a) the Director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such Director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the board of Directors called for that purpose, or by a court of competent jurisdiction, to have been guilty of wilful misconduct in the performance of such Director’s duties to the Company in a matter of substantial importance to the Company; or (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, (which mental incompetency directly affects such Director’s ability to perform his or her obligations as a Director) at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement)~~; provided that any Director who was nominated for election by the Onex Shareholders, the Baring Shareholders or the Designated Shareholder may be removed with or without cause only by the Onex Shareholders, the Baring Shareholders or the Designated Shareholder (as applicable) that have/has the right to remove such Director pursuant to the Shareholders Agreement or the Director Nomination Agreement (as applicable)~~. In addition, a Director may be removed from office by the board of Directors by resolution made by the Directors for cause.

Filling of vacancies
20.5
~~21.8~~ A vacancy on the board of Directors may be filled only by the affirmative vote of a simple majority of the remaining Directors present and voting at a meeting of the Directors, subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange~~, provided that if any vacancy was created by the death, resignation or removal of an Onex Shareholder Designee, Baring Shareholder Designee or Designated Shareholder Designee, then such Director shall only be replaced by the Onex Shareholders, Baring Shareholders or Designated Shareholder (as applicable) that has/have the right to replace such Director pursuant to the Shareholders Agreement or Director Nomination Agreement, and the Directors shall, subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, applicable law and the listing rules of the Designated Stock Exchange, cause the vacancy caused by such death, resignation or removal to be filled, as soon as possible, by a new designee of the Onex Shareholders, the Baring~~

~~Shareholders or the Designated Shareholder (as applicable) pursuant to the rights set forth in Article 1.4~~. A Director appointed to fill a vacancy in accordance with this Article shall be of the same Class of Director as the Director he or she replaced and the term of such appointment shall terminate in accordance with that Class of Director.
Resignation of ~~directors~~Directors
20.6
~~21.9~~ A Director may at any time resign the office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

20.7	~~21.10~~ Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date on which the notice is delivered to the Company.
Corporate governance policies
20.8
~~21.11~~ The Directors may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Directors on various corporate governance related matters, as the Directors shall determine by resolution from time to time.

No shareholding qualification
20.9
~~21.12~~ A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a ~~member~~Member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of Shares of the Company.

~~22 Reserved~~
21	~~23~~ Directors’ Fees and Expenses
21.1
~~23.1~~ The Directors may receive such remuneration as the Directors may from time to time determine. The Directors may be entitled to be repaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Directors or committees of the Directors or general meetings or separate meetings of any class of securities of the Company or otherwise in connection with the discharge of his duties as a Director.

21.2
~~23.2~~ Any Director who performs services which in the opinion of the Directors go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for, by or pursuant to any other Article.

22 Alternate directors
Appointment and removal
22.1
Any Director (other than an alternate director) may appoint any other person, including another Director, to act in his or her place as an alternate director. No appointment shall take effect until the Director has given notice of the appointment to the other Directors.

22.2	A Director may revoke his or her appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the other Directors.
22.3	A notice of appointment or removal of an alternate director must be given to the Company by any of the following methods:
(a)	by notice in writing in accordance with the notice provisions; or
(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company's registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 38.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender's fax machine; or
(c)
if the Company has an email address for the time being, by email to that email address or, otherwise, by email to the email address provided by the Company's registered office (in either case, the email being deemed to be the notice unless Article 38.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company's registered office (as appropriate); or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.
Notices
22.4	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.
Rights of alternate director
22.5	An alternate director, where so appointed and acting, shall (subject to these Articles) be entitled to:
(a)	attend and vote at any board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present;
(b)	sign any written resolution of the Directors or a committee of the Directors circulated for written consent; and
(c)	generally perform all the functions of the appointing Director in his or her absence.
An alternate director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate director.
22.6	A Director who is also an alternate director shall be entitled to a separate vote for each Director for whom he or she acts as alternate in addition to his or her own vote.
22.7
Save as otherwise provided in these Articles, an alternate director shall be deemed for all purposes to be a Director and shall alone be responsible for his or her own acts and defaults and he or she shall not be deemed to be the agent of the Director appointing him or her.

Appointment ceases when the appointor ceases to be a Director
22.8
An alternate director shall automatically cease to be an alternate director if the Director who appointed him or her ceases to be a Director, or on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate's appointer, would result in the termination of the appointer's appointment as a Director.

23	~~24~~ Powers and duties of ~~directors~~Directors
23.1
~~24.1~~ Subject to the provisions of the Law, the Memorandum, these Articles and any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company.

23.2
~~24.2~~ No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles or any direction given by Special Resolution. However, to the extent allowed by the Law, Members may in accordance with the Law validate any prior or future act of the Directors which would otherwise be in breach of their duties.

24	~~25~~ Delegation of powers
Power to delegate any of the ~~directors~~Directors’ powers to a committee
24.1
~~25.1~~ The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit~~, subject to Article 25.3~~; provided that any committee so formed shall include amongst its members at least two Directors unless otherwise required by applicable law or the rules of the Designated Stock Exchange; provided further that no committee shall have the power or authority to (a) recommend to the Members an amendment of these Articles (except that a committee may, to the extent authorised in the resolution or resolutions providing for the issuance of Shares adopted by the Directors as provided under the laws of Jersey, fix the designations and any of the preferences or rights of such Shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such Shares for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares of the Company); (b) adopt an agreement of merger or consolidation; (c) recommend to the Members the sale, lease or exchange of all or substantially all of the Company’s property and assets; (d) recommend to the Members a dissolution of the Company or a revocation of a dissolution; (e) recommend to the Members an amendment of the Memorandum; or (f) declare a dividend or authorise the issuance of Shares unless the resolution establishing such committee (or the charter of such committee approved by the Directors) permits the committee to so declare or authorize. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

24.2	~~25.2~~ Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.
~~25.3~~
~~To the extent requested by the Onex Shareholders, the Baring Shareholders or the Designated Shareholder, each committee of the board of Directors shall include at least one Onex Shareholder Designee, Baring Shareholder Designee and/or Designated Shareholder Designee (as applicable) to the extent required pursuant to the Shareholders Agreement or the Director Nomination Agreement to be appointed as a member of each such committee of the board of Directors unless such designation would violate any legal restrictions on such committee’s composition or the rules of the Designated Stock Exchange (subject in each case to any applicable exceptions, including those for Controlled Companies and any applicable phase-in periods).~~

Power to appoint an agent of the Company
24.3
~~25.4~~ The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or
(b)	in any other manner they determine.
Power to appoint an attorney or authorised signatory of the Company
24.4
~~25.4~~ The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

24.5
~~25.6~~ Any power of attorney or other appointment may contain such provision for the protection and convenience of persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

Management
24.6
~~25.7~~ The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

24.7
~~25.8~~ The Directors from time to time and at any time may establish any advisory committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such advisory committees or local boards and may appoint any agents of the Company and may fix the remuneration of any of the aforesaid.

24.8
~~25.9~~ The Directors from time to time and at any time may delegate to any such advisory committee, local board or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local advisory committee or board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

24.9	~~25.10~~ Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested to them.
24.10
~~25.11~~ The Directors shall elect, by the affirmative vote of a majority of the Directors then in office, a chairman. The chairman of the board of Directors shall be a Director or an officer of the Company. Subject to the provisions of these Articles and the direction of the Directors, the chairman of the board of Directors shall perform all duties and have all powers which are commonly incident to the position of chairman of a board or which are delegated to him or her by the Directors, preside at all general meetings and meetings of the Directors at which he or she is present and have such powers and perform such duties as the Directors may from time to time prescribe.

25	~~26~~ Disqualification of Directors
25.1	~~26.1~~ Subject to these Articles, the office of Director shall be vacated, if the Director:
(a)	becomes bankrupt or makes any arrangement or composition with his creditors;
(b)	dies or is found to be or becomes, in the opinion of a registered medical practitioner by whom he is being treated, physically or mentally incapable of acting as a Director;
(c)	resigns his office by notice to the Company in accordance with Articles ~~21.9~~20.6 and ~~21.10~~20.7;
(d)	is prohibited by applicable law or the Designated Stock Exchange from being a Director;
(e)	without special leave of absence from the Directors, is absent from meetings of the Directors for six consecutive months and the Directors resolve that his office be vacated; or
(f)	is removed from office pursuant to these Articles or any other agreement between the Director and the Company or any of its subsidiaries.
25.2	~~26.2~~ If the office of Director is terminated or vacated for any reason, he shall thereupon cease to be a member of any committee of the board of Directors of the Company.
26	~~27~~ Meetings of ~~directors~~Directors
Regulation of ~~directors~~Directors’ meetings
26.1	~~27.1~~ Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

Calling meetings
26.2
~~27.2 (a)~~ The chairman of the board of Directors, a majority of the Directors or the Secretary on request of a Director ~~or (b) for so long as there are at least four (4) Onex Shareholder Designees, a majority of the Onex Shareholder Designees~~ may at any time summon a meeting of the Directors by twenty-four (24) hour notice to each Director in person, by telephone, facsimile, electronic email, or in such other manner as the Directors may from time to time determine, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. Notice of a meeting need not be given to any Director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Directors.

Use of technology
26.3
~~27.3~~ A Director or Directors may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

Quorum
26.4
~~27.4~~ The quorum for the transaction of business at a meeting of Directors (including any adjourned meeting) shall be ~~a majority of the authorised number of~~ two Directors~~, but shall not be less than two~~ (including, if applicable, any alternate directors). Every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Directors, subject to the provisions of these Articles and other applicable law. The contemporaneous linking together by telephone or other electronic means of a sufficient number of Directors to constitute a quorum, constitutes a meeting of the Directors.

26.5
Subject to these Articles, an alternate director present at a meeting of Directors shall, in the absence of the Director for whom he or she acts as alternate director, be counted in the quorum at the meeting and any Director who is present and counts in the quorum at a board meeting shall also be counted in the quorum as one for each absent Director for whom he or she acts as alternate director at the meeting; provided that not less than two individuals will constitute the quorum.

26.6
~~27.5~~ If a quorum is not present within 15 minutes from the time specified for a meeting of Directors, or if, during a meeting, a quorum ceases to be present, then the meeting shall be adjourned to the same day in the next week at the same time and place or such other day, time and place as the Director(s) calling such meeting may determine.

Voting
26.7	~~27.6~~ A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chairman shall not have a casting vote.
26.8
~~27.7~~ The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

Validity
26.9
~~27.8~~ Anything done at a meeting of Directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a Director, or was otherwise not entitled to vote.

27	~~28~~ Permissible ~~directors~~Directors’ interests and disclosure
27.1
~~28.1~~ Subject to these Articles and the Law, a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

27.2
~~28.2~~ A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement. Any Director who enters into a contract or arrangement or has a relationship that is reasonably likely to be implicated under this Article ~~28.2~~27.2 or that would reasonably be likely to affect a Director’s status as an “Independent Director” under applicable law or the rules of the Designated Stock Exchange shall disclose the nature of his or her interest in any such contract or arrangement in which he is interested or any such relationship. ~~Without limiting the generality of the foregoing:~~

~~(a)~~
~~the Baring Shareholder Designee, the Onex Shareholder Designees and any Designated Shareholder Designee may hold any position of any kind whatsoever with the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and may maintain any interest of any kind whatsoever, whether directly or indirectly, in the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and/or any Owner Opportunity (as defined below) (such positions and/or interests, as the case may be, hereinafter, together, Owner Interests);~~

~~(b)~~
~~no Owner Interests shall disqualify any Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee from the office of Director, nor shall any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner Interests may subsist, whether directly or indirectly, be or be liable to be avoided, nor shall any Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee be liable to account to the Company for any profit or other gain arising by reason of any Owner Interest and/or any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner Interest may subsist, whether directly or indirectly;~~

~~(c)~~
~~each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee shall be at liberty to vote in respect of any contract, transaction or arrangement in which any applicable Owner Interest may subsist, whether directly or indirectly; and~~

~~(d)~~
~~the Owner Interests shall be deemed to have been disclosed by each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee upon his or her appointment as a Director of the Company and shall be deemed to be sufficient disclosure of~~

~~the Owner Interests as required under these Articles. Thereafter, it shall not be necessary for a Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee to give special or particularized notice of any Owner Interests in respect of any transaction which may involve the Company.~~
~~28.3~~	~~To the maximum extent permitted by applicable law:~~
~~(a)~~	~~the Company renounces and waives:~~
~~(i)~~	~~any interest or expectancy in, or in being offered or presented with an opportunity to participate in; or~~
~~(ii)~~	~~any right to be informed of:~~
~~any business or corporate opportunity that may from time to time be of interest to or known to or be or have been presented to the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and/or any of their officers, directors, agents, stockholders, members, partners and subsidiaries (including specifically, without limiting the generality of the foregoing, each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee (other than the Chief Executive Officer of the Company, the Executive Chairman of the Company (if any) and any other officer or executive officer of the Company)) (each such opportunity, hereinafter, an Owner Opportunity) whether or not such Owner Opportunity is or may be pursued by any Baring Shareholder, any Onex Shareholder or any member of the Shareholder Group (as applicable) and or their respective Affiliates and whether or not such Owner Opportunity may be a business or corporate opportunity the Company might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so;~~
~~(b)~~
~~no Onex Shareholder Designee, Baring Shareholder Designee or Designated Shareholder Designee (other than the Chief Executive Officer of the Company, the Executive Chairman of the Company (if any) and any other officer or executive officer of the Company) (each of such persons, hereinafter, a Relevant Person) shall:~~

~~(i)~~
~~be required or be under any duty (whether fiduciary or otherwise) to present to or make known to the Company any Owner Opportunity or refrain from, whether directly or indirectly, pursuing, participating in the pursuit of, exploiting or acquiring, any Owner Opportunity; or~~

~~(ii)~~
~~be liable to the Company for any breach of any fiduciary or other duty, whether as a Director or otherwise, by reason of the fact that such Relevant Person, whether directly or indirectly, acting in good faith, pursues, participates in the pursuit of, exploits or acquires any Owner Opportunity, directs any Owner Opportunity to another person or fails to present any Owner Opportunity, or information regarding any Owner Opportunity, to the Company;~~

~~unless such Owner Opportunity is, or has been, expressly offered in writing to the Relevant Person solely in their capacity as Director;~~
~~(c)~~
~~none of the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group nor any of their respective Affiliates has any duty to refrain from engaging or investing directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries.~~

27.3
~~28.4~~ Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to reasonable expense reimbursement consistent with the Company’s policies in connection with such Director’s service in his official capacity; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

28	~~29~~ Minutes
28.1	~~29.1~~ The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:
(a)	all appointments of officers made by the Directors;
(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and
(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.
Written resolutions
28.2	~~29.2~~ The Directors may pass a resolution in writing without holding a meeting if the following conditions are met:
(a)	all Directors are given notice of the resolution;
(b)	the resolution is set out in a document or documents indicating that it is a written resolution;
(c)	all of the Directors:
(i)	sign a document; or
(ii)	sign several documents in the like form each signed by one or more Directors; and
(d)
the signed document or documents is or are delivered to the Company, including, if the Company so nominates by delivery of an Electronic Record, by Electronic means to the address specified for that purpose.

28.3
~~29.3~~ Such written resolution shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs.

~~30 [Reserved]~~
29	~~31~~ Record Dates
Except to the extent of any conflicting rights attached to Shares, the Directors may fix any time and date as the record date for declaring or paying a dividend or making or issuing an allotment of Shares. The record date may be before or after the date on which a dividend, allotment or issue is declared, paid or made.
30	~~32~~ Dividends
Payment of dividends by ~~director~~sDirectors
30.1
~~32.1~~ Subject to the provisions of the Law, the Directors may pay dividends in accordance with the respective rights of the Members. Any dividend shall not be a debt owed by the Company until such time as payment of the dividend is made.

30.2	~~32.2~~ In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:
(a)
if the Company has different classes of Shares, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears;

(b)
subject to the provisions of the Law, the Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment; and

(c)
if the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends
30.3
~~32.3~~ Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off
30.4	~~32.4~~ The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company in relation to a Share.
Power to pay other than in cash
30.5
~~32.5~~ If the Directors so determine, any resolution determining a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets or the issue of Shares. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;
(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and
(c)	vest some assets in trustees.
How payments may be made
30.6	~~32.6~~ A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:
(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose, by wire transfer to that bank account; or
(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.
30.7
~~32.7~~ For the purpose of Article ~~32.6~~30.6(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purpose of Article ~~32.6~~30.6(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

30.8	~~32.8~~ If two or more persons are registered as Joint Holders, a dividend (or other amount) payable on or in respect of that Share may be paid as follows:
(a)
to the registered address of the Joint Holder of the Share who is named first on the ~~register~~Register of ~~members~~Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.
30.9	~~32.9~~ Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other monies not to bear interest in absence of special rights
30.10	~~32.10~~ Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.
Unclaimed Dividends
30.11
~~32.11~~ All dividends unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Subject to any applicable unclaimed property or other laws, any dividend unclaimed after a period of ten (10) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Directors of any unclaimed dividend or other sums payable on or in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

31	~~33~~ Accounts and audits
Accounting and other records
31.1	~~33.1~~ The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Law.
No automatic right of inspection
31.2
~~33.2~~ Except as provided in Article ~~14.1~~13.1, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by applicable law or authorised by the Directors.

Sending of accounts and reports
31.3
~~33.3~~ The Company’s accounts and associated Directors’ report and auditor’s report (if any) that are required or permitted to be sent to any person pursuant to any law shall be treated as properly sent to that person if:

(a)	they are sent to that person in accordance with the notice provisions in Article ~~39~~37; or
(b)	they are published on a website providing that person is given separate notice of:
(i)	the fact that the documents have been published on the website;
(ii)	)the address of the website;
(iii)	the place on the website where the documents may be accessed; and
(iv)	how they may be accessed.
31.4
~~33.4~~ If, for any reason, a person notifies the Company that he is unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under Article ~~33.5~~31.5.

Time of receipt if documents are published on a website
31.5
~~33.5~~ Documents sent by being published on a website in accordance with the preceding two Articles are only treated as sent at least 14 clear days before the date of the meeting at which they are to be laid if:

(a)	the documents are published on the website throughout a period beginning at least 14 clear days before the date of the meeting and ending with the conclusion of the meeting; and
(b)	the person is given at least 14 clear days’ notice of the meeting.

Validity despite accidental error in publication on website
31.6
~~33.6~~ If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because by accident:

(a)	those documents are published in a different place on the website to the place notified; or
(b)	they are published for only part of the period from the date of notification until the conclusion of that meeting.
When accounts are to be audited
31.7
~~33.7~~ The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

32	~~34~~ Audit
32.1
~~34.1~~ The Directors or, if authorised to do so, the audit committee of the Directors, may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

32.2
~~34.2~~ Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

33	~~35~~ Seal
Company seal
33.1	~~35.1~~ The Company may have a seal if the Directors so determine.
Official seal
33.2	~~35.2~~ Subject to the provisions of the Law, the Company may also have:
(a)
an official seal or seals for use in any place or places outside the Island. Each such official seal shall be a facsimile of the original seal of the Company but shall have added on its face the name of the country, territory or place where it is to be used or the words “branch seal”; and

(b)
an official seal for use only in connection with the sealing of securities issued by the Company and such official seal shall be a copy of the common seal of the Company but shall in addition bear the word “securities”.

When and how seal is to be used
33.3	~~35.3~~ A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:
(a)	by a Director (or his or her alternate) and the Secretary; or
(b)	by a single Director (or his or her alternate).
If no seal is adopted or used
33.4	~~35.4~~ If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:
(a)	by a Director (or his or her alternate) and the Secretary; or
(b)	by a single Director (or his or her alternate); or
(c)	by any other person authorised by the Directors; or

(d)	in any other manner permitted by the Law.
Power to allow non-manual signatures and facsimile printing of seal
33.5	~~35.5~~ The Directors may determine that either or both of the following applies:
(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction; and/or
(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.
Validity of execution
33.6
~~35.6~~ If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

34	~~36~~ Officers
34.1
~~36.1~~ Subject to these Articles, the Directors may from time to time appoint any person, whether or not a Director of the Company, to hold the office of the chairman of the board of Directors ~~(which, pursuant to the Director Nomination Agreement, shall be the Executive Chairman of the Company except as otherwise provided therein),~~, the Chief Executive Officer, the President, the Chief Financial Officer, one or more Vice Presidents or such other Officers as the Directors may think necessary for the administration of the Company, for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.

34.2	~~36.2~~ The appointee must consent in writing to holding that office.
34.3
~~36.3~~ Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director.

34.4	~~36.4~~ Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.
34.5
~~36.5~~ If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

34.6
~~36.6~~ Subject to the provisions of the Law and Article ~~36.7~~34.7, the Directors may also appoint any person, who need not be a Director, as Secretary, for such period and on such terms, including as to remuneration, as they think fit.

34.7	~~36.7~~ The Secretary must consent in writing to holding that office.
34.8	~~36.8~~ A Director, Secretary or other Officer of the Company may not hold office, or perform the services, of auditor.
35	~~37~~ Register of Directors and Officers
The Company shall cause to be kept in one or more books at its office a Register of Directors in which there shall be entered the full names and addresses of the Directors and such other particulars as required by the Law.

36	~~38~~ Capitalisation of profits
Capitalisation of profits or of any stated capital account or capital redemption reserve
Subject to the Law and these Articles, the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including a stated capital account or a capital redemption reserve) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions. The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.
37	~~39~~ Notices
Form of notices
37.1
~~39.1~~ Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website, provided that, (i) with respect to notification via electronic means, the Company has obtained the Member’s prior express positive confirmation in writing to receive or otherwise have made available to him notices in such fashion, and (ii) with respect to posting to Company’s Website, notification of such posting is provided to such Member. In the case of Joint Holders of a Share, all notices shall be given to that one of the Joint Holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the Joint Holders.

37.2
~~39.2~~ An affidavit of the mailing or other means of giving any notice of any general meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, shall be prima facie evidence of the giving of such notice.

37.3
~~39.3~~ Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

Signatures
37.4	~~39.4~~ A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.
37.5	~~39.5~~ An Electronic Record may be signed by an Electronic Signature.
Evidence of transmission
37.6
~~39.6~~ A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

37.7
~~39.7~~ A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

Delivery of notices
37.8
~~39.8~~ Any notice or other document, if served by (a) post, shall be deemed to have been served when the letter containing the same is posted, or (b) facsimile, shall be deemed to have been served upon confirmation of successful transmission, or (c) recognised courier service, shall be deemed to have been served when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier, or (d) electronic means as provided herein shall be deemed to have been served and delivered on the day on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

Giving notice to a deceased or bankrupt Member
37.9
~~39.9~~ Any notice or document delivered or sent to any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Member as sole or Joint Holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

Saving provisions
37.10
~~39.10~~ A Member present, either in person or by proxy, at any general meeting or at any meeting of the Members holding any class of Shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

37.11
~~39.11~~ Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the ~~register~~Register of ~~members~~Members, has been duly given to a person from which he derives his title.

37.12	~~39.12~~ None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.
38	~~40~~ Authentication of Electronic Records
Application of Articles
38.1
~~40.1~~ Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article ~~40.2~~38.2 or Article ~~40.4~~38.4 applies.

Authentication of documents sent by Members by Electronic means
38.2
~~40.2~~ An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose original document includes several documents in like form signed by one or more of those Members;
(b)
the Electronic Record of the original document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article ~~40.7~~38.7 does not apply.

38.3
~~40.3~~ For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article ~~40.7~~38.7 applies.

Authentication of document sent by the Secretary or Officers by Electronic means
38.4
~~40.4~~ An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)
the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose original document includes several documents in like form signed by the Secretary or one or more of those Officers;

(b)
the Electronic Record of the original document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article ~~40.7~~38.7 does not apply.
This Article applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.
38.5
~~40.5~~ For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article ~~40.7~~38.7 applies.

Manner of signing
38.6
~~40.6~~ For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision
38.7	~~40.7~~ A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:
(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document;
(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or
(c)	otherwise doubts the authenticity of the Electronic Record of the document;
and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.
39	~~41~~ Information
39.1
~~41.1~~ No Member, as such, shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or other confidential or proprietary information related to the conduct of the business of the Company and which in the opinion of the Directors would not be in the interests of the ~~members~~Members of the Company to communicate to the public.

39.2
~~41.2~~ The Directors shall be entitled (but not required, except as provided by law) to release or disclose any information in their possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register of Members and transfer books of the Company.

40	~~42~~ Indemnity
Indemnity
40.1
~~42.1~~ To the fullest extent permitted by law, the Company shall indemnify every Director and Officer of the Company or any predecessor to the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer of the Company or any predecessor to the Company, and the successors and assigns of each of the foregoing, and may indemnify any person (other than current and former Directors and Officers) (any such Director or Officer, an Indemnified Person), out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions in connection with the Company other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect. Each Member agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person, or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud or wilful default which may attach to such Indemnified Person.

40.2
~~42.2~~ The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

40.3
~~42.3~~ The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

40.4
~~42.4~~ Neither any amendment nor repeal of these Articles set forth under this heading of Indemnity (the Indemnification Articles), nor the adoption of any provision of these Articles or Memorandum of Association inconsistent with the Indemnification Articles, shall eliminate or reduce the effect of the Indemnification Articles, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for these Indemnification Articles, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

41	Forum
Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the

Company to the Company or the Company’s Members, (iii) any action asserting a claim arising pursuant to any provision of the Law or these Articles (in each case, as they may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the courts of the Island of Jersey.
42	~~43~~ Financial Year
Unless the Directors otherwise prescribe, the financial year of the Company shall begin on January 1 in each year and shall end on December 31 in such year.
43	~~44~~ Winding up
Distribution of assets in specie
43.1
~~44.1~~ If the Company is wound up, the liquidator or the Directors, as the case may be, shall, subject to these Articles and any other sanction required by the Law, apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)
if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the number of Shares held by them; or

(b)
if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the number of Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company.

43.2
~~44.2~~ If the Company is wound up, the liquidator or the Directors, as the case may be, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator or the Directors, as the case may be, may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

44	Shareholders Agreement and related matters
Applicability of Article
44.1
This Article 44 shall apply only until the first time at which no Director is an Onex Shareholder Designee or Baring Shareholder Designee (as each such term is defined in Article 44.2), and from and after such time, and notwithstanding anything to the contrary in this Article 44 (including any provision in this Article 44 that includes the phrase “notwithstanding any provision of these Articles” or words to similar effect), nothing in this Article 44 shall have any force or effect under these Articles regardless of any subsequent change in the composition of the board of Directors; provided that Article 44.12 and Article 44.13 (together, the Waiver of Owner Opportunities Articles) shall continue to apply until such time as no Director who was an Onex Shareholder Designee or a Baring Shareholder Designee remains on the board of Directors. Neither any termination, amendment or repeal of the Waiver of Owner Opportunities Articles, nor the adoption of any provision of these Articles or Memorandum inconsistent with the Waiver of Owner Opportunities Articles, shall eliminate or reduce the effect of the Waiver of Owner Opportunities Articles in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for the Waiver of Owner Opportunities Articles, would accrue or arise, prior to such termination, amendment, repeal or adoption of an inconsistent provision.

Definitions applicable to this Article 44
44.2	In this Article 44, unless otherwise defined, the defined terms below shall have the meanings assigned to them as follows:
Baring Shareholder Designee means an individual elected to the board of Directors that has been nominated by the Baring Shareholders pursuant to the Shareholders Agreement;
Baring Shareholders means the Baring Shareholders, as such term is defined in the Shareholders Agreement;
Designated Shareholder means the Designated Shareholder, as such term is defined in the Director Nomination Agreement;
Designated Shareholder Designee means an individual elected to the board of Directors that has been nominated by the Designated Shareholder pursuant to the relevant Director Nomination Agreement;
Director Nomination Agreement means the director nomination agreement entered into by and between the Company and the Designated Shareholder, as amended from time to time;
Onex Shareholder Designee means an individual elected to the board of Directors that has been nominated by the Onex Shareholders pursuant to the Shareholders Agreement;
Onex Shareholders means the Onex Shareholders, as such term is defined in the Shareholders Agreement;
Shareholder Group has the meaning given in the Director Nomination Agreement.
Shareholders Agreement means the Amended and Restated Shareholders Agreement entered into by and among the Company, the Onex Shareholders, the Baring Shareholders and the other parties thereto, as amended from time to time;
Shareholders Agreement and Director Nomination Agreement
44.3
Notwithstanding any provision of these Articles to the contrary, each of the Onex Shareholders, the Baring Shareholders and the Designated Shareholder shall have the respective rights set forth in the Shareholders Agreement or the Director Nomination Agreement, as applicable.

Modifications to certain other Articles during applicability of this Article 44
44.4	The following provisions shall be deemed added at the end of Article 14.16(c):
Subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, as applicable, the Onex Shareholders, the Baring Shareholders and the Designated Shareholder shall have the right (but not the obligation) to nominate at any time the persons to be elected to the board of Directors which the Onex Shareholders, the Baring Shareholders or the Designated Shareholder, as applicable, are entitled to nominate to the board of Directors pursuant to the terms of the Shareholders Agreement or the Director Nomination Agreement, as applicable, in accordance with the provisions of these Articles for the election of Directors.
44.5	The following paragraph shall be deemed added following Article 14.16(h):
(i)
Notwithstanding anything herein to the contrary, the Onex Shareholders, the Baring Shareholders and the Designated Shareholder, as applicable, shall not be required to comply with the advance notice or 15% ownership threshold requirements, as applicable, set forth in Articles 14.16(c) and 14.16(e) for so long as the Onex Shareholders, the Baring Shareholders or the Designated Shareholder, as applicable, are entitled to nominate one or more Directors pursuant to the Shareholders Agreement or the Director Nomination Agreement, as applicable, but shall provide any such notice to the Company at least fourteen (14) days prior to the applicable general meeting.

44.6	The following proviso shall be deemed added to the first sentence of Article 20.4.

; provided that any Director who was nominated for election by the Onex Shareholders, the Baring Shareholders or the Designated Shareholder may be removed with or without cause only by the Onex Shareholders, the Baring Shareholders or the Designated Shareholder (as applicable) that have/has the right to remove such Director pursuant to the Shareholders Agreement or the Director Nomination Agreement (as applicable).
44.7	The following proviso shall be deemed added to the first sentence of Article 20.5.
; provided that if any vacancy was created by the death, resignation or removal of an Onex Shareholder Designee, Baring Shareholder Designee or Designated Shareholder Designee, then such Director shall only be replaced by the Onex Shareholders, Baring Shareholders or Designated Shareholder (as applicable) that has/have the right to replace such Director pursuant to the Shareholders Agreement or Director Nomination Agreement, and the Directors shall, subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, applicable law and the listing rules of the Designated Stock Exchange, cause the vacancy caused by such death, resignation or removal to be filled, as soon as possible, by a new designee of the Onex Shareholders, the Baring Shareholders or the Designated Shareholder (as applicable) pursuant to the rights set forth in Article 44.3.
44.8	The following Article shall be deemed added after Article 14.19:
14.19.1
The Directors will ensure that the Onex Shareholder Designees, the Baring Shareholder Designees and the Designated Shareholder Designees nominated in accordance with Article 44.3 are included in the notice of meeting for the next available annual general meeting or any extraordinary general meeting at which Directors are to be elected, noting that a general meeting will only be the next available annual general meeting if the advance notice requirements of these Articles can be complied with.

44.9	Article 14 shall be deemed not to apply to any nomination of a Director pursuant to Article 44.10.
44.10	The following Articles shall be deemed added after Article 20.3:
20.3.1
The Directors shall, subject to the terms of the Shareholders Agreement and the Director Nomination Agreement, applicable law and the listing rules of the Designated Stock Exchange, ensure that all individuals (i) nominated by the Baring Shareholders to be Baring Shareholder Designees, (ii) nominated by the Onex Shareholders to be Onex Shareholder Designees and (iii) nominated by the Designated Shareholder to be Designated Shareholder Designees are nominated for election as Directors at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.

20.3.2
With respect to any Director seat which the Baring Shareholders, Onex Shareholders and the Designated Shareholder are not entitled to nominate an individual for such seat pursuant to the Shareholders Agreement or the Director Nomination Agreement, the Directors shall have the right to nominate an individual for election as a Director at the next annual general meeting or extraordinary general meeting called for that purpose and they shall be appointed if approved by way of Ordinary Resolution at such general meeting.

44.11	The following proviso shall be deemed added to the first sentence of Article 26.4:
; provided, that unless there shall be present a majority of the authorised number of Directors (including, if applicable, any alternate directors), such meeting shall immediately be adjourned without further action unless at least one Onex Shareholder Designee who is an employee of Onex Corporation or its controlled subsidiaries (excluding, for greater certainty, any portfolio company of its sponsored private equity funds) and at least one Baring Shareholder Designee shall have given notice in writing to the Secretary indicating such Onex Shareholder Designee’s or Baring Shareholder Designee’s, as applicable, consent to such meeting’s continuance without the presence of a majority of the authorised number of Directors (including, if applicable, any alternate directors).

44.12	The following provisions shall be deemed added at the end of Article 27.2:
Without limiting the generality of the foregoing:
(a)
the Baring Shareholder Designee, the Onex Shareholder Designees and any Designated Shareholder Designee may hold any position of any kind whatsoever with the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and may maintain any interest of any kind whatsoever, whether directly or indirectly, in the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and/or any Owner Opportunity (as defined below) (such positions and/or interests, as the case may be, hereinafter, together, Owner Interests);

(b)
no Owner Interests shall disqualify any Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee from the office of Director, nor shall any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner Interests may subsist, whether directly or indirectly, be or be liable to be avoided, nor shall any Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee be liable to account to the Company for any profit or other gain arising by reason of any Owner Interest and/or any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner Interest may subsist, whether directly or indirectly;

(c)
each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee shall be at liberty to vote in respect of any contract, transaction or arrangement in which any applicable Owner Interest may subsist, whether directly or indirectly; and

(d)
the Owner Interests shall be deemed to have been disclosed by each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee upon his or her appointment as a Director of the Company and shall be deemed to be sufficient disclosure of the Owner Interests as required under these Articles. Thereafter, it shall not be necessary for a Baring Shareholder Designee, Onex Shareholder Designee or Designated Shareholder Designee to give special or particularized notice of any Owner Interests in respect of any transaction which may involve the Company.

44.13	The following Article shall be deemed added after Article 27.2:
27.2.1	To the maximum extent permitted by applicable law:
(a)	the Company renounces and waives:
(i)	any interest or expectancy in, or in being offered or presented with an opportunity to participate in; or
(ii)	any right to be informed of:
any business or corporate opportunity that may from time to time be of interest to or known to or be or have been presented to the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group (as applicable) and/or any of their respective Affiliates and/or any of their officers, directors, agents, stockholders, members, partners and subsidiaries (including specifically, without limiting the generality of the foregoing, each Baring Shareholder Designee, Onex Shareholder Designee and Designated Shareholder Designee (other than the Chief Executive Officer of the Company, the Executive Chairman of the Company (if any) and any other officer or executive officer of the Company)) (each such opportunity, hereinafter, an Owner Opportunity) whether or not such Owner Opportunity is or may be pursued by any Baring Shareholder, any Onex Shareholder or any member of the Shareholder Group (as applicable) and or their respective Affiliates and whether or not such Owner Opportunity may be a business or corporate opportunity the Company might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so;

(b)
no Onex Shareholder Designee, Baring Shareholder Designee or Designated Shareholder Designee (other than the Chief Executive Officer of the Company, the Executive Chairman of the Company (if any) and any other officer or executive officer of the Company) (each of such persons, hereinafter, a Relevant Person) shall:

(i)
be required or be under any duty (whether fiduciary or otherwise) to present to or make known to the Company any Owner Opportunity or refrain from, whether directly or indirectly, pursuing, participating in the pursuit of, exploiting or acquiring, any Owner Opportunity; or

(ii)
be liable to the Company for any breach of any fiduciary or other duty, whether as a Director or otherwise, by reason of the fact that such Relevant Person, whether directly or indirectly, acting in good faith, pursues, participates in the pursuit of, exploits or acquires any Owner Opportunity, directs any Owner Opportunity to another person or fails to present any Owner Opportunity, or information regarding any Owner Opportunity, to the Company;

unless such Owner Opportunity is, or has been, expressly offered in writing to the Relevant Person solely in their capacity as Director;
(c)
none of the Baring Shareholders, the Onex Shareholders or any member of the Shareholder Group nor any of their respective Affiliates has any duty to refrain from engaging or investing directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries.

~~Dated the 13th day of May, 2019~~
~~Signed for and on behalf of Onex Partners IV LP of 190 Elgin Avenue,~~
~~George Town, KY1-9005, Cayman Islands~~
~~By: Onex Partners IV GP LP, its general partner~~
~~By: Onex Partners Manager LP, its agent~~
~~By: Onex Partners Manager GP ULC, its general partner~~
~~/s/ Joshua Hausman~~	~~/s/ Matthew Ross~~
~~Signature of authorised signatory~~	~~Signature of authorised signatory~~

~~Joshua Hausman~~	~~Matthew Ross~~
~~Print name~~	~~Print name~~
~~Signed for and on behalf of Onex Partners IV GP LP of 190 Elgin Avenue,~~
~~George Town, KY1-9005, Cayman Islands~~
~~By: Onex Partners Manager LP, its agent~~
~~By: Onex Partners Manager GP ULC, its general partner~~
~~/s/ Joshua Hausman~~	~~/s/ Matthew Ross~~
~~Signature of authorised signatory~~	~~Signature of authorised signatory~~

~~Joshua Hausman~~	~~Matthew Ross~~
~~Print name~~	~~Print name~~
~~Witness to above signatures~~	~~/s/ Lisa Kim~~
~~Signature~~

~~[Address]~~	~~Lisa Kim~~
~~Print name~~

Appendix C
SHARE REPURCHASE AGREEMENT
This Share Repurchase Agreement, dated as of [   ] (this “Agreement”), is made between [Private Equity Sponsor] (“Seller”) and Clarivate Plc, a company limited by shares organized under the laws of Jersey, Channel Islands (the “Company”).
WHEREAS, Seller wishes to sell to the Company, and the Company wishes to purchase from Seller, ordinary shares (“Ordinary Shares”) of the Company on the terms and subject to the conditions set forth in this Agreement (the “Repurchase Transaction);
WHEREAS, the shareholders of the Company have approved the Repurchase Transaction in the manner required by the Companies (Jersey) Law 1991 (the “Jersey Companies Law”); and
WHEREAS, the board of directors of the Company (the “Board”) has formed a special committee of the Board (the “Special Committee”) comprised solely of directors not affiliated with Seller, and the Special Committee has approved the Repurchase Transaction on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
Article 1
SALE AND REPURCHASE
Section 1.1. Repurchase. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), Seller shall sell and transfer to the Company, and the Company shall purchase from Seller, [   ] Ordinary Shares (the “Repurchased Shares”). The price for each Repurchased Share will be equal to $[   ] (the “Per Share Purchase Price”).
Section 1.2. Closing. The closing of the Repurchase Transaction (the “Closing”) shall be held at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 at 9:00 A.M. New York time on [   ] (the “Closing Date”). At the Closing:
(a)
Seller shall deliver or cause to be delivered to the Company all of Seller’s right, title and interest in and to the Repurchased Shares, free and clear of all liens, claims, security interests and other encumbrances (collectively, “Encumbrances”), other than Encumbrances under applicable securities laws and the Company’s articles of association and the Shareholders Agreement (collectively, “Permitted Encumbrances”), together with all documentation reasonably necessary to transfer to the Company such right, title and interest; and

(b)
the Company shall pay to Seller the aggregate Per Share Purchase Price for the Repurchased Shares in immediately available funds by wire transfer to an account in accordance with the instructions provided by Seller to the Company no later than two business days prior to the Closing.

Section 1.3. Closing Conditions.
(a)	The obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date is subject to the satisfaction or waiver of the following conditions:
(i)	each representation and warranty made by Seller in Article 2 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date;
(ii)
the receipt by the Special Committee of a fairness opinion from [   ], in the form previously reviewed by the Special Committee or as otherwise may be acceptable to the Special Committee, stating to the effect that, based on and subject to the limitations and assumptions set forth therein, the Per Share Purchase Price to be paid by the Company pursuant to this Agreement is fair, from a financial point of view, to the Company and the shareholders of the Company other than Seller; and

(iii)
the Special Committee shall have made a statutory solvency statement that, immediately following the Closing Date, the Company will be able to discharge its liabilities as they fall due and, having regard to those factors prescribed by the Jersey Companies Law, the Company will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the Closing Date (or until the Company is dissolved on a solvent basis, if earlier).

(b)
The obligation of Seller to sell the Repurchased Shares on the Closing Date is subject to the condition that each representation and warranty made by the Company in Article 3 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Article 2
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby makes the following representations and warranties to the Company:
Section 2.1. Existence. Seller has been duly formed and is validly existing under the laws of jurisdiction of organization.
Section 2.2. Power and Authority. Seller has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.
Section 2.3. Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of Seller and constitutes a valid and binding agreement of Seller enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
Section 2.4. No Conflicts. The execution, delivery and performance by Seller of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is a party or by which Seller is bound, (b) result in any violation of the provisions of the organizational documents of Seller or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the sale of the Repurchased Shares and the consummation of any other transaction herein contemplated.
Section 2.5. Title. As of the date hereof and immediately prior to the delivery of the Repurchased Shares at the Closing, Seller is, and will be, the sole legal and beneficial owner of, and holds, and will hold, good and valid title to, the Repurchased Shares, free and clear of all Encumbrances (other than Permitted Encumbrances).
Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby makes the following representations and warranties to Seller:
Section 3.1. Existence. The Company has been duly organized and is validly existing and in good standing under the Jersey Companies Law.
Section 3.2. Power and Authority. The Company has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.
Section 3.3. Authorization. This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
Section 3.4. No Conflicts. The execution, delivery and performance by the Company of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (b) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the purchase of the Repurchased Shares and the consummation of any other transaction herein contemplated.
Section 3.5. Sufficient Funds. The Company will have, as of the Closing Date, access to legally available funds sufficient to consummate the Repurchase Transaction.
Article 4
MISCELLANEOUS
Section 4.1. Termination. This Agreement may be terminated prior to the Closing only by mutual written consent of the parties.
Section 4.2. Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably request from time to time in order to carry out the purposes of this Agreement.
Section 4.3. Fees and Expenses. Promptly following delivery by the Company to Seller of a written request for payment (but in no event later than two (2) business days following delivery thereof), Seller shall reimburse the Company for any Special Committee Transaction Expenses in immediately available funds to an account designated by the Company in such written request. For purposes of this Agreement, “Special Committee Transaction Expenses” means any reasonable and documented out-of-pocket costs, fees and expenses incurred by the Special Committee, including the fees and expenses of legal and financial advisors to the Special Committee, in connection with the transaction contemplated hereby (but, for the avoidance of doubt, not including any fees that may be payable to the directors serving on the Special Committee); provided that the Special Committee Transaction Expenses shall not exceed $[__] in the aggregate..
Section 4.4. Survival. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.
Section 4.5. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.
Section 4.6. Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.
Section 4.7. No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.
Section 4.8. Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.
Section 4.9. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.
Section 4.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon on the signatures so transmitted to the same extent and effect as if they were original signatures.
Section 4.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
Section 4.12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated thereby; provided, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each of the parties hereby agrees not commence any such action, suit or proceeding other than before one of the above-named courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.13. Notices.
(a)
Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by email or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next business day, (ii) on the next business day if sent by overnight courier and delivered on such business day within ordinary business hours and, if not, the next business day following delivery; and (iii) when received, if received during normal business hours and, if not, the next business day after receipt, if delivered by means other than those specified above. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.

If to Seller, to:
[   ]
Attention: [   ]
Email: [   ]
(with a copy emailed to [   ])
If to the Company:
Clarivate Plc
Friars House
160 Blackfriars Road
London SE1 8EZ United Kingdom
Attention: General Counsel
Email: stephen.hartman@clarivate.com
(with a copy emailed to joseph.hall@davispolk.com)
Section 4.14. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.
[PRIVATE EQUITY SPONSOR]

By:
Name:
Title:
CLARIVATE PLC

By:
Name:
Title:

Appendix D
Non-GAAP Financial Metrics
Non-GAAP financial metrics are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures are useful for investors for the same reasons, these measures are not a substitute for GAAP financial measures or disclosures. We provide reconciliations of these non-GAAP financial metrics to the corresponding most closely related GAAP measure.
Adjusted Revenues, Adjusted Subscription Revenues and Adjusted Transactional Revenues
We present Adjusted Revenues, which excludes the impact of the deferred revenue purchase accounting adjustment (recorded in connection with the separation from Thomson Reuters) and revenues from divestitures. We also present Adjusted Subscription Revenues and Adjusted Transactional Revenues, which exclude the revenues from divestitures. We present these measures because we believe they are useful to readers to better understand the underlying trends in our operations.
Our presentation of Adjusted Revenues, Adjusted Subscription Revenues and Adjusted Transactional Revenues is for informational purposes only and is not necessarily indicative of our future results. You should compensate for these limitations by relying primarily on our GAAP results and only using non-GAAP financial metrics for supplementary analysis.
The following table presents our calculation of Adjusted Revenues for the years ended December 31, 2019, 2018, and 2017 and a reconciliation of this measure to our Revenues, net for the same periods:
	Year Ended December 31,			Change 2019 vs. 2018	Change 2018 vs. 2017
(in thousands, except percentages)	2019	2018	2017	%	%
Revenues, net	$974,345	$968,468	$917,634	0.6%	5.5%
Deferred revenues purchase accounting adjustment	438	3,152	49,673	(86.1)%	(93.7)%
Revenue attributable to IPM Product Line	—	(20,450)	(31,854)	(100.0)%	(35.8)%
Adjusted Revenues	$974,783	$951,170	$935,453	2.5%	1.7%
Adjusted EBITDA and Adjusted EBITDA margin
Adjusted EBITDA is presented because it is a basis upon which our management assesses our performance, and we believe it is useful for investors to understand the underlying trends of our operations. Adjusted EBITDA represents net (loss) income before provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019, non-cash income/(loss) on equity and cost method investments, non-operating income or expense, the impact of certain non-cash, legal settlements and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Adjusted Revenues.
Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that our projections and estimates will be realized in their entirety or at all. In addition, because of these limitations, Adjusted EBITDA should not be considered as a measure of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations. You should compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA and Adjusted EBITDA margin for supplementary analysis.
D-1

The following table presents our calculation of Adjusted EBITDA for the years ended December 31, 2019, 2018 and 2017, and reconciles these measures to our Net loss for the same periods:
	Year Ended December 31,
(in thousands)	2019	2018	2017
Net loss	$(210,977)	$(242,162)	$(263,930)
(Benefit) provision for income taxes	10,201	5,649	(21,293)
Depreciation and amortization	200,542	237,225	228,463
Interest, net	157,689	130,805	138,196
Transition services agreement costs(1)	10,481	55,764	89,942
Transition, transformation and integration expense(2)	24,372	69,185	86,809
Deferred revenues adjustment(3)	438	3,152	49,673
Transaction related costs(4)	46,214	2,457	2,245
Share-based compensation expense	51,383	13,715	17,663
Gain on sale of IPM Product Line	—	(36,072)	—
Tax indemnity asset(5)	—	33,819	—
IPM adjusted operating margin(6)	—	(5,897)	(6,811)
Restructuring(7)	15,670	—	—
Legal Settlement	(39,399)	—	—
Impairment on assets held for sale	18,431	—	—
Other(8)	9,021	5,221	(1,250)
Adjusted EBITDA	$294,066	$272,861	$319,707
Adjusted EBITDA margin	30.2%	28.7%	34.2%
(1)
Includes accruals for payments to Thomson Reuters under the transition services agreement. These costs have decreased substantially in 2019, as we are in the final stages of implementing our standalone company infrastructure.

(2)
Includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other line-item of our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology.

(3)
Reflects deferred revenues fair value accounting adjustment arising from purchase price allocation in connection with our separation from Thomson Reuters in 2016 See “—Factors Affecting the Comparability of Our Results of Operations—Our Transition to Operations as a Standalone Business—Purchase Accounting Impact of Our Separation from Thomson Reuters in 2016.”

(4)	Includes consulting and accounting costs associated with acquisitions and the sale of the IPM Product Line and sale of MarkMonitor business.
(5)	Reflects the write down of a tax indemnity asset.
(6)	Reflects the IPM Product Line’s operating margin, excluding amortization and depreciation, prior to its divestiture in October 2018.
(7)
Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups.

(8)	Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.
Free Cash Flow
We use free cash flow in our operational and financial decision-making and believe free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt.
Our presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations. You should compensate for these limitations by relying primarily on our GAAP results.
We define free cash flow as net cash provided by operating activities less capital expenditures.
D-2

The following table reconciles free cash flow, which is a non-GAAP measure, to net cash provided by operating activities:
	Year Ended December 31,
(in thousands)	2019	2018	2017
Net cash provided by (used in) operating activities	$117,580	$(26,100)	$6,667
Capital expenditures	(69,836)	(45,410)	(37,804)
Free cash flow	$47,744	$(71,510)	$(31,137)
D-3